    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 2002


                                                      REGISTRATION NO. 333-89186
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 7

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       WINDROSE MEDICAL PROPERTIES TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)

                         3502 WOODVIEW TRACE, SUITE 210
                          INDIANAPOLIS, INDIANA 46268
                                 (317) 860-8180
         (Address, Including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                              FREDERICK L. FARRAR
                                   PRESIDENT
                       WINDROSE MEDICAL PROPERTIES TRUST
                         3502 WOODVIEW TRACE, SUITE 210
                          INDIANAPOLIS, INDIANA 46268
                                 (317) 860-8180
                           (317) 860-9190 (TELECOPY)
               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                             ---------------------

                                   COPIES TO:

             DAVID C. WRIGHT, ESQ.                            JOHN A. GOOD, ESQ.
               HUNTON & WILLIAMS                            BASS, BERRY & SIMS PLC
         RIVERFRONT PLAZA, EAST TOWER                     THE TOWER AT PEABODY PLACE
              951 E. BYRD STREET                         100 PEABODY PLACE, SUITE 900
         RICHMOND, VIRGINIA 23219-4074                   MEMPHIS, TENNESSEE 38103-3672
                (804) 788-8200                                  (901) 543-5900
           (804) 788-8218 (TELECOPY)                       (888) 543-5999 (TELECOPY)

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 12, 2002


                                (WINDROSE LOGO)

                            6,700,000 COMMON SHARES
                             ---------------------
     We are a recently formed real estate investment trust that intends to invest in specialty medical properties.

     We are offering 6,700,000 common shares. This is our initial public offering and no public market currently exists for our common shares. We expect the initial public offering price to be $15.00 per share. After pricing this offering, we expect our common shares to trade on the New York Stock Exchange under the symbol "WRS".

     INVESTING IN OUR COMMON SHARES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS. SOME RISKS
INCLUDE:

- Reductions in our lessees' reimbursements from      - Adverse changes in healthcare-related laws
  third party payors
- Concentration of investments in medical properties  - Dependence on lessees for lease payments in Las Vegas, Nevada
- Non-renewal of existing leases                      - Lack of immediate use for a substantial amount of the
                                                        net proceeds of the offering
- Risks associated with debt financing                - Lack of alternative uses for our properties
- Loss of tax status as a REIT                        - Failure or delay in acquiring properties
- Lack of operating history as a REIT                 - Underperformance of our properties

                             ---------------------

                                                              PER SHARE      TOTAL
                                                              ----------   ---------
Public Offering Price.......................................  $            $
Underwriting Discount.......................................  $            $
Proceeds, before expenses, to us............................  $            $

     The underwriters may also purchase up to an additional 1,005,000 common shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus solely to cover over-allotments.

     The underwriters expect to deliver the common shares on           , 2002.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
FERRIS, BAKER WATTS                                MORGAN KEEGAN & COMPANY, INC.
        Incorporated
     STIFEL, NICOLAUS & COMPANY                             SWS SECURITIES
               Incorporated
                The date of this prospectus is           , 2002.

                               PROSPECTUS SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common shares. You should read the entire prospectus, including "Risk Factors," before making a decision to invest in our common shares. Unless indicated otherwise, the information included in this prospectus assumes no exercise of the underwriters' over-allotment option.

     In this prospectus, we often refer to units of partnership interest in Windrose Medical Properties, L.P., our operating partnership. These units will be issued in connection with the formation of our company and acquisition of initial properties and assets. Beginning one year after completion of the offering, units of partnership interest in our operating partnership are redeemable, at the option of the holder, for cash, or at our election, our common shares on a one-for-one basis. Throughout this prospectus, in any discussion of our acquisition of initial properties for consideration which includes units of partnership interest in our operating partnership, or the issuance of warrants, the exercise price of the warrants and the value and number of units are based on an expected initial offering price for the common shares in the offering of $15.00. If the actual initial offering price per common share is greater or less than $15.00, then the number of units of partnership interest included in any consideration paid for initial properties and assets and the exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be adjusted accordingly.

                                  OUR COMPANY

OVERVIEW

     Windrose Medical Properties Trust is a self-managed real estate investment trust, or REIT. We were recently formed to acquire, selectively develop and manage specialty medical properties, such as:

     - medical office buildings;

     - outpatient treatment and diagnostic facilities;

     - physician group practice clinics;

     - ambulatory surgery centers; and

     - specialty hospitals and treatment centers.

     Historically many medical providers have had financial incentives, such as cost based reimbursement plans, to own their properties. Over the past 25 years, our experienced management team has assisted those providers in planning or developing over 600 medical facilities projects in the United States and 14 foreign countries having an aggregate value in excess of $1.7 billion. However, as the system of delivering medical services has evolved, we believe providers have increasingly sought third party ownership of these types of medical properties. This trend creates an attractive opportunity for us to meet the evolving real estate needs of medical care providers by acquiring, selectively developing and leasing a portfolio of specialty medical properties.

     We intend to own our properties and conduct our business through Windrose Medical Properties, L.P., our operating partnership. Upon completion of this offering and the related formation transactions, we will be the sole general partner of, and own a 95.9% interest in, our operating partnership. The initial limited partners of our operating partnership will be certain of the sellers of the initial properties and assets we will acquire in the formation transactions. As sole general partner of our operating partnership, we will have, subject to certain protective rights of limited partners, full, exclusive and complete responsibility and discretion in managing the business of our operating partnership.

THE MARKET FOR SPECIALTY MEDICAL PROPERTIES

     The types of specialty medical properties that we intend to own represent a large and growing segment of the healthcare-related real estate market. According to Real Estate Forum, the market value of outpatient facilities in the United States, which we believe include all types of properties that we intend to own, is estimated to exceed $300 billion. In addition, an estimated $7 billion is spent annually on development and construction of new outpatient facilities. We believe a substantial number of properties meeting our investment criteria will be available for acquisition and development due to a number of emerging trends:

     - De-Centralization: there is a trend toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions;

     - Increasing Regulation: evolving regulatory factors affecting healthcare delivery create an incentive for medical services providers to focus on patient care, leaving real estate ownership, management and operation to third party real estate professionals;

     - Modernization: hospitals are modernizing their facilities and becoming more efficient in the face of declining Medicare and other reimbursement and changing patient demographics;

     - Redeployment of Capital: medical services providers are considering sale/leaseback transactions as an alternative to financing their businesses with debt and are seeking to sell real estate assets to finance equipment needed to provide more comprehensive services to patients and improve overall patient care;

     - Efficient Patient Care: physicians increasingly are seeking to provide a full range of diagnostic and surgical services in a single location for the convenience of both patients and physicians; and

     - Physician Practice Ownership: many local physician groups have reacquired their practices from national physician management companies or have formed larger group practices and are now seeking third party real estate sale/leaseback transactions to generate capital to finance the growth of their practices. In addition, many groups are expanding their revenue bases through ownership in other healthcare businesses housed in specialty medical properties.

     We believe that these trends will continue to lead medical services providers to seek real estate companies with healthcare knowledge and expertise, such as our company, to acquire their existing properties, develop new facilities and lease these specialty medical properties back to the providers.

OUR TEAM

     We have a deep and experienced senior management team, which will make our investment decisions and conduct our business. Our management team has an in-depth understanding of the rapid changes in healthcare delivery, a substantial national and international network of contacts throughout the healthcare industry, and the ability to execute our opportunistic strategy. Although our management team has no experience operating a REIT and has only limited experience in managing a publicly-owned company, our eight senior executive officers average over 20 years of experience in developing, acquiring, operating, managing and financing medical properties. Our senior operating management team, consisting of Fred S. Klipsch, O.B. McCoin and Robin P. Barksdale, has worked together since 1983 in various capacities. Since 1990, these individuals and Frederick L. Farrar, our President and Chief Operating Officer, have owned and operated Windrose International, LLC, or Windrose International, which, through its principal subsidiary, Hospital Affiliates Development Corporation, or HADC, has engaged in the business of designing, developing and managing healthcare properties. We will acquire HADC and certain other assets of Windrose International upon completion of this offering, and the senior leadership of Windrose International and its subsidiaries will become our full-time employees.

OUR OPPORTUNITY

     We intend to take advantage of the opportunities created by the changing healthcare environment to acquire, develop and manage specialty medical properties. To accomplish our objectives, we intend to:

        - leverage our broad network of relationships and industry knowledge;

        - act as a skilled provider of capital and real estate services that can respond quickly to the changing needs of medical services providers;

        - focus our efforts on properties that will benefit from industry trends, particularly medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers;

        - partner with experienced developers who have done significant work in bringing new specialty medical properties to market, adding value through our healthcare industry expertise;

        - lease our properties to tenants with proven operating histories and management teams; and

        - engage in selective development activities.

OUR GROWTH STRATEGY

     We intend to increase our revenues and cash available for distribution to our shareholders by executing a two-pronged strategy of external and internal growth.

     External Growth Strategy.  We intend to acquire and selectively develop:

     - quality medical properties in geographic areas and/or in specialties where demand for medical services is expected to grow for the foreseeable future; and

     - multi-tenant properties located on or near hospital campuses in expanding markets with high occupancy rates and competitive tenant lease terms.

     We will lease single tenant properties under long term master facilities leases to hospitals, operators, physician groups and other healthcare service providers. We will lease multi-tenant properties to medical services providers under individual leases.

     Internal Growth Strategy. We intend to use a number of strategies to grow internally:

     - We intend to grow our tenant revenues by:

      - entering into long term leases with annual contractual rent increases;

      - using all-net leases which allow us to pass through property expense increases to tenants; and

      - increasing rents through renovations and expansions of existing properties.

     - Through HADC, we expect to earn fees from third parties for:

      - property development;

      - facility planning;

      - medical equipment planning and implementation services;

      - real estate brokerage;

      - leasing services; and

      - property management.

     - We also expect to receive income through any carried interests we may receive in projects we develop for third parties.

OUR COMPETITIVE ADVANTAGE

     We believe we have a competitive advantage in identifying, acquiring, developing, owning and leasing attractive specialty medical properties which will benefit from recent industry trends because of our management team's:

     - skill and experience in medical real estate;

     - knowledge and understanding of regulatory and other trends affecting the medical services industry;

     - extensive network of industry relationships;

     - proven capability to acquire existing properties;

     - proven ability to selectively design, develop and lease new facilities to quality tenants at returns more attractive than can be achieved through acquisitions; and

     - significant experience in providing planning, development and management services to the medical services industry.

                               INITIAL PROPERTIES

     We will use the net proceeds of the offering to acquire the following properties, which we currently have under contract, and for future acquisitions.

                          TYPE OF                           SQUARE FOOTAGE
PROPERTY                  PROPERTY         LOCATION         GROSS/RENTABLE   PURCHASE PRICE(1)
--------            --------------------   --------         --------------   -----------------
Park Medical           Medical office      Charlotte, NC    34,000/32,947       $ 5,752,000
Center                    building
Urology Center of    Ambulatory surgery    Germantown, TN   35,361/33,777       $11,100,000(2)
the South             center/physician
                       group practice
                           clinic
Partell Medical        Medical office      Las Vegas, NV    32,118/27,736       $ 7,318,000
Center                    building
Sierra Health       Outpatient treatment   Las Vegas, NV    25,988/25,988       $ 5,975,000(3)(4)
Services (2300 W.      and diagnostic
Charleston               facilities
Boulevard)
Sierra Health       Outpatient treatment   Las Vegas, NV    27,447/27,447       $ 7,484,000(3)(4)
Services (2316 W.      and diagnostic
Charleston               facilities
Boulevard)
Sierra Health       Outpatient treatment   Las Vegas, NV    49,014/49,014       $12,399,000(3)
Services (888 S.       and diagnostic
Rancho Drive)            facilities
Sierra Health       Outpatient treatment   Las Vegas, NV    58,396/58,396       $13,408,000(3)(5)
Services (4475 S.      and diagnostic
Eastern Avenue)          facilities
                                                                                -----------
                                                                   Total:       $63,436,000(6)
                                                                                ===========

---------------

(1) Includes estimated transaction costs.


(2) Urology Center of the South, or UCS, is owned by Brierbrook Partners, LLC, or Brierbrook. The limited liability company interests in Brierbrook consist of Class A interests, which are held by 27 individuals, and the managing member's Class B interest, which is currently held by Med Properties Assets Group, L.L.C., or MPAG. MPAG is wholly owned by Wabash Properties Group, LLC, or Wabash. Fred Klipsch, O.B. McCoin, Charles Lanham, Frederick Farrar, Robin Barksdale, Michael Klipsch and Steve Klipsch own approximately 50.1%, 27.3%, 7.3%, 3.7%, 6.8%, 2.4% and 2.4%, respectively, of Wabash and Windrose International. Immediately prior to consummation of the formation transactions, the owners of Wabash will contribute all of their ownership interests in

    Wabash to Windrose for no additional consideration. Consequently, all the Class B limited liability company interests in Brierbrook will be owned indirectly by Windrose International. In addition, we will acquire 90% of the Class A limited liability company interests in Brierbrook in exchange for an aggregate of 102,267 units of partnership interest in our operating partnership (valued at $1,534,005 based on a value per unit equal to the initial public offering price for our common shares) and $221,000 in cash. Our officers and trustees will receive 58,067 units and no cash in exchange for their Class A limited liability company interests in Brierbrook. In addition, we intend to repay in full the outstanding mortgage debt of approximately $9,000,000 on the property and assume a liability having a fair value, as of June 30, 2002, of approximately $300,000 in connection with an interest rate swap agreement related to the property. Physicians who are members of the Urology Center of the South, P.C., will continue to own 10% of the Class A limited liability company interests in Brierbrook.

(3) Additional consideration for the purchase of the four Sierra properties is the issuance to CB Richard Ellis Corporate Partners LLC, an affiliate of CPSIEM, LLC and CPSIEE, LLC, the unaffiliated third party sellers of these properties, of warrants, exercisable for two years after issuance, to purchase an aggregate of 20,000 of our common shares at a price per share equal to the initial public offering price for our common shares.

(4) The 2300 W. Charleston Boulevard and 2316 W. Charleston Boulevard properties have a combined purchase price and estimated closing costs of $13,459,000. We have allocated the purchase price between the two properties based on gross square footage. The two properties have separate leases.

(5) Includes the issuance of 10,000 units of partnership interest in our operating partnership valued at $150,000 based on the initial public offering price for our common shares.

(6) The aggregate purchase price will be paid as follows:

     - We will assume an aggregate of approximately $8,930,000 in mortgage debt related to two of the properties;

     - We will use approximately $52,541,000 of the net proceeds of the offering to pay the cash portion of the purchase price; and

     - Our operating partnership will issue 112,267 units of partnership interest in our operating partnership (valued at approximately $1,684,000 based on a value per unit equal to the initial public offering price for our common shares).

     We intend to depreciate the real property components of our properties (other than land) for federal income tax purposes using the straight-line method over a useful life of 39 years.

                             FORMATION TRANSACTIONS

     We will commence operations upon completion of the following formation transactions:

     - We will sell 6,700,000 common shares in the offering and will contribute the net proceeds to Windrose Medical Properties, L.P., our operating partnership. We initially will own an approximate 95.9% interest in, and will serve as sole general partner of, our operating partnership.

     - Our operating partnership will use approximately $52.5 million of the net proceeds of the offering to acquire the seven initial properties which we currently have under contract to purchase and to repay loans from Mr. Klipsch and Klipsch Audio, Inc. incurred to fund earnest money deposits for the initial properties. In addition, our operating partnership will issue 112,267 units of partnership interest (including 102,267 units issuable in connection with the Brierbrook transaction described below), valued at approximately $1.7 million based on a value per unit equal to the initial public offering price for our common shares and assume approximately $8.9 million of debt in connection with these acquisitions, and we will issue to CB Richard Ellis Corporate Partners LLC, an affiliate of CPSIEM, LLC and CPSIEE, LLC, the unaffiliated third party sellers of the Sierra properties, warrants to acquire 20,000 of our common shares at a price per share equal to the initial public offering price for our common shares. We will continue to lease these properties to their current tenants.


     - Windrose International will contribute (i) all of the capital stock of its subsidiary, HADC, and (ii) the assets and liabilities of its other subsidiaries engaged in third party property acquisition, development, and property management services, including the managing member's Class B limited liability company interest in Brierbrook, described below, to our operating partnership in exchange for 175,000 units of partnership interest in our operating partnership. Immediately prior to consummation of the formation transactions, Wabash which, like Windrose International, is owned approximately 50.1%, 27.3%, 7.3%, 3.7%, 6.8%, 2.4% and 2.4% by
       Fred Klipsch, O.B. McCoin, Charles Lanham, Frederick Farrar, Robin Barksdale, Michael Klipsch and Steve Klipsch, respectively, will contribute all its ownership interest in MPAG and, consequently, all the Class B limited liability company interests in Brierbrook, to Windrose International for no additional consideration. We will use approximately $807,000 of the net proceeds of the offering to repay indebtedness of HADC. The amount of Windrose International total liabilities we are assuming exceeds the book value of the assets being contributed by Windrose International by approximately $668,000. The employees of HADC and the other Windrose International subsidiaries will become our employees. Messrs. Klipsch, McCoin and Barksdale, who are officers of our company, and Frederick L. Farrar, our President, Charles E. Lanham, who will become a trustee, and members of Mr. Klipsch's family, own all of the interests in Windrose International. Our operating partnership will issue 167,000 of the units of partnership interest directly to the members of Windrose International and 8,000 of the units directly to Windrose International which will distribute those units to certain of our executive officers.


     - Our operating partnership will acquire 90% of the Class A limited liability company interests of Brierbrook in exchange for an aggregate of 102,267 units of partnership interest in our operating partnership (valued at $1,534,005 based on a value per unit equal to the initial public offering price for our common shares) and $221,000 in cash. Our officers and trustees will receive 58,067 units and no cash in exchange for their Class A limited liability company interests in Brierbrook. We also intend to repay in full the outstanding mortgage debt of approximately $9,000,000 on the property and assume a liability having a fair value, as of June 30, 2002, of approximately $300,000 in connection with an interest rate swap agreement related to the property. Physicians who are members of Urology Center of the South, P.C. will continue to own 10% of the Class A limited liability company interests in Brierbrook.

     - In general, we intend to own our properties and conduct substantially all of our business through our operating partnership and its subsidiaries. HADC, which will operate as a taxable REIT subsidiary, or TRS, of our operating partnership will continue its third party facility planning, project management, medical equipment planning and implementation services and related activities which we cannot undertake directly under applicable REIT tax rules.

                             BENEFITS TO AFFILIATES

     Certain of our executive officers and trustees will receive benefits from the formation transactions as follows:

     - In connection with our acquisition of assets and liabilities of Windrose International, our operating partnership will issue to Messrs. Klipsch, Farrar, Lanham, McCoin and Barksdale units of partnership interest in our operating partnership valued at $1,330,965, $84,945, $173,025, $648,840 and $162,210, respectively, based on the initial public offering price for our common shares. In addition, in connection with Windrose International's contribution of assets to our operating partnership, each of Doug Hanson, Daniel R. Loftus, R. Walker Batts and David A. Young, executive officers, will receive from Windrose International units of partnership interest in our operating partnership valued at $30,000 based on the initial public offering price for our common shares.

     - In connection with our acquisition of Class A limited liability company interests in Brierbrook from Messrs. Klipsch, Lanham, McCoin, Batts and Hanson, our operating partnership will issue units of partnership interest to Messrs. Klipsch, Lanham, McCoin, Batts and Hanson having values of $390,000, $260,000, $130,000, $65,000, and $26,000,
       respectively, based on the initial public offering price for our common shares.

     - In connection with our acquisition of assets and liabilities from Windrose International, our operating partnership will assume and repay with proceeds from the offering notes payable to the following:

        - $1,250 note payable to Mr. Barksdale
        - $5,350 note payable to Mr. Farrar
        - $28,530 note payable to Mr. Klipsch
        - $125,000 note and $28,530 note payable to Mr. Lanham and his affiliates

     - In connection with the contribution to our operating partnership of stock of HADC and other assets and liabilities of certain other subsidiaries of Windrose International, we have entered into a contribution agreement with the members of Windrose International which contains tax protection provisions pursuant to which our operating partnership will be required for five years following completion of the offering to retain certain indebtedness and refrain from disposing of certain assets. The purpose of the provisions is to protect the members of Windrose International, including Messrs. Klipsch, Farrar and McCoin, from recognition of taxable income on account of their contribution of interests in Windrose International to the operating partnership.

     - We will use a portion of the proceeds from the offering to repay a demand note to Klipsch Audio, Inc. in the principal amount of $300,000 and bearing interest at the prime rate, the proceeds of which were used to pay earnest money deposits on the initial properties. Mr. Klipsch is a director, executive officer and principal shareholder of Klipsch Audio, Inc.

     - We will use a portion of the proceeds from the offering to repay a demand note to Mr. Klipsch in the principal amount of $400,000 and bearing interest at the prime rate, the proceeds of which were used to pay expenses incurred in connection with the offering and the formation transactions, including earnest money deposits on the initial properties. The principal balance under this note may increase as additional expenses are incurred.

     - We will enter into an Overhead Sharing Agreement with Klipsch Audio, Inc. pursuant to which Klipsch Audio will provide us with office space and certain office support staff services. The term of the agreement is for one year and provides for monthly payments of $17,500 from us to Klipsch Audio.

     - We will redeem 1,000 of our common shares currently owned by Mr. Klipsch for their original purchase price of $10 per share upon completion of the offering.

     The following chart shows the structure of our company following completion of the offering and the formation transactions described above:

                             (WINDROSE FLOW CHART)

     (Windrose Structure Chart: Windrose Medical Properties Trust serves as the general partner of, and owns a 95.9% interest in, Windrose Medical Properties, L.P. The limited partners of Windrose Medical Properties, L.P. own the remaining 4.1% interest in Windrose Medical Properties, L.P. Windrose Medical Properties, L.P. will wholly own six of the initial properties, HADC, a TRS, will be a wholly owned subsidiary of Windrose Medical Properties, L.P. and will perform third party design, development and management services. Brierbrook, which owns Urology Center of the South, is owned by Windrose Medical Properties, L.P. and certain UCS physicians as described in footnote (2) below.)

     (1) Initially there will be 23 limited partners in our operating partnership upon completion of the formation transactions, all of whom will own units of partnership interest in the operating partnership. Beginning one year after completion of the offering, units of partnership interest in the operating partnership are redeemable, at the option of the holder, for cash, or at our election, our common shares on a one-for-one basis. Nine limited partners are our officers and trustees, who collectively initially will own 3.3% of the partnership interests in our operating partnership (226,067 units). Six limited partners are outside investors in Brierbrook, who collectively initially will own 0.5% of the partnership interests (31,200 units). Five limited partners are UCS physicians, who collectively initially will own 0.1% of the partnership interests (13,000 units). The three remaining limited partners will transfer assets to the operating partnership in the formation transactions and collectively initially will own 0.2% of the partnership interests (17,000 units).

     (2) We will acquire the managing member's Class B limited liability company interests in Brierbrook and 90% of the Class A limited liability company interests in Brierbrook. Certain UCS physicians will continue to own the remaining 10% of the Class A limited liability company interests in Brierbrook. The Class B interests have no invested capital. The Class A interests are first entitled to an 8% return on their invested capital and the Class B interests are then entitled to a 2% return on the total Class A invested capital. Additional cash distributions, if any, are then made 80% to Class A interests and 20% to Class B interests.

                                  RISK FACTORS

     You should carefully consider the matters discussed in the "Risk Factors" section beginning on page 11 prior to deciding whether to invest in our common shares. Some of the risks include:

        - Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our lessees and hinder their ability to make rent payments to us.

        - The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our lessees to make lease payments to us.

        - Our real estate investments are concentrated in specialty medical properties, making us more vulnerable economically than if our investments were diversified.

        - Five of our initial seven properties are located in Las Vegas, Nevada, making us vulnerable to changes in economic conditions in that particular market.

        - Dependence on our lessees for rent may adversely impact our ability to make distributions to our shareholders.

        - We do not know if our lessees will renew their existing leases, and if they do not, we may be unable to lease the properties on as favorable terms or at all.

        - We have no specified use for a substantial portion of the net proceeds from the offering.

        - Certain of our properties may not have efficient alternative uses.

        - Our use of debt financing subjects us to significant risks, including refinancing risk and the risk of insufficient cash available for distribution.

        - We may be unable to acquire or may be delayed in acquiring specialty medical properties, including certain initial properties, with the proceeds of the offering, which may result in a reduction in the amount of cash available for distribution to our shareholders.

        - Loss of our tax status as a REIT would have significant adverse consequences to us and the value of our common shares.

        - We have no operating history as a REIT and may not be able to successfully and profitably operate our business.

        - Our acquisitions and development properties may underperform forecasted results, which may harm our financial condition and operating results, and we may not be able to make the distributions required to maintain our REIT status.

                                 DISTRIBUTIONS

     We intend to make regular quarterly distributions to holders of our common shares commencing with a distribution for the fourth quarter of 2002. Distributions will be authorized by our Board of Trustees and declared by us based upon a number of factors, including the amount of funds from operations, our financial condition, debt service requirements, capital expenditure requirements for our properties, our taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors our trustees deem relevant. Our ability to make distributions to our shareholders will depend on our receipt of distributions from our operating partnership and lease payments from our lessees with respect to our properties.

                                   TAX STATUS

     As a REIT we will not incur federal income tax on our earnings to the extent that we distribute those earnings to our shareholders and as long as we meet the tests required by the Internal Revenue Code. However, we will be subject to tax at normal corporate rates on net income or capital gains not distributed to shareholders. Moreover, our TRS will be subject to federal and state income taxation on its taxable income. See "Federal Income Tax Consequences of Our Status as a REIT" beginning on page 80.

                                  THE OFFERING

Common shares offered.......................................  6,700,000
Common shares to be outstanding after the offering..........  6,700,000(1)
Proposed NYSE symbol........................................        WRS

---------------

(1) Does not include (a) 287,267 common shares issuable upon redemption of units of partnership interest in our operating partnership issued in the formation transactions; (b) 126,000 common shares issuable upon exercise of options to be outstanding upon completion of the offering; (c) an aggregate of 20,000 common shares issuable upon exercise of warrants to be issued to the sellers of four of our initial properties; or (d) 24,500 common shares issuable to executive officers only if we achieve annualized basic funds from operations of at least $1.50 per share for the last six months of 2003 based on the number of common shares outstanding upon completion of the offering.

                                USE OF PROCEEDS

     We intend to use approximately $52.5 million of the net proceeds of the offering to fund the purchase prices and transaction costs for the seven properties that we currently have under contract to purchase. Of this amount, we intend to use approximately $9 million to repay mortgage indebtedness. We will use approximately $807,000 of the net proceeds to repay certain indebtedness of HADC. In addition, we intend to use the balance of the net proceeds for general corporate purposes, including the acquisition of specialty medical properties. Pending such uses, we will invest the net proceeds in interest-bearing, short-term investment grade securities or money market accounts, which are consistent with our intention to qualify as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                             ---------------------

     We were organized in March 2002 as a Maryland real estate investment trust with perpetual existence. We have no operating history. Our operating partnership was organized as a Virginia limited partnership in May 2002 and has no operating history. Our taxable REIT subsidiary, HADC, was organized as an Indiana corporation in 1989. Our corporate offices are located at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268. Our telephone number is (317) 860-8180.

                                  RISK FACTORS

     An investment in our common shares involves significant risks. In addition to other information in this prospectus, you should carefully consider the following factors before investing in our common shares offered hereby.

RISKS RELATING TO THE HEALTHCARE INDUSTRY

  REDUCTIONS IN REIMBURSEMENT FROM THIRD PARTY PAYORS, INCLUDING MEDICARE AND MEDICAID, COULD ADVERSELY AFFECT THE PROFITABILITY OF OUR LESSEES AND HINDER THEIR ABILITY TO MAKE RENT PAYMENTS TO US.

     Sources of revenue for our lessees and operators may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

     The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that our lessees will continue to experience a shift in payor mix away from fee-for-service payors resulting in an increase in the percentage of revenues attributable to managed care payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our lessees, which could negatively affect our ability to make distributions to our shareholders.

  THE HEALTHCARE INDUSTRY IS HEAVILY REGULATED, AND NEW LAWS OR REGULATIONS, CHANGES TO EXISTING LAWS OR REGULATIONS, LOSS OF LICENSURE OR FAILURE TO OBTAIN LICENSURE COULD RESULT IN THE INABILITY OF OUR LESSEES TO MAKE LEASE PAYMENTS TO US.

     The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our lessees generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our lessees to make lease payments to us and our ability to make distributions to our shareholders.

     Many of our medical properties and their lessees may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license would prevent a facility from operating in the manner intended by the lessee. These events could materially adversely affect the facility operator's ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare facilities, by requiring a CON or other similar approval.

  OUR REAL ESTATE INVESTMENTS ARE CONCENTRATED IN SPECIALTY MEDICAL PROPERTIES, MAKING US MORE VULNERABLE ECONOMICALLY THAN IF OUR INVESTMENTS WERE DIVERSIFIED.

     As a REIT we will invest primarily in real estate. Within the real estate industry, we intend primarily to acquire or selectively develop and own specialty medical properties. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest primarily in specialty medical properties.
A downturn in the real estate industry could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees' ability to make lease payments to us and our ability to make distributions to our shareholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or outside of specialty medical properties.

  ADVERSE TRENDS IN HEALTHCARE PROVIDER OPERATIONS MAY NEGATIVELY AFFECT OUR LEASE REVENUES AND OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

     The healthcare industry is currently experiencing:

     - changes in the demand for and methods of delivering healthcare services;

     - changes in third party reimbursement policies;

     - significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

     - continuing pressure by private and governmental payors to reduce payments to providers of services; and

     - increased scrutiny of billing, referral and other practices by federal and state authorities.

     These factors may adversely affect the economic performance of some or all of our lessees and, in turn, our lease revenues and our ability to make distributions to our shareholders.

  OUR LESSEES ARE SUBJECT TO FRAUD AND ABUSE LAWS, THE VIOLATION OF WHICH BY A LESSEE MAY JEOPARDIZE THE LESSEE'S ABILITY TO MAKE RENT PAYMENTS TO US.

     The federal government and numerous state governments have passed laws and regulations that attempt to eliminate healthcare fraud and abuse by prohibiting business arrangements that induce patient referrals or the ordering of specific ancillary services. In addition, the Balanced Budget Act of 1997 strengthened the federal anti-fraud and abuse laws to provide for stiffer penalties for violations. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from federal and state healthcare programs. Imposition of any of these penalties upon one of our lessees could jeopardize the lessee's ability to operate a facility or to make rent payments, thereby potentially adversely affecting us. Our lease arrangements with certain lessees may also be subject to these fraud and abuse laws.

RISKS RELATING TO OUR BUSINESS, GROWTH STRATEGY AND ORGANIZATIONAL STRUCTURE

  WE HAVE NO SPECIFIED USE FOR A SUBSTANTIAL PORTION OF THE NET PROCEEDS FROM THE OFFERING.

     We have no specific designated use for approximately $37.9 million of the net proceeds from the offering and there can be no assurance that we will be able to identify or acquire additional properties which meet our acquisition criteria. As a result, amounts available for distribution to our shareholders may be adversely affected.

  WE MAY BE UNABLE TO ACQUIRE OR MAY BE DELAYED IN ACQUIRING SPECIALTY MEDICAL PROPERTIES WITH THE PROCEEDS OF THE OFFERING, WHICH MAY RESULT IN A REDUCTION IN THE AMOUNT OF CASH AVAILABLE FOR DISTRIBUTION TO OUR SHAREHOLDERS.

     Other than the seven initial properties, we currently have no other specific properties under contract for acquisition, and we may be unable to acquire or may be delayed for a substantial period of time in acquiring with the proceeds of the offering medical properties that will generate attractive returns. Moreover, certain of the contracts pursuant to which we expect to acquire certain initial properties are subject to conditions that must be satisfied by the sellers of those properties at or prior to closing. Those conditions may not be satisfied prior to closing of the offering, or at all. Until those conditions are satisfied, we may not acquire those initial properties, which could adversely affect cash available for distribution to our shareholders. Pending the use of the net proceeds to make investments in medical properties, we will invest in short-term income producing securities that generally will provide us with a lower rate of return than investing in income producing real estate. As a result, our inability to acquire, or delays in acquiring, appropriate properties (including certain of the initial properties) may reduce the amount of cash available per share for distributions to our shareholders.

  DEPENDENCE ON OUR LESSEES FOR RENT MAY ADVERSELY IMPACT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

     As a REIT operating in the healthcare industry, we are not permitted by current tax law to operate or manage the businesses conducted in our facilities. Accordingly, we will exclusively rely on rent payments from our lessees for cash with which to make distributions to shareholders. We have no control over the success or failure of our lessees' businesses. Reductions in the net operating income of our lessees may adversely affect the ability of our lessees to make rent payments to us and thus our ability to make anticipated distributions to our shareholders. Failure on the part of a lessee to comply materially with the terms of a lease would give us the right to terminate our lease with that lessee, repossess the applicable property and enforce the payment obligations under the lease. However, we then would be required to find another lessee. There can be no assurance that we would be able to find another lessee or that, if another lessee were found, we would be able to enter into a lease on favorable terms.

     Significant adverse changes in the operations of any property, or the financial condition of any lessee, could have a material adverse effect on our ability to collect rent payments and, accordingly, on our ability to make distributions to our shareholders. A significant amount of the rental income from the initial properties will be derived from a single tenant, Sierra Health Services, Inc., or Sierra. If Sierra were to experience financial difficulties, our lease revenues and our ability to make distributions to our shareholders could be adversely affected.

  WE DO NOT KNOW IF OUR LESSEES WILL RENEW THEIR EXISTING LEASES, AND IF THEY DO NOT, WE MAY BE UNABLE TO LEASE THE PROPERTIES ON AS FAVORABLE TERMS OR AT ALL.

     We cannot predict whether existing leases of our properties will be renewed at the end of their lease terms which expire at various times beginning in 2002 through 2022. If these leases are not renewed, we would be required to find other lessees for those properties. There can be no assurance that we would be able to enter into leases with new lessees on terms as favorable to us as the current leases or that we would be able to lease those properties at all.

  CERTAIN OF OUR PROPERTIES MAY NOT HAVE EFFICIENT ALTERNATIVE USES.

     Some of our properties, such as our ambulatory surgery centers, are specialized medical facilities. If we or our lessees terminate the leases for these properties or our lessees lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues and/or additional capital expenditures occurring as a result could hinder our ability to make distributions to our shareholders.

  OUR BUSINESS IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE
  SUCCESSFULLY.

     We will compete for development opportunities and opportunities to purchase medical properties with, among others:

     - private investors;

     - healthcare providers, including physicians;

     - healthcare-related REITs;

     - real estate partnerships;

     - financial institutions; and

     - local developers.

     Many of these competitors have substantially greater financial and other resources than we have and may have better relationships with lenders and sellers. We intend to adhere to our acquisition strategy and criteria. However, increased competition for medical properties from competitors, including other REITs, may adversely affect our ability to acquire specialty medical properties and the price we pay for properties. If we are unable to acquire properties or if we pay too much for properties, our revenue and earnings growth and/or financial return could be adversely affected. Our initial properties will face competition from other nearby facilities that provide services comparable to those offered at our facilities. Some of those facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. Those types of support are not available to our facilities. In addition, competing healthcare facilities located in the areas served by our facilities may provide health services that are not available at our facilities. From time to time, referral sources, including physicians and managed care organizations, may change their lists of healthcare facilities to which they refer patents, which could adversely affect our rental revenues.

  OUR USE OF DEBT FINANCING SUBJECTS US TO SIGNIFICANT RISKS, INCLUDING REFINANCING RISK AND THE RISK OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION.

     Our Declaration of Trust and other organizational documents do not limit the amount of debt we may incur. Our Board of Trustees has established an initial target debt level in the range of 50-55% of the appraised value of our assets. However, our Board of Trustees may modify our target debt level at any time without shareholder approval. Debt, whether with recourse to us generally or only with respect to a particular property, creates an opportunity for increased net income, but at the same time creates risks. For example, variable rate debt can reduce the cash available for distribution to shareholders in periods of rising interest rates. We intend to incur debt only when we believe it will enhance our risk-adjusted returns. However, we cannot assure you that our use of financial leverage will prove to be beneficial. Upon completion of the offering and the acquisition of our seven initial properties, we will assume mortgage debt of approximately $8.9 million, and we expect to enter into a $25 million credit facility following completion of the offering. We may borrow under the credit facility or from other lenders in the future, or we may issue corporate debt securities in public or private offerings. Some of these additional borrowings may be secured by our properties. In addition, in connection with debt-financing, we may be subject to covenants that restrict our operations. There can be no assurance that we will be able to meet our debt service obligations or restrictive covenants and, to the extent that we cannot, we risk the loss of some or all of our properties to foreclosure.

     We anticipate that much of our debt will be non-amortizing and payable in balloon payments. Therefore, we will likely need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital or sales of properties, our cash flow may not be sufficient to repay all maturing debt in years when significant "balloon" payments come due. Additionally, under the terms of much of the debt that we have assumed, we may incur significant yield maintenance penalties if we choose to prepay the debt.

  CONFLICTS OF INTEREST COULD RESULT IN AN EXECUTIVE OFFICER OR A TRUSTEE ACTING OTHER THAN IN OUR BEST INTEREST.

     As described further below, our executive officers and trustees have conflicts of interest in connection with:

     - the formation transactions;

     - their duties to us and the limited partners of our operating partnership; and

     - allocation of their time between our business and affairs and their other business interests.

     Conflicts of interest in connection with the formation transactions may lead to decisions that are not in our best interest. Four of our executive officers, Messrs. Klipsch, McCoin, Barksdale and Farrar, one of whom also serves as a trustee (Mr. Klipsch), and one trustee who is not an executive officer (Mr. Lanham) currently own, directly or indirectly, all of the equity interests in Windrose International. We will acquire certain assets and liabilities of Windrose International, including the stock of HADC, in exchange for an aggregate of 175,000 units of partnership interest in our operating partnership upon completion of this offering. Additionally, four of our executive officers, Messrs. Klipsch, McCoin, Batts and Hanson, and Mr. Lanham, who will serve as a trustee, own approximately 45% of the Class A limited liability company interests in Brierbrook Partners. We will acquire the Class A limited liability company interests in Brierbrook Partners owned by these officers and trustees in exchange for an aggregate of 58,067 units of partnership interest upon the completion of this offering. Messrs. Klipsch, McCoin, Barksdale, Farrar and Lanham will own approximately 1.6%, 0.7%, 0.2%, 0.1%, and 0.4% of the equity interests in our operating partnership, respectively, upon completion of the offering and the formation transactions. The terms and conditions of these purchases were not negotiated in arm's length transactions and it is possible that we could realize less value from these assets than our purchase price would warrant. Additionally, our trustees and executive officers have unrealized gains associated with their interests in these assets, and, as a result, any sale of these assets or refinancing or prepayment of principal on the indebtedness assumed by us in purchasing these assets may cause adverse tax consequences to some of our trustees and executive officers. These individuals may not be supportive of the disposition or refinancing of these properties when it might otherwise be the optimal time for us to do so.

     Our trustees may have conflicting duties. Our trustees may have conflicting duties because, in their capacities as our trustees, they have a duty to us, and in our capacity as general partner of our operating partnership, they have a fiduciary duty to the limited partners of the operating partnership. Conflicts may arise when interests of our shareholders and the limited partners of the operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners, such as upon the sale of assets or the repayment of indebtedness. The partnership agreement of the operating partnership contains a provision requiring the general partner to resolve, to the extent possible, in favor of our shareholders, any matters in which there is a conflict between the rights of the limited partners of the operating partnership and the rights of our shareholders. It may not always be possible, however, for a resolution to be reached which favors our shareholders.

     Some of our trustees and executive officers have other business interests that may hinder their ability to spend adequate time on our business. Mr. Klipsch, Chairman of our Board of Trustees and our Chief Executive Officer, also serves as the Chairman of the Board of Directors of Klipsch Audio, Inc. Mr. Farrar, our President and Chief Operating Officer, also serves as Executive Vice President of Klipsch Audio, Inc. Although Messrs. Klipsch and Farrar intend to devote substantially all of their time to managing our company, as a result of their management obligations with this other company, Messrs. Klipsch and Farrar may find it difficult to allocate their time between this other company and us. If Messrs. Klipsch and Farrar do not allocate sufficient time to the management of our operations, it could jeopardize our ability to execute our business plan.

  PROVISIONS OF MARYLAND LAW, OUR DECLARATION OF TRUST AND OUR BYLAWS MAY DETER CHANGES IN MANAGEMENT AND THIRD PARTY ACQUISITION PROPOSALS OR CAUSE DILUTION.

     Our ownership limitations may restrict business combination opportunities. To qualify as a REIT under the Internal Revenue Code, no more than 50% of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer persons during the last half of each taxable year (other than our first REIT taxable year). To preserve our REIT qualification, our Declaration of Trust generally prohibits direct or indirect ownership by any person of more than 9.9% of the number of outstanding shares of any class of our securities, including our common shares. Generally, common shares owned by affiliated owners will be aggregated for purposes of the ownership limitation. Any transfer of our common shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Instead, such common shares will be designated as "shares-in-trust" and transferred automatically to a trust effective on the day before the purported transfer of such shares. The beneficiary of a trust will be one or more charitable organizations named by us. The ownership limitation could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of common shares might receive a premium for their common shares over the then-current market price or which such holders otherwise might believe to be in their best interests. The ownership limitation provisions also may make our common shares an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of more than 9.9% in value of our shares. See "Description of Shares of Beneficial Interest -- Restrictions on Ownership and Transfer" beginning on page 69.

     The Declaration of Trust contains a provision that creates staggered terms for our Board of Trustees. Our Board of Trustees is divided into three classes. The initial terms of our Class I, Class II and Class III trustees will expire at the annual meeting of shareholders in each of 2003, 2004, and 2005, respectively. Trustees of each class are elected for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders at the annual meeting of shareholders. Moreover, such trustees generally may not be removed as trustees until the end of their terms except for cause. The staggered terms of trustees may delay, defer or prevent a tender offer, a change in control or other transaction in which holders of common shares might receive a premium for their common shares over the then-current market price or which such holders otherwise might believe to be in their best interests.

     The Maryland Business Combination Act may discourage a third party from acquiring us. Under the Maryland General Corporation Law, as amended (MGCL), as applicable to REITs, certain "business combinations" (including certain issuances of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate thereof are prohibited for five years after the most recent date on which the person or affiliate acquired at least ten percent of the voting power of the trust's shares. Thereafter, any business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. These provisions could delay, deter or prevent a change of control or other transaction in which holders of our common shares might receive a premium for their common shares above the then-current market price or which such shareholders otherwise might believe to be in their best interests.

     Our Board of Trustees may issue additional shares that may cause dilution. Our Declaration of Trust authorizes the Board of Trustees, without shareholder approval, to:

     - amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that we have the authority to issue;

     - cause us to issue additional authorized but unissued common shares or preferred shares; and

     - classify or reclassify any unissued common or preferred shares and to set the preferences, rights and other terms of such classified or reclassified shares, including the issuance of additional common shares or preferred shares that have preference rights over the common shares with respect to dividends, liquidation, voting and other matters.

     Future issuances of equity securities may cause our shareholders to experience further dilution.

     Our Board of Trustees may issue preferred shares with terms that may discourage a third party from acquiring us. Although our Board of Trustees has no present intention to do so, it could establish one or more series of preferred shares that could, depending on the terms of such series, delay, deter or prevent a change in control or other transaction in which holders of our common shares might receive a premium for their common shares over the then-current market price or which such holders otherwise might believe to be in their best interests.

     Our Declaration of Trust and Bylaws also contain other provisions that may delay or prevent a change of control or other transaction in which holders of our common shares might receive a premium for their common shares over the then-current market price or which such holders otherwise might believe to be in their best interests.

  TWO OF OUR EXECUTIVE OFFICERS HAVE AGREEMENTS THAT PROVIDE THEM WITH BENEFITS IN THE EVENT THEIR EMPLOYMENT IS TERMINATED FOLLOWING A CHANGE IN CONTROL OF OUR COMPANY.

     We have entered into agreements with Messrs. Klipsch and Farrar that provide them with severance benefits if their employment ends under certain circumstances following a change in control of our company. These benefits and related tax indemnity could prevent or deter a change in control of the company that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

  WE HAVE NO OPERATING HISTORY AS A REIT AND MAY NOT BE ABLE TO SUCCESSFULLY AND PROFITABLY OPERATE OUR BUSINESS.

     We are a recently formed company. Although our executive officers and some of our trustees have experience in developing, financing and purchasing medical properties, they have no experience operating a REIT and, other than our Chairman, have limited experience in managing a publicly owned company. Therefore, you should be especially cautious in drawing conclusions about the ability of our management team to execute our business plan.

  OUR BOARD OF TRUSTEES MAY CHANGE OUR INVESTMENT AND OPERATIONAL POLICIES WITHOUT A VOTE OF OUR COMMON SHAREHOLDERS.

     Our major policies, including our policies with respect to acquisitions, financing, growth, operations, debt limitation and distributions, are determined by the Board of Trustees. The Board of Trustees may amend or revise these and other policies from time to time without a vote of the holders of the common shares. Investment and operational policy changes could adversely affect the market price of our common shares and our ability to make distributions to our shareholders.

  FIVE OF OUR SEVEN INITIAL PROPERTIES ARE LOCATED IN LAS VEGAS, NEVADA, MAKING US VULNERABLE TO CHANGES IN ECONOMIC CONDITIONS IN THAT PARTICULAR MARKET.

     Five of our seven initial properties are located in Las Vegas, Nevada. As a result, localized adverse events or conditions, such as an economic recession or overbuilding in the local real estate market, could have a significant adverse effect on the operations of our properties, and ultimately on the amounts available for distribution to shareholders.

  WE DEPEND ON KEY PERSONNEL, THE LOSS OF WHICH MAY THREATEN OUR ABILITY TO OPERATE OUR BUSINESS SUCCESSFULLY.

     We depend on the services of our existing senior management to carry out our business and investment strategies. Our eight senior executive officers average over 20 years of experience in developing, acquiring, operating, managing and financing medical properties and have extensive contacts throughout the industry. If we were to lose any of our senior executive officers, particularly Messrs. Klipsch, Farrar or McCoin, it may be more difficult to locate attractive acquisition targets or manage the properties that we acquire. Additionally, as we expand, we will continue to need to attract and retain qualified additional senior management. The loss of the services of any of our senior management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

  OUR BOARD OF TRUSTEES AND MANAGEMENT MAKE DECISIONS ON OUR BEHALF, AND SHAREHOLDERS HAVE LIMITED MANAGEMENT RIGHTS.

     Common shareholders have no right or power to take part in our management except through the exercise of voting rights on certain specified matters. The Board of Trustees is responsible for our management and strategic business direction, and management is responsible for our day-to-day operations. Certain policies of our Board of Trustees may not be consistent with the immediate best interests of shareholders.

  SHARES AVAILABLE FOR FUTURE SALE MAY HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR COMMON SHARES.

     Sales of a substantial number of our common shares, or the perception that such sales could occur, could adversely affect prevailing market prices of our common shares. Upon completion of the offering and the formation transactions, there will be 287,267 outstanding operating partnership units held by limited partners. These units will be redeemable, at the election of the holder, for cash, or, at our election, our common shares beginning one year after the closing of the offering. Upon the redemption of operating partnership units, any common shares received therefor may be sold in the public market pursuant to shelf registration statements that we are obligated to file on behalf of the limited partners of our operating partnership, or pursuant to any available exemption from registration.

  WE ARE THE GENERAL PARTNER OF OUR OPERATING PARTNERSHIP AND MAY BECOME LIABLE FOR THE DEBTS AND OTHER OBLIGATIONS OF THIS PARTNERSHIP BEYOND THE AMOUNT OF OUR INVESTMENT.

     We are the general partner of our operating partnership, Windrose Medical Properties, L.P., and initially will own an approximately 95.9% interest in the operating partnership upon completion of the offering and the formation transactions. As general partner, we are liable for the partnership's debts and other obligations. If the partnership is unable to pay its debts and other obligations, as general partner we will be liable for such debts and other obligations beyond the amount of our investment in the partnership. These obligations could include unforeseen contingent liabilities.

  THE MARKET VALUE OF OUR COMMON SHARES COULD DECREASE BASED ON OUR PERFORMANCE AND MARKET PERCEPTION AND CONDITIONS.

     The market value of our common shares may be based primarily upon the market's perception of our growth potential and current and future cash dividends, and may be secondarily based upon the real estate market value of our underlying assets. The market price of our common shares is influenced by the dividend on our common shares relative to market interest rates. Rising interest rates may lead potential buyers of our common shares to expect a higher dividend rate, which would adversely affect the market price of our common shares. In addition, rising interest rates would result in increased interest expense on variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

TAX RISKS

  LOSS OF OUR TAX STATUS AS A REIT WOULD HAVE SIGNIFICANT ADVERSE CONSEQUENCES TO US AND THE VALUE OF OUR COMMON SHARES.

     We currently intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Internal Revenue Code. Our qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding common shares, the nature of our assets, the sources of our income and the amount of our distributions to our shareholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations, or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election, which it may do without shareholder approval.

     If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce the funds available for distribution to you because:

     - we would not be allowed a deduction for distributions to shareholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

     - we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

     - unless we are entitled to relief under statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

     In addition, if we fail to qualify as a REIT, all distributions to shareholders would be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits, we would not be required to make distributions to shareholders and corporate distributees might be eligible for the dividends received deduction.

     As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our common shares.

  FAILURE TO MAKE REQUIRED DISTRIBUTIONS WOULD SUBJECT US TO TAX.

     In order to qualify as a REIT, each year we must distribute to our shareholders at least 90% of our taxable income, other than any net capital gain. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

     - 85% of our ordinary income for that year;

     - 95% of our capital gain net income for that year; and

     - 100% of our undistributed taxable income from prior years.

     We intend to pay out our income to our shareholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, we may borrow to pay distributions to our shareholders and the limited partners of our operating partnership. Any funds that we borrow would subject us to interest rate and other market risks.

RISKS RELATING TO REAL ESTATE INVESTMENTS

  ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD SIGNIFICANTLY IMPEDE OUR ABILITY TO RESPOND TO ADVERSE CHANGES IN THE PERFORMANCE OF OUR PROPERTIES AND HARM OUR FINANCIAL CONDITION.

     Real estate investments are relatively illiquid. Our ability to quickly sell or exchange any of our medical properties in response to changes in economic and other conditions will be limited. No assurances can be given that we will recognize full value for any property that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.

  OUR ACQUISITIONS AND DEVELOPMENT PROPERTIES MAY UNDERPERFORM FORECASTED RESULTS, WHICH MAY HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS, AND WE MAY NOT BE ABLE TO MAKE THE DISTRIBUTIONS REQUIRED TO MAINTAIN OUR REIT STATUS.

     We intend to pursue acquisitions of additional properties and to selectively develop new properties. Acquisitions and development entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to develop and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. We anticipate that acquisitions and development will largely be financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuances of equity securities. Because we must distribute at least 90% of our taxable income each year to maintain our qualification as a REIT, our ability to rely upon income from operations or cash flow from operations to finance our growth and acquisition activities will be limited. Accordingly, if we are unable to obtain funds from borrowings or the capital markets to finance our acquisition and development activities, our ability to grow could be curtailed, amounts available for distribution to shareholders could be adversely affected and we could be required to reduce distributions.

  PROPERTIES WITH LIMITED OPERATING HISTORY MAY NOT ACHIEVE FORECASTED RESULTS WHICH COULD HINDER OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR SHAREHOLDERS.

     Newly-developed or newly-renovated properties do not have the operating history that would allow our management to make objective pricing decisions in acquiring these properties (including properties which may be acquired from certain of our executive officers, trustees and their affiliates). The purchase prices of these properties are based upon projections by management as to the expected operating results of such properties, subjecting us to risks that such properties may not achieve anticipated operating results or may not achieve these results within anticipated time frames.

  IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF OUR INSURANCE COVERAGE LIMITS, WE COULD LOSE INVESTMENT CAPITAL AND ANTICIPATED PROFITS.

     We will maintain or require our lessees to maintain comprehensive insurance on each of our properties. Insurance coverages on a property will include liability and fire insurance and extended coverage insurance in amounts sufficient to permit the replacement of the property in the event of a total loss, subject to applicable deductibles. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism, that may be uninsurable or not insurable at a price we can afford. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it impracticable to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds we receive might not be adequate to restore our economic position with respect to the affected property. If any of these or similar events occur, it may reduce our return from the property and the value of our investment.

  CAPITAL EXPENDITURES FOR PROPERTY RENOVATION MAY BE GREATER THAN FORECASTED AND MAY ADVERSELY IMPACT RENT PAYMENTS BY OUR LESSEES' AND OUR ABILITY TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

     Properties, particularly those that consist of older structures, have an ongoing need for renovations and other capital improvements, including periodic replacement of furniture, fixtures and equipment. Under the terms of our multi-tenant property leases, we generally are obligated to pay the cost of expenditures for items that are necessary for the continued operation of our properties and that are classified under generally accepted accounting principles as capital items. If these capital expenditures exceed our estimates, the additional costs could have an adverse effect on amounts available for distribution to shareholders. In addition, we may acquire properties in the future that require significant renovation. Renovation of properties involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from properties.

  ALL OF OUR MEDICAL PROPERTIES ARE SUBJECT TO PROPERTY TAXES THAT MAY INCREASE IN THE FUTURE AND ADVERSELY AFFECT OUR BUSINESS.

     Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Our leases generally provide that the property taxes are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our lessees may be unable to make the required tax payments, ultimately requiring us to pay the taxes. If we incur these tax liabilities, our ability to make expected distributions to our shareholders could be adversely affected.

  OUR PERFORMANCE AND THE PRICE OF OUR COMMON SHARES WILL BE AFFECTED BY RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY.

     Factors that may adversely affect the economic performance and value of our operations include:

     - changes in the national, regional and local economic climate;

     - local conditions such as an oversupply of, or a reduction in demand for, medical office space, outpatient treatment and diagnostic facilities, physician practice group clinics, ambulatory surgery centers and specialty hospitals and treatment centers;

     - attractiveness of our properties to physicians and other types of lessees; and

     - competition from other medical office buildings, outpatient treatment facilities, physician practice group clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

  AS THE OWNER AND LESSOR OF REAL ESTATE, WE ARE SUBJECT TO RISKS UNDER ENVIRONMENTAL LAWS, THE COMPLIANCE WITH WHICH AND ANY VIOLATION OF WHICH, COULD MATERIALLY ADVERSELY AFFECT US.

     Our operating expenses could be higher than anticipated due to the cost of complying with existing and future environmental and occupational health and safety laws and regulations. Various environmental laws may impose liability on a current or prior owner or operator of real property for removal or remediation of hazardous or toxic substances. Current or prior owners or operators may also be liable for government fines and damages for injuries to persons, natural resources and adjacent property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence or disposal of the hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to our shareholders and could exceed the value of all of our properties. In addition, the presence of hazardous or toxic substances, or the failure of our tenants to properly dispose of or remediate such substances, including medical waste generated by physicians and our other healthcare tenants, may adversely affect our tenants or our ability to use, sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenue and our financing ability. We intend to obtain Phase I environmental assessments on all of the initial properties and any future properties we acquire. However, even if the Phase I environmental assessment reports do not reveal any material environmental contamination, it is nonetheless possible that material environmental liabilities may exist of which we are unaware.

     Although the leases covering our properties generally require the lessees to comply with laws and regulations governing their operations, including the disposal of medical waste, and to indemnify us for certain environmental liabilities, the scope of their obligations may be limited. We cannot assure you that our lessees would be able to fulfill their indemnification obligations. In addition, environmental and occupational health and safety laws constantly are evolving, and changes in laws, regulations or policies, or changes in interpretations of the foregoing, could create liabilities where none exist today.

  COST ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OPERATING RESULTS.

     Under the Americans with Disabilities Act of 1993, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we believe that our properties are substantially in compliance with these requirements, a determination that we are not in compliance with the Americans with Disabilities Act could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the properties, including changes to building codes and fire and life-safety codes, may occur. If we were required to make substantial modifications at the properties to comply with the Americans with Disabilities Act or other changes in governmental rules and regulations, our ability to make expected distributions to our shareholders could be adversely affected.

RISKS RELATING TO THIS OFFERING

  THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON SHARES AND OUR STOCK PRICE COULD BE VOLATILE AND COULD DECLINE SUBSTANTIALLY FOLLOWING THIS OFFERING.

     Prior to this offering, there has not been any public market for our common shares, and an active trading market for our common shares may never develop or be sustained. The initial public offering price of our common shares has been determined by negotiations with the underwriters, and there can be no assurance that our common shares will not trade at or below the initial public offering price in the future. The stock markets, including the New York Stock Exchange, on which we will apply to have our common shares listed, have experienced significant price and volume fluctuations. Moreover, the market price of our common shares could decline and you may not be able to resell your shares at or above the initial public offering price. Even if an active trading market develops, the market price of our common shares may be highly volatile and could be subject to wide fluctuations after this offering. Some of the factors that could negatively affect our share price include:

     - actual or anticipated variations in our quarterly operating results;

     - changes in our funds from operations or earnings estimates or publication of research reports about us or the real estate industry;

     - increases in market interest rates may lead purchasers of our shares to demand a higher yield;

     - changes in market valuations of similar companies;

     - adverse market reaction to any increased indebtedness we incur in the future;

     - additions or departures of key management personnel;

     - actions by institutional shareholders;

     - speculation in the press or investment community; and

     - general market and economic conditions.

  IF YOU PURCHASE COMMON SHARES IN THIS OFFERING, YOU WILL EXPERIENCE IMMEDIATE DILUTION.

     The initial public offering price of our common shares is higher than the book value per share of our common shares outstanding upon completion of the offering. Accordingly, if you purchase common shares in the offering, you will experience immediate dilution of approximately $1.81 in book value per common share. This means that investors who purchase shares in the offering will:

     - pay a price per share that exceeds the book value of our assets after subtracting our liabilities; and

     - in the aggregate, contribute 100% of the total amount of our funding but will own only 95.9% of our fully-diluted equity interests.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects including those described under "Prospectus Summary," "Our Company" and "Our Opportunity." You can generally identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. These forward-looking statements are subject to various risks and uncertainties, including those discussed above under "Risk Factors," and could cause our actual results to differ materially from those projected in any forward-looking statement we make. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  OUR COMPANY

OVERVIEW

     We were organized in March 2002 as a Maryland real estate investment trust with perpetual existence and intend to elect to be taxed as a REIT. We intend to invest in specialty medical properties and to capitalize on the experience and expertise of our management team in selectively acquiring, planning, developing and managing medical facilities. We will use the proceeds from this offering to acquire seven medical properties that we currently have under contract. We intend to invest in specialty medical properties such as:

     - medical office buildings;

     - outpatient treatment and diagnostic facilities;

     - physician group practice clinics;

     - ambulatory surgery centers; and

     - specialty hospitals and treatment centers.

     Our initial seven properties consist of two medical office buildings, one ambulatory surgery center/physician group practice clinic with medical office space, and four outpatient treatment and diagnostic facilities.

HISTORY

     Although our management team has no experience operating a REIT and has only limited experience in managing a publicly owned company, our management team has extensive experience in the medical properties industry. Hospital Affiliates Development Corporation, or HADC, was formed in 1976 as a wholly owned subsidiary and development arm of Hospital Affiliates International, Inc., or HAI. Mr. McCoin, our Executive Vice President, joined HADC as a project manager in 1977, later becoming Vice President of Construction Services in 1977. In 1981, HAI merged with Hospital Corporation of America, or HCA. Subsequent to that merger, HADC's management team acquired HADC's healthcare development business from HCA and continued to plan and develop medical facilities with healthcare providers throughout the United States.

     From 1983 to 1986, HADC, served as the primary development firm for The Forum Group, a major operator of hospitals and senior living facilities based in Indianapolis, Indiana. This began a now twenty-year business relationship between Mr. Klipsch, our Chief Executive Officer and then Chief Operating Officer of the Forum Group, and the management of HADC, including Mr. McCoin, then President of HADC. During this three-year period, HADC planned and developed over 20 projects for the Forum Group. In 1986, Forum sold its acute care hospital operations to HCA.

     In 1987, seeking to build upon its previous development experience with the Forum Group, HADC formed a partnership with Liberty Mutual Insurance Company, and HADC was merged with Affiliates Group Inc., a holding company that included Retirement Living Affiliates, an operator of senior living facilities. For the following three years, HADC management developed and assisted in the acquisition and renovation of nine facilities for Retirement Living Affiliates. In addition, HADC management continued its planning and development services for third party hospital clients.

     In 1989, Liberty Mutual sold its interests in Affiliates Group, Inc. At the same time, Mr. Klipsch left the Forum Group and formed Klipsch Lanham Investments, or KLI, a management company for the operating businesses owned by Messrs. Klipsch and Lanham with combined revenues in 2001 in excess of $140 million. In December 1989, Messrs. Klipsch, McCoin and Barksdale formed HADC as an Indiana corporation and acquired the former HADC from Affiliates Group, Inc. Additionally, Messrs. Klipsch and McCoin and a third party acquired National Guest Homes, a company engaged in developing and operating senior assisted living facilities. HADC was the company engaged to develop the National Guest

Homes projects. From 1990 to 1998, HADC developed approximately 25 senior assisted living facilities for National Guest Homes at a cost of approximately $125 million. In 1996, National Guest Homes was sold to the Marriott Corporation.

     Since 1990, HADC has continued to develop inpatient hospitals, medical office buildings and outpatient facilities for third party operators and physician groups. In 1996, in response to the changing needs of acute care providers, HADC recognized the emerging trend for third party ownership and management of specialty medical properties. During this time, HADC added a property management capability and began to pursue the ownership of specialty medical properties. Since 1997, Windrose International has taken measures to position itself in the specialty medical property development and acquisition business, including hiring certain key executives to implement our property acquisition and ownership strategy. In 1997, HADC became a wholly-owned subsidiary of Windrose International through the HADC shareholders' contribution of HADC shares to Windrose International in exchange for interests in Windrose International. The HADC shareholders at the time included, but were not limited to, Messrs. Klipsch, McCoin, Barksdale, Lanham and Farrar, who owned approximately 50.4%, 24%, 6%, 6.4% and 1.2% of the then outstanding shares of HADC, respectively. Two other shareholders owned the remaining approximately 12% of the then outstanding shares of HADC. Messrs. Klipsch, McCoin, Barksdale, Lanham and Farrar received 630 units, 300 units, 75 units, 80 units and 15 units of limited liability company interest of Windrose International, respectively, or approximately 50.4%, 24%, 6%, 6.4% and 1.2% of the then outstanding equity interests in Windrose International in exchange for their shares of HADC. The other two shareholders received an aggregate of 150 units of limited liability company interest of Windrose International, or approximately 12%, which 150 units were later repurchased by Windrose International.

     As a result of their ownership of Windrose International and their positions as our officers and/or trustees, Messrs. Klipsch, Lanham, Farrar, McCoin and Barksdale may be considered promoters. Mr. Klipsch will serve as Chairman of our Board of Trustees and Chief Executive Officer. Mr. Lanham will serve as a trustee. Mr. Farrar will serve as our President, Chief Operating Officer and Treasurer. Mr. McCoin will serve as our Executive Vice President and as President of HADC. Mr. Barksdale will serve as our Executive Vice President and as Chief Operating Officer of HADC.

FORMATION TRANSACTIONS

     We will commence operations upon completion of the following formation transactions:

     - We will sell 6,700,000 common shares in the offering and will contribute the net proceeds to our operating partnership. We initially will own an approximate 95.9% interest in, and will serve as sole general partner of, our operating partnership.

     - In addition, our operating partnership will use approximately $52.5 million of the net proceeds of the offering to acquire the seven initial properties which we currently have under contract to purchase and to repay loans from Mr. Klipsch and Klipsch Audio, Inc. incurred to fund earnest money deposits for the initial properties. In addition, our operating partnership will issue 112,267 units of partnership interest (including 102,267 units issuable in connection with the Brierbrook transaction described below), valued at approximately $1.7 million based on a value per unit equal to the initial public offering price for our common shares and assume approximately $8.9 million of debt in connection with these acquisitions, and we will issue to CB Richard Ellis Corporate Partners LLC, an affiliate of CPSIEM, LLC and CPSIEE, LLC, the unaffiliated third party sellers of the Sierra properties, warrants to acquire 20,000 of our common shares at a price per share equal to the initial public offering price for our common shares. We will continue to lease these properties to their current tenants.

     - Windrose International will contribute (i) all of the capital stock of its subsidiary, HADC, and (ii) the assets and liabilities of its other subsidiaries engaged in third party property acquisition, development and property management services, including the managing member's Class B limited liability company interests in Brierbrook, described below, to our operating partnership in exchange for 175,000 units of partnership interest in our operating partnership. Immediately prior to consummation of the formation transactions, Wabash which, like Windrose International, is owned approximately 50.1%, 27.3%, 7.3%, 3.7%, 6.8%, 2.4% and 2.4% by Fred Klipsch, O.B. McCoin, Charles Lanham, Frederick Farrar, Robin Barksdale, Michael Klipsch and Steve Klipsch, respectively, will contribute all its ownership interest in MPAG and, consequently, all the Class B limited liability company interests in Brierbrook to Windrose International for no additional consideration. We will use approximately $807,000 of the net proceeds of the offering to repay indebtedness of HADC. The amount of Windrose International total liabilities we are assuming exceeds the book value of the assets being contributed by Windrose by approximately $668,000. The employees of HADC and the other Windrose International subsidiaries will become our employees. Messrs. Klipsch, Farrar, McCoin and Barksdale, who are officers of our company, Mr. Lanham, who will become a trustee, and members of Mr. Klipsch's family own all of the interests in Windrose International. Our operating partnership will issue 167,000 of the units of partnership interest directly to the members of Windrose International and 8,000 of the units directly to Windrose International which will distribute those units to certain of our executive officers.


     - Our operating partnership will acquire 90% of the Class A limited liability company interests of Brierbrook in exchange for an aggregate of 102,267 units of partnership interest in our operating partnership (valued at $1,534,005 based on a value per unit equal to the initial public offering price for our common shares) and $221,000 in cash. Our officers and trustees will receive 58,067 units and no cash in exchange for their Class A limited liability company interests in Brierbrook. We also intend to repay in full the outstanding mortgage debt of approximately $9,000,000 on the property and assume a liability having a fair value, as of June 30, 2002, of approximately $300,000 in connection with an interest rate swap agreement related to the property. Physicians who are members of Urology Center of the South, P.C. will continue to own 10% of the Class A limited liability company interests in Brierbrook.

     - In general, we intend to own our properties and conduct substantially all of our business through our operating partnership and its subsidiaries. HADC, which will operate as a taxable REIT subsidiary, or TRS, of our operating partnership will continue its third party facility planning, project management, medical equipment planning and implementation services and related activities which we cannot undertake directly under applicable REIT tax rules.

OUR OPERATING PARTNERSHIP

     Windrose Medical Properties, L.P., our operating partnership, is a limited partnership organized by us under the Virginia Revised Uniform Limited Partnership Act in May 2002. We serve as the sole general partner of our operating partnership and upon completion of this offering, will own a 95.9% interest in our operating partnership. The remaining 4.1% interest in our operating partnership initially will be owned by our officers and trustees (collectively, approximately 3.3% interest), as limited partners, and by other initial limited partners (collectively, approximately 0.8% interest).

     Our operating partnership was formed in contemplation of the offering and has no prior history. Upon the completion of the formation transactions and the offering, our operating partnership will conduct substantially all of our business as described in this prospectus.

HADC

     HADC, our taxable REIT subsidiary, was incorporated in 1989 as an Indiana corporation. Its predecessor was incorporated in 1976. Following completion of the offering and consummation of the related formation transactions, HADC will continue its third party facility planning, project management, medical equipment planning and implementation services. Neither we nor our operating partnership can undertake these activities directly under applicable REIT tax rules. HADC will pay income taxes at regular corporate rates on its taxable income.

     HADC currently has contracts for approximately 43 projects in six states and Malaysia. Among these projects are: (i) an approximately $14 million development project for Memorial Hospital in Chattanooga, Tennessee for construction of a medical office building and related parking structure, (ii) development of multiple new buildings on the campus on Tomball Medical Center outside Houston, Texas, (iii) hospital renovations and an emergency room addition for Valley West Community Hospital in central Illinois, and (iv) development and construction of a medical office building, wellness center and imaging center for Cumberland Medical Center in Crossville, Tennessee. HADC's corporate offices are located in Nashville, Tennessee. HADC conducts business throughout the United States and, to a much lesser extent, internationally. Other than a single contract in Malaysia, HADC has no contracts outside the United States.

LEGAL PROCEEDINGS

     We are not involved in any material litigation nor, to our knowledge, is any material litigation threatened against us.

                                USE OF PROCEEDS

     Our net cash proceeds from the offering, after underwriting discounts and commissions and estimated expenses of this offering, are expected to be approximately $91.2 million. We intend to use approximately $52.5 million of the net proceeds to fund the purchase prices and transaction costs for the seven initial properties that we currently have under contract to purchase including repayment of approximately $9,000,000 of outstanding mortgage debt bearing interest at rate of 6.78% per annum. In addition, we will use approximately $807,000 of the proceeds to repay certain indebtedness of HADC that bears interest at a weighted average rate, as of December 31, 2001, of 5.9%. We intend to use the approximately $37.9 million balance of the net proceeds for general business purposes, including the future acquisition and selective development of additional specialty medical properties.

     Pending such uses, we will invest the net proceeds in interest-bearing, short-term investment grade securities or money market accounts, which are consistent with our intention to qualify as a REIT. Such investments may include, for example, government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                              DISTRIBUTION POLICY

     We intend to make regular quarterly distributions to holders of our common shares commencing with a distribution for the fourth quarter of 2002. Distributions will be authorized by our Board of Trustees and declared by us based upon a number of factors, including the amount of funds from operations, our financial condition, debt service requirements, capital expenditure requirements for our properties, our taxable income, the annual distribution requirements under the REIT provisions of the Code and other factors our trustees deem relevant. Our ability to make distributions to our shareholders will depend on our receipt of distributions from our operating partnership and lease payments from our lessees with respect to our properties.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2002 on an historical basis, and as adjusted to give effect to the sale on such date of 6,700,000 common shares at an assumed offering price of $15.00 per share and application of the net proceeds as described in "Use of Proceeds."

                                                                             AS ADJUSTED
                                                        JUNE 30, 2002       JUNE 30, 2002
                                                        -------------   ---------------------
                                                                           (UNAUDITED AND
                                                                        DOLLARS IN THOUSANDS)
Long-term debt........................................      $  --             $  8,911
Minority interest.....................................         --             $  3,975
Shareholder Equity:
  Preferred shares, $0.01 par value, 20,000,000 shares
     authorized, no shares issued and outstanding.....      $  --             $     --
  Common shares, $0.01 par value, 100,000,000 shares
     authorized, 1,000 shares issued and outstanding,
     6,700,000 shares issued and outstanding, as
     adjusted(1)......................................      $  --             $     67
  Additional paid-in capital..........................      $  --             $ 88,339
          Total shareholders' equity..................      $  --             $ 88,406
                                                            -----             --------
          Total capitalization........................      $  --             $101,292
                                                            =====             ========

---------------

(1) Does not include (a) 287,267 common shares issuable upon redemption of units of partnership in our operating partnership issued in the formation transactions; (b) 126,000 common shares issuable upon exercise of options to be outstanding upon completion of this offering; (c) an aggregate of 20,000 common shares issuable upon exercise of warrants to be issued to the sellers of four of our initial properties; or (d) 24,500 common shares issuable to executive officers only if we achieve annualized basic funds from operations of at least $1.50 per share for the last six months of 2003 based on the number of common shares outstanding upon completion of the offering.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 is presented as if the formation transactions (including the acquisition of the seven initial properties) and the offering all had occurred on January 1, 2001.

     The unaudited pro forma condensed consolidated financial statements of Windrose Medical Properties Trust should be read in conjunction with the consolidated financial statements of Windrose International LLC's Development and Project Management Businesses (our predecessor), including the notes thereto, included elsewhere in the prospectus. The unaudited pro forma condensed consolidated financial statements do not purport to represent our results of operations for the year ended December 31, 2001 that would actually have occurred had the formation transactions (including the acquisitions listed above), and the offering all been completed on January 1, 2001 or to project our financial position or results of operations as of any future date or for any future period.

                                    WINDROSE                                                     WINDROSE
                                    MEDICAL                        PRO FORMA ADJUSTMENTS         MEDICAL
                                   PROPERTIES        OUR        ---------------------------     PROPERTIES
                                     TRUST       PREDECESSOR      INITIAL          OTHER          TRUST
                                   HISTORICAL   HISTORICAL(A)   PROPERTIES      ADJUSTMENTS     PRO FORMA
                                   ----------   -------------   -----------     -----------     ----------
                                                                 (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Rental.........................    $  --             --         $5,054(B)(C)                  $    5,054
  Recoveries from tenants........       --             --            371(B)                            371
  Development, project management
     and property management
     income......................       --          4,568                                            4,568
                                     -----          -----         ------          ------        ----------
          Total revenues.........                   4,568          5,425              --             9,993
Operating Expenses:
  Property operating.............       --             --            378(B)                            378
  Property taxes.................       --             --            223(B)                            223
  Depreciation...................       --             --          1,177(D)                          1,177
  Interest.......................       --             --            316(B)          380(J)            696
  Cost of service operations.....       --          1,783                                            1,783
                                     -----          -----         ------          ------        ----------
          Total operating
            expenses.............                   1,783          2,094             380             4,257
          Operating income.......                   2,785          3,331            (380)            5,736
General and administrative.......       --          2,476                            936(E)          3,412
Other expenses, net..............       --             40                            (28)(F)            12
                                     -----          -----         ------          ------        ----------
          Income before income
            taxes and minority
            interest.............       --            269          3,331          (1,288)            2,312
Income taxes.....................       --           (321)                           213(H)           (108)
Minority interest................       --             --                            (90)(G)           (90)
                                     -----          -----         ------          ------        ----------
Net income (loss)................    $  --            (52)         3,331          (1,165)       $    2,114
                                     =====          =====         ======          ======        ==========
          Pro forma weighted
            average common shares
          outstanding -- basic...                                                                6,700,000
                                                                                                ==========
          Pro forma basic net
            income per share.....                                                               $     0.32
                                                                                                ==========
          Pro forma weighted
            average common and
            dilutive potential
            shares...............                                                                6,987,267
                                                                                                ==========
          Pro forma diluted net
            income per
            share(I).............                                                               $     0.32
                                                                                                ==========

     The pro forma adjustments to the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2001 are as follows:

     Represents the historical consolidated income statement of operations of Windrose International LLC's Development and Project
     Management Businesses (the predecessor) as contained in the
(A)  historical consolidated financial statements and notes thereto elsewhere in this prospectus. Upon completion of the formation transactions, our operating partnership will own 100% of the predecessor and consolidate it in our financial statements.
(B)  Represents the probable acquisition of Park Medical Center, Partell
     Medical Center and the Sierra Properties (refer to p. F-22 for detailed information by property):
     Rental revenue..............................................  $5,054
     Recoveries from tenants.....................................  $  371
     Property taxes..............................................  $  223
     Property operating expenses.................................  $  378
     Interest expense............................................  $  316
     These adjustments do not reflect any operations related to the
(C)  acquisition of Brierbrook as it was still under construction as of
     December 31, 2001. It has three leases scheduled to commence in the second quarter of 2002 that will generate annual base rental revenues of approximately $1,150 in the initial full year of operations.
(D)  Represents the depreciation expense on that portion of the acquisition price allocated to buildings as follows:
     Park Medical Center.........................................  $  129
     Partell Medical Center......................................  $  165
     The Sierra Properties.......................................  $  883
                                                                   ------
                                                                   $1,177
     Depreciation expense has been calculated on the straight-line method assuming a useful life of 40 years.
(E)  Represents the increase in general and administrative
     expenses for the incremental costs of operating as a public
     REIT, including ongoing filing fees, printing costs,
     additional board and legal expenses, and certain other
     administrative costs........................................  $  936
(F)  Represents the decrease in interest expense from the assumed pay-off of our predecessor's notes payable and line of
     credit......................................................  $  (28)
(G)  Represents the allocation of net earnings to minority
     interest based on minority interest percentage of 4.1%......  $  (66)
(H)  Represents the adjustments necessary to reflect income tax benefits related to previous nontaxable operations that
     would have been realized if the initial public offering had occurred on January 1, 2001 since these operations would
     have been part of a taxable entity..........................  $  213
(I)  Pro forma diluted net income per share is computed by
     dividing the sum of pro forma net income and minority
     interest by pro forma weighted average common and dilutive potential shares.
(J)  Represents the adjustment necessary to reflect interest expense for the debt assumed from Partell Medical Center of
     $5,000. The debt bears interest at 7.62% and requires
     payments of principal and interest based upon a 30-year
     amortization................................................  $  380

                                    DILUTION

     Purchasers of our common shares in this offering will experience an immediate dilution of the net tangible book value of our common shares from the initial public offering price. At June 30, 2002, Windrose International, LLC's Development and Project Management Businesses, our predecessor, had a combined net tangible book value of approximately ($668,000), or $(0.10) per common share based on 6,700,000 common shares outstanding. After giving effect to (i) the sale of our common shares sold in the offering at an assumed initial public offering price of $15.00 per common share and (ii) the deduction of underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value at June 30, 2002 would have been $88.4 million, or $13.19 per common share. This amount represents an immediate dilution in pro forma net tangible book value of $1.81 per common share to purchasers in the offering. The following table illustrates this per share dilution:

Assumed initial public offering price.......................           $15.00
  Pro forma net tangible book value before the
     offering(1)............................................  $(0.10)
  Increase in pro forma net tangible book value attributable to the offering and formation transactions.............  $13.29
                                                              ------
Pro forma net tangible book value after the offering(2).....           $13.19
                                                                       ------
Dilution in pro forma net tangible book value to new
  investors(3)..............................................           $ 1.81
                                                                       ======

---------------

(1) Net tangible book value per common share before the offering is determined by dividing our net tangible book value (total tangible assets less total liabilities) by 6,700,000 common shares.

(2) Based on pro forma net tangible book value of approximately $88.4 million divided by 6,700,000 common shares outstanding.

(3) Dilution is determined by subtracting pro forma net tangible book value per common share after giving effect to the formation transactions and the offering from the assumed initial public offering price for a common share.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth the selected consolidated historical financial information for our predecessor, Windrose International LLC's Development and Project Management Businesses, consisting solely of the accounts of Windrose International related to facility planning, project management, medical equipment planning and implementation services and property acquisition, development and property management services which will be contributed as part of the formation transactions. All of the accounts of Windrose International unrelated to these activities have been excluded from the consolidated historical financial statements of our predecessor. Windrose Medical Properties Trust was formed to acquire and own specialty medical properties and to carry on the activities of our predecessor as described above. Accordingly, the consolidated financial statements include the net assets and operations of our predecessor on a historical cost basis. The following information should be read in conjunction with the historical and pro forma financial statements and notes thereto included elsewhere in this prospectus. The selected consolidated historical financial information of our predecessor at December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, has been derived from the historical consolidated financial statements audited by KPMG LLP, independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The selected consolidated historical financial information for the six months ended June 30, 2002 and June 30, 2001 has been derived from the unaudited consolidated financial statements of our predecessor included elsewhere in this prospectus. The selected consolidated historical financial information at December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997, has been derived from the unaudited consolidated financial statements of our predecessor.

                                               SIX MONTHS
                                                  ENDED
                                                JUNE 30,                YEAR ENDED DECEMBER 31,
                                             ---------------   ------------------------------------------
                                              2002     2001     2001     2000     1999     1998     1997
                                             ------   ------   ------   ------   ------   ------   ------
                                                                    (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Development and project management fees....  $2,237   $2,225   $4,568   $4,458   $2,979   $3,259   $2,907
General and administrative expenses........   1,225    1,226    2,476    2,452    1,422    2,603    3,199
Net income (loss)..........................    (202)    (157)     (51)      47     (582)     234     (375)

                                                        AS OF
                                                       JUNE 30,                  AS OF DECEMBER 31,
                                                    --------------   ------------------------------------------
                                                     2002             2001     2000     1999     1998     1997
                                                    ------           ------   ------   ------   ------   ------
BALANCE SHEET DATA:
Total assets......................................  $1,332           $1,535   $1,438   $1,703   $1,681   $1,369
Total debt........................................     807              687      362      323      692      722
Total liabilities.................................   2,000            1,915    1,432    1,471    1,201    1,123
Total owners' equity..............................    (668)            (379)       6      232      480      246

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with "Selected Consolidated Financial Data", and the Consolidated Financial Statements of Windrose International, LLC's Development and Project Management Businesses (Predecessor) and the notes thereto, appearing elsewhere in this prospectus.

     The following discussion relates to the operations of our predecessor. During the periods reflected in the consolidated financial statements appearing elsewhere herein, our predecessor was engaged in facility planning, project management, medical equipment planning and implementation services and property acquisition, development and property management services but was not engaged in the ownership or leasing of real estate.

     Our predecessor's historical revenues consist primarily of revenues from these services. The revenues of Windrose Medical Properties Trust will continue to include revenues from these services but significantly more of its revenue is expected to be rental revenue from ownership and leasing of specialty medical properties.

CRITICAL ACCOUNTING POLICY

     We have identified the following critical accounting policy that affects our more significant judgments and estimates used in the preparation of our consolidated financial statements.

  REVENUE AND COST RECOGNITION

     Contract revenues are recognized using the percentage of completion method based on the efforts expended, whereby the percentage complete is based on hours incurred in relation to total estimated hours to be incurred. Costs associated with obtaining contracts are expensed as incurred. Any change in the estimated total hours to be incurred on a contract could have a material impact on our estimated contract percentage completion and as a result could have a material impact on our net income or loss since such estimates are based upon our estimate of work to be performed on individual contracts.

     The following discussion reflects our predecessor's historical results and is not necessarily indicative of our future operating results.

RESULTS OF OPERATIONS

  COMPARISON OF SIX-MONTHS ENDED JUNE 30, 2002 TO SIX MONTHS ENDED JUNE 30, 2001

     Development and project management fees increased by $12,119 or one-half of one percent (.5%) to $2,237,017 for the six months ended June 30, 2002, as compared to $2,224,898 for the six months ended June 30, 2001. This slight increase in revenue is reflective of little change in the number of contracts or amount of fee for service work being performed.

     Cost of sales and project costs increased by $22,438 or 2% to $1,153,828 for the six months ended June 30, 2002, as compared to $1,131,390 for the six months ended June 30, 2001. The slight increase is reflective of no major changes in business and steady profit margins on projects.

     General and administrative expenses were $1,225,337 for the six months ended June 30, 2002, as compared to $1,226,403 for the six months ended June 30, 2001, a decrease of $1,066. Marketing and other general expenses decreased slightly, which decrease was offset by expenses related to management services incurred by Med Properties Management Group.

     Interest income and interest expense both decreased primarily due to lower interest rates. Other income in the six-month period ended June 30, 2002 was higher than other income for the six-month period ended June 30, 2001 due to higher miscellaneous fees earned in the 2002 period.

  COMPARISON OF YEAR ENDED DECEMBER 31, 2001 TO YEAR ENDED DECEMBER 31, 2000

     Development and project management fees increased by $110,000 or 2.5% to $4,568,284 for the year ended December 31, 2001, as compared to $4,458,284 for the year ended December 31, 2000. Although the number of projects in process throughout 2001 decreased from 2000, there was a larger percentage of project management contracts in 2001, with higher margins, than the planning and interior design contracts in process during 2000.

     Cost of sales and project costs decreased by $75,518 or 4.1% to $1,782,881 for the year ended December 31, 2001, as compared to $1,858,399 for the year ended December 31, 2000. The decrease is consistent with the decrease in the number of projects in process in 2001 compared to 2000.

     General and administrative expenses were $2,475,510 for the year ended December 31, 2001, as compared to $2,451,795 for the year ended December 31, 2000, an increase of $23,715 or 1%. The balance remained constant during 2001 due to the same level of staff throughout the year and similar expenses.

  COMPARISON OF YEAR ENDED DECEMBER 31, 2000 TO YEAR ENDED DECEMBER 31, 1999

     Development and project management fees increased by $1,479,750 or 50% to $4,458,284 for the year ended December 31, 2000, as compared to $2,978,555 for the year ended December 31, 1999. The increase in fees was primarily due to an increase in project management contracts in 2000, which generate higher margins than planning and interior design contracts. In 1999, planning and interior design contracts accounted for approximately 54% of total revenue while in 2000, planning and interior design contracts accounted for approximately 42% of total revenue.

     Cost of sales and project costs decreased by $593,772 or 24.2% to $1,858,399 for the year ended December 31, 2000, as compared to $2,452,171 for the year ended December 31, 1999. The decrease was primarily due to a reduction in the use of third party consultants from 1999 to 2000.

     General and administrative expenses were $2,451,795 for the year ended December 31, 2000, as compared to $1,421,880 for the year ended December 31, 1999, an increase of $1,029,915 or 72.4%. The increase was primarily due to an increase in staff to support the increased emphasis on acquiring specialty medical properties.

LIQUIDITY AND CAPITAL RESOURCES

     We expect to meet our short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under our line of credit. We believe that our net cash provided by operations will be adequate to fund operating requirements, debt service and our payment of dividends in accordance with the REIT requirements of the federal income tax laws. We expect to meet our long-term liquidity requirements, such as scheduled debt maturities and property acquisitions, through long-term secured and unsecured borrowings, the issuance of additional equity securities or, in connection with acquisitions of healthcare properties, the issuance of units of operating partnership interest in our operating partnership subsidiary.

     Following completion of the offering we expect to enter into a line of credit. Our operating partnership has received a commitment from The Huntington National Bank for a two-year $25 million secured revolving line of credit. The line of credit will be secured by first mortgages on certain of our properties. Outstanding principal amounts will bear interest at LIBOR plus 175 basis points when our total leverage ratio is less than 40%, and will increase to LIBOR plus 200 basis points when our total leverage ratio is between 40% and 55%. Payments of interest only will be due and payable on a monthly basis. The commitment of the bank is subject to, among other things, preparation and execution of collateral and other loan documents and the lender's acceptance of the collateral and other lender due diligence. We expect to use borrowings under the line of credit to fund future acquisitions and for working capital. In the future, we may seek to increase the amount of the line of credit, negotiate additional credit facilities or issue corporate debt instruments. Any debt incurred or issued by us may be secured or unsecured, long-term or short-term, fixed or variable interest rate and may be subject to such other terms as we deem prudent.

     Upon completion of the offering and the formation transactions, we will have cash of approximately $37.9 million and approximately $8.9 million of debt. Our Board of Trustees has established an initial target debt level in the range of 50-55% of the appraised value of our assets. However, our organizational documents do not limit the amount of indebtedness that we may incur, and our Board of Trustees may modify our target debt level at any time without shareholder approval. We intend to repay indebtedness incurred under our line of credit from time to time, for acquisitions or otherwise, out of cash flow and from the proceeds of issuances of additional common shares and other securities.

     Brierbrook is a party to a floating to fixed interest rate swap agreement, dated as of October 1, 2001, with SouthTrust Bank, the lender and swap counter-party. Brierbrook and SouthTrust also are parties to a letter agreement, dated as of October 10, 2001. These agreements provide for a swap transaction pursuant to which Brierbrook pays a floating interest rate on the notional amount, as of August 15, 2002, of $9,010,000, of one-month Libor plus 200 basis points to SouthTrust, pays the swap rate of 4.78% to the swap counter-party, and receives one month Libor from the counter-party. The notional amount amortizes downward through maturity on the Termination Date. The net effect of the transaction to Brierbrook is a fixed rate on the loan until and including the Termination Date equal to the swap rate plus 200 basis points, or 6.78% based on a 360-day year. The Termination Date of the swap transaction is October 15, 2006. As of June 30, 2002, the termination fee that would have been payable by Brierbrook in the event that it terminated the swap transaction was approximately $300,000. This termination fee increases and decreases on a daily basis based upon increases and decreases in interest rates and the notional amount.

     We intend to invest in additional properties only as suitable opportunities arise and adequate sources of financing are available. We expect that future investments in properties will depend on and will be financed by, in whole or in part, the proceeds from this offering, the proceeds from additional issuances of common shares, issuances of operating partnership units or other securities or borrowings. The success of our acquisition strategy may depend, in part, on our ability to access additional capital through issuances of equity securities. We are currently in discussions with a number of potential sellers of specialty medical properties, but we currently have no agreement to invest in any property other than the initial properties. There can be no assurance that we will make any investments in any other properties that meet our investment criteria.

INFLATION

     All of our all-net leases require the tenant to pay, as additional rent, the increase in real estate taxes and operating expenses. In addition, many of our multi-tenant leases require a tenant to pay as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. In addition, most of our leases provide for fixed increases in base rent or indexed escalations (based on increases in the Consumer Price Index or other fixed percentages). We believe that the majority of inflationary increases in expenses will be offset, in part, by these expense reimbursements and contractual rent increases.

MORTGAGE DEBT

     The following table shows selected information concerning the mortgage debt, as of June 30, 2002, that we will assume upon acquisition of the initial properties upon completion of the offering.

                                       PRINCIPAL AMOUNT OF                                   PRE-PAYMENT
PROPERTIES                                MORTGAGE DEBT      INTEREST RATE   MATURITY DATE     PENALTY
----------                             -------------------   -------------   -------------   -----------
Park Medical Center..................      $3,900,737            7.97%          10/1/09         Yield(1)(2)
                                                                                             Maintenance
Partell Medical Center...............      $5,010,071            7.62%           6/1/11         Yield(1)(3)
                                                                                             Maintenance

---------------

(1) The note may be repaid prior to maturity upon payment of an amount necessary to purchase U.S. government obligations sufficient to fund the remaining payments of principal and interest.

(2) The note is payable in monthly installments of principal and interest of $29,267 with a balloon payment of approximately $3,500,000 in October 2009.

(3) The note is payable, in monthly installments of principal and interest of $35,776 with a balloon payment of approximately $4,480,000 in June 2011.

RELATED PARTY TRANSACTIONS

     In connection with the formation transactions, we have entered into agreements with certain of our executive officers and trustees regarding the contribution or assumption of various assets and liabilities and the sharing of certain expenses.

Acquisition of Assets from Windrose International, LLC

     Simultaneously with the closing of the offering, Windrose International, LLC will contribute certain of its assets, including all of the capital stock of HADC and the ownership interests in Med Properties Asset Group which owns the managing member Class B limited liability company interest in Brierbrook, together with certain liabilities, to our operating partnership in exchange for an aggregate of 175,000 units of partnership interest in our operating partnership having a value of $2,625,000 based on the initial public offering price for our common shares. The amount of Windrose International liabilities we are assuming exceeds the book value of the assets being contributed by Windrose International by approximately $668,000. Messrs. Klipsch, Farrar, Lanham, McCoin and Barksdale, who are officers and/or trustees of our company, and members of Mr. Klipsch's family, own all of the interests in Windrose International. Our operating partnership will issue 167,000 of the units of partnership interest directly to the members of Windrose International and will issue 8,000 of the units directly to Windrose International which will distribute those units to certain of our executive officers. The terms of purchase of the Windrose International assets were determined by our executive officers, including Messrs. Klipsch, Farrar and McCoin, who are also owners of Windrose International. Our executive officers discussed such terms with the underwriters and also analyzed the historical and projected cash flows of Windrose International's Development and Project Management Businesses in determining the terms of such purchase. However, the terms were not negotiated on an arm's length basis.

Overhead Sharing Agreement with Klipsch Audio, Inc.

     Upon closing of the offering, we will enter into an Overhead Sharing Agreement with Klipsch Audio, Inc., pursuant to which Klipsch Audio will provide us office space and certain office support staff services. The term of the agreement is for one year and provides for monthly payments of $17,500 from us to Klipsch Audio. Mr. Klipsch, is a director, executive officer and principal owner of Klipsch Audio, Inc.

Purchase of Interests in Brierbrook Partners, LLC

     Four of our executive officers, Messrs. Klipsch, McCoin, Batts and Hanson and one of our trustees, Mr. Lanham own 20%, 6.7%, 3.3%, 1.3% and 13.3% of the current issued and outstanding Class A limited liability company interests in Brierbrook Partners, LLC, respectively. In connection with the formation transactions, we will acquire these interests in Brierbrook for an aggregate of 58,067 units of partnership interest in our operating partnership, having a value of $871,005 based on the initial public offering price for our common shares as follows:

Mr. Klipsch   26,000 units valued at $390,000
Mr. McCoin     8,667 units valued at $130,000
Mr. Batts      4,333 units valued at $ 65,000
Mr. Hanson     1,733 units valued at $ 26,000
Mr. Lanham    17,333 units valued at $260,000

     The terms of purchase of the Class A limited liability company interests were determined by our executive officers, including Messrs. Klipsch and McCoin who are also owners of Class A limited liability company interests and Mr. Farrar, who does not own Class A limited liability company interests in Brierbrook. As a result, the terms were not negotiated on an arm's length basis. The valuation was based on capitalization of expected lease revenue from the UCS property and is generally consistent with valuations for the other initial properties acquired from unaffiliated third parties.

Repayment of Loans

     In connection with the contribution of assets and liabilities from Windrose International to our operating partnership, respectively our operating partnership will repay non-amortizing demand notes payable as follows:

           $1,250 note payable to Mr. Barksdale
           $5,350 note payable to Mr. Farrar
           $28,530 note payable to Mr. Klipsch
           $125,000 note payable to Mr. Lanham and $28,530 note payable to an affiliate of Mr. Lanham

     These notes were incurred to obtain cash for working capital purposes. The notes payable to Messrs. Barksdale, Farrar and Klipsch and the affiliate of Mr. Lanham bear interest at a fixed rate of 9% per annum and the note payable to Mr. Lanham bears interest at variable rates based on the prime rate published in The Wall Street Journal. These notes will be repaid upon completion of the offering with net proceeds of the offering. In addition, we will use a portion of the proceeds from the offering to repay a non-amortizing demand note to Klipsch Audio, Inc., in the principal amount of $300,000 and bearing interest at variable rates based on the prime rate published in The Wall Street Journal. The proceeds of this note were used to pay earnest money deposits on the initial properties. Mr. Klipsch is a director, executive officer and principal owner of Klipsch Audio, Inc.

     We will repay borrowings under a $600,000 line of credit from Mr. Klipsch. The current principal balance under this line of credit is $400,000 and bears interest at variable rates based on the prime rate published in The Wall Street Journal. Borrowings under this line of credit were used to pay expenses incurred in connection with the offering and the formation transactions, including earnest money deposits on the initial properties. The principal balance under this line of credit may increase as additional expenses are incurred.

Note Receivable

     In connection with the contribution of assets by Windrose International to our operating partnership, we will acquire all of the outstanding capital stock of HADC, which will become a wholly-owned subsidiary of our operating partnership. HADC holds a demand note from Alliance Design Group,

LLC, an affiliate of Windrose International, in the principal amount of $200,000 and bearing interest at a fixed rate of 9.5% per annum. The note represents working capital advances from HADC to Alliance Design Group.

Redemption of Common Shares

     We will redeem 1,000 of our common shares currently owned by Mr. Klipsch for their original purchase price of $10 per share upon completion of the offering.

                  THE MARKET FOR SPECIALTY MEDICAL PROPERTIES

     Specialty medical properties such as medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers, and specialty hospitals and treatment centers, together with other specialty medical properties, represent a large and growing segment of the healthcare-related real estate market. According to Real Estate Forum, the market value of outpatient facilities in the United States, which we believe includes all types of properties that we intend to own, is estimated to exceed $300 billion. In addition, an estimated $7 billion is spent annually in the United States on the development and construction of new outpatient facilities. We believe a substantial number of properties meeting our investment criteria will be available due to a number of changing trends affecting the delivery of medical services and ownership of medical properties. These recent trends include:

     - An aging population is requiring and demanding more medical services. As the "baby boomers" approach their 60s, they are increasing the demand for additional medical services, particularly for specialty services such as cardiology, oncology and orthopedics. This increased demand has created a substantial need in many regions for the development of clinics, outpatient facilities and ambulatory surgery centers focused on these medical specialties.

     - Reductions in Medicare reimbursement levels have impacted healthcare providers. The Balanced Budget Act of 1997 reduced the level of Medicare reimbursement to hospitals and other healthcare providers by as much as 15%. Although legislation since the Balanced Budget Act of 1997 has improved the levels of reimbursement received by hospitals and other healthcare providers, levels of Medicare reimbursement remain significantly below their pre-1997 levels. With the average hospital in the United States receiving approximately 40% of its annual revenue from Medicare, the economic impact has been significant. We believe this has caused many hospital administrators to seek liquidity and financial flexibility through disposition of real estate assets and third party development and ownership of specialty medical properties. For large, integrated hospital systems, real estate may represent as much as 40% of total assets and represents a significant source of liquidity for these hospital systems.

     - Managed care is now a major source of private pay for patient care. The growth in managed care coverage has given managed care companies the ability to dictate lower payment levels to physicians and hospitals. Managed care also has placed greater demands on providers of medical services to treat more patients in more cost efficient facilities than the traditional acute care hospital environment. This increased demand has resulted in the creation of new outpatient clinics, ambulatory surgery centers, diagnostic centers and short-stay hospitals.

     - Complex state and federal regulations govern physician hospital referrals. A major reason that patients choose particular hospitals is that their physicians refer them to those hospitals. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance lead many hospital and physician groups to seek third party ownership and/or management of their medical office buildings.

     - Physicians are increasingly forming practice groups. To increase the numbers of patients that they can see and thereby increase market share, physicians have formed and are forming larger group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices. This increase in the number of group practices has led to the construction of new medical facilities.

The confluence of these factors over the last several years has led to the following trends which encourage third party ownership of existing and newly developed medical properties.

     - De-Centralization: there is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new specialty properties in areas of population growth. Continuing population shifts create a demand for additional properties.

     - Increasing Regulation: evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third party real estate professionals. Third party ownership and management of hospital-affiliated medical office buildings substantially reduce the risk that the hospital will violate complex Medicare and Medicaid fraud and abuse statutes.

     - Modernization: hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty facilities as well as improvements to existing general acute care facilities.

     - Redeployment of Capital: with greater pressure on medical providers to wisely invest their capital in their core medical business, a growing number of medical providers have determined that third party development and ownership of real estate with long term leases is an attractive alternative. In addition, increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third party ownership of new specialty medical properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

     - Efficient Patient Care: physicians increasingly are seeking to provide a full range of medical services in a single location for the convenience of both patients and physicians. State-of-the-art scanning and detection equipment in a central location can facilitate earlier detection of disease. The resulting convenience and expediency in diagnosis attracts more patients to the physician group and increases group revenue. Likewise, surgery suites in close proximity to physicians' offices allow surgeons to better and more efficiently schedule and perform surgical procedures using state-of-the-art equipment thus improving overall patient care.

     - Physician Practice Ownership: many physician groups have reacquired their practice assets and their real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new specialty medical properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women's health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third parties to develop and own their specialty medical properties.

                                OUR OPPORTUNITY

     We intend to take advantage of the opportunities created by the changing healthcare environment by acquiring, selectively developing and managing specialty medical properties that meet our investment criteria. In general, we intend to focus on the following types of specialty medical properties:

     - medical office buildings;

     - outpatient treatment and diagnostic facilities;

     - physician group practice clinics;

     - ambulatory surgery centers; and

     - specialty hospitals and treatment centers.

     Our strategy is to acquire or develop these types of specialty medical properties in desirable locations in robust markets and then lease them to quality tenants who we believe will prosper in the changing healthcare environment. To accomplish our objectives, we intend to aggressively market our services and financial capabilities, with an emphasis on the following six critical factors:

     We will leverage our broad network of relationships and industry knowledge to identify and acquire specialty medical properties. Our senior operating management team has a 25-year history of successfully providing planning, consulting, development and management services to healthcare providers located throughout the United States and in 14 foreign countries. The provision of these types of real estate services to healthcare providers is a highly specialized niche. We believe a limited number of companies have the experience and knowledge to satisfy the complex real estate needs and demands of providers of medical services, particularly during periods of rapid change characterized by the emergence of new types of facilities. Our management team has been involved with the planning and/or development of virtually every type of facility built for the delivery of medical services. We believe the reputation and depth of experience of our management team gives us an advantage in the market. Our management team has developed an extensive network of potential sources for the acquisition or selective development of medical-related real estate facilities. In addition to clients from past projects, our management team has years of experience providing financing and advisory services to hospitals, physician practice groups and other health care providers throughout the United States.

     We will act as a knowledgeable provider of capital and real estate services that can respond quickly to changing needs of specialty medical services providers. Upon completion of the offering, we will be uniquely positioned to provide the capital that providers of specialty medical services need to expand their practices while at the same time providing the professional management, design and implementation services that their practices require on an ongoing basis. As medical services providers divest themselves of real estate in favor of sale/leaseback arrangements, we will have the capital to purchase the real estate and subsequently provide the services typically required by lessees.

     We will focus our efforts on properties which will benefit from industry
trends.   Our management team has identified certain types of specialty medical properties, including medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers, that we believe will proliferate in the coming years. We believe that these types of specialty medical properties represent a niche within the healthcare industry with a significant opportunity for superior growth when compared to other opportunities within the real estate investment industry.

     We will partner with experienced developers in bringing new specialty medical properties to market. For over 20 years, members of our management team have engaged in the planning and development of medical properties. Over the years, our management team members developed significant and extensive relationships with other developers within the industry. Many developers require assistance in bringing new properties to market. Additionally, once brought to market, many specialty medical properties continue to require the management services that we provide. We will seek to acquire built-to-suit properties with long-term leases upon completion, which can help developers obtain tenants and necessary bank construction financing. In addition to our existing relationships with developers, we intend to use aggressive marketing to participate in bringing specialty medical properties to market.

     We will lease our properties to high quality tenants. We understand that to be successful as a REIT, our tenants also must be successful and have the financial ability to make their rent payments to us. Unlike many industries, the healthcare industry historically has not experienced the full impact of economic cycles. Although reductions in Medicare reimbursement and the increase in managed care have placed significant pressures on medical services providers, recent increases in payment levels and improved operating efficiencies have alleviated some of those concerns. Our management team is experienced in the review and analysis of the financial health of medical services providers and we will thoroughly review the operating history, reputation and prospects of prospective tenants.

     We will selectively develop, or acquire newly developed, specialty medical properties. In addition to acquiring existing medical properties, we intend to selectively develop, or acquire newly developed, medical properties. We expect to engage in three types of activities relating to development properties:

     - Build-to-suit: We will develop and construct a new facility for a tenant on a "build-to-suit" basis utilizing HADC's experienced management team. Generally, we will only commence this type of development after we have an acceptable contractual lease commitment from a satisfactory tenant to lease the newly developed property under a long term net lease commencing upon completion of development.

     - Third party development: We will provide the opportunity for other experienced developers or medical providers to partner with HADC in the development and construction of medical facilities. Under this combined development arrangement, HADC will earn a portion of the development fee and receive a carried interest in the property. At completion of construction and commencement of the lease, we will have the option to purchase the property at a pre-negotiated price supported by an appraisal undertaken at the commencement of development.

     - Acquisition of newly developed properties: We may enter into contracts with experienced developers to purchase properties for a fixed purchase price upon completion of a newly developed property and commencement of the lease. Generally, we will only enter into this type of contract if there is a satisfactory contractual commitment from an acceptable tenant under a long-term lease commencing prior to or upon our acquisition of the property. In such circumstances, the developer will fund all construction and development costs and will be responsible for cost overruns and other development risks.

     In addition to the direct acquisition of properties, we may make investments in properties through joint ventures with strategic partners or through equity contributions, sales and leasebacks or secured loans.

     Any additional investments in properties may be financed, in whole or in part, with undistributed cash, subsequent issuances of common shares or other securities or borrowings.

OUR GROWTH STRATEGY

     We intend to increase our revenues and cash available for distribution to our shareholders by executing a two-pronged strategy of external and internal growth.

     External Growth Strategy.  We intend to acquire and selectively develop:

     - quality medical properties in geographic areas and/or in specialties where demand for medical services is expected to grow for the foreseeable future; and

     - multi-tenant properties located on or near hospital campuses in expanding markets with high occupancy rates and competitive tenant lease terms.

     We will lease these properties under long term master facilities leases to hospitals, physician groups and other healthcare service providers or under competitive multi-tenant property leases to medical services providers working independently in separate offices in one building.

     Internal Growth Strategy. We intend to use a number of strategies to grow internally:

     - We intend to grow our tenant revenues by:

      + entering into long term leases with annual contractual rent increases;

      + using all-net leases which allow us to pass through property expense increases to tenants; and

      + increasing rents through renovations and expansions of existing properties.

     - Through HADC, we expect to earn fees from third parties for:

      + property development;

      + facility planning;

      + medical equipment planning and implementation services;

      + real estate brokerage;

      + leasing services; and

      + property management.

     - We also expect to receive income through any carried interests we may receive in projects we develop for third parties.

                                   PROPERTIES

DESCRIPTION OF OUR INITIAL PROPERTIES

     Upon completion of the offering, we will acquire the following properties, which we currently have under contract to purchase, for an aggregate purchase price (including transaction costs) of approximately $63,436,000. Until we receive the proceeds from the offering to apply to the purchase of these properties, we will not own any properties.

                                                                                          PURCHASE
                                                                                            PRICE         ANNUAL
                                                                                          PER GROSS     AGGREGATE
                                                       SQUARE FOOTAGE    PURCHASE          SQUARE          BASE
PROPERTY                 TYPE            LOCATION      GROSS/RENTABLE    PRICE(1)          FOOT(1)       RENT(2)
--------            ---------------   --------------   --------------   -----------       ---------     ----------
Park Medical        Medical office    Charlotte, NC    34,000/32,947    $ 5,752,000        $169.18      $  723,878
Center                 building
Urology Center of     Ambulatory      Germantown, TN   35,361/33,777    $11,100,000(3)     $313.91      $1,150,271(4)
the South               surgery
                    center/physician
                     group clinic
Partell Medical     Medical office    Las Vegas, NV    32,118/27,736    $ 7,318,000        $227.85      $  782,928(5)
Center                 building
Sierra Health         Outpatient      Las Vegas, NV    25,988/25,988    $ 5,975,000(6)(7)  $229.91(6)   $  559,656
Services (2300 W.    treatment and
Charleston            diagnostic
Boulevard)            facilities
Sierra Health         Outpatient      Las Vegas, NV    27,447/27,447    $ 7,484,000(6)(7)  $272.67(6)   $  701,028
Services (2316 W.    treatment and
Charleston            diagnostic
Boulevard)            facilities
Sierra Health         Outpatient      Las Vegas, NV    49,014/49,014    $12,399,000(6)     $252.97      $1,175,856
Services (888 S.     treatment and
Rancho Drive)         diagnostic
                      facilities
Sierra Health         Outpatient      Las Vegas, NV    58,396/58,396    $13,408,000(6)(9)  $229.60      $1,226,556
Services (4475 S.    treatment and
Eastern Avenue)       diagnostic
                      facilities


                    ANNUALIZED BASE         PRINCIPAL
                   RENT PER RENTABLE        TENANTS/
PROPERTY              SQUARE FOOT          SUB-TENANTS
--------           -----------------   -------------------
Park Medical            $21.97         Mecklenburg Medical
Center                                 Group; Charlotte
                                       Orthopedic
Urology Center of       $34.05         Urology
the South                              Ambulatory
                                       Surgery Center,
                                       LLC; Urology Center
                                       of the South, P.C.
Partell Medical         $28.22         Jacobs & Modaber,
Center                                 M.D.'s, Ltd.
Sierra Health           $21.54         Southwest Medical
Services (2300 W.                      Associates, Inc.(8)
Charleston
Boulevard)
Sierra Health           $25.54         Southwest Medical
Services (2316 W.                      Associates, Inc.(8)
Charleston
Boulevard)
Sierra Health           $23.99         Southwest Medical
Services (888 S.                       Associates, Inc.(8)
Rancho Drive)
Sierra Health           $21.00         Southwest Medical
Services (4475 S.                      Associates, Inc.(8)
Eastern Avenue)

---------------

(1) Includes estimated transaction costs.

(2) Actual base rent for 2001.


(3) Urology Center of the South, or UCS, is owned by Brierbrook Partners, LLC, or Brierbrook. The limited liability company interests in Brierbrook consist of Class A interests, which are held by 27 individuals, and the managing member's Class B interest, which is currently held by Med Properties Assets Group, L.L.C., or MPAG. MPAG is wholly owned by Wabash Properties Group, LLC, or Wabash. Fred Klipsch, O.B. McCoin, Charles Lanham, Frederick Farrar, Robin Barksdale, Michael Klipsch and Steve Klipsch own approximately 50.1%, 27.3%, 7.3%, 3.7%, 6.8%, 2.4% and 2.4%, respectively, of Wabash and Windrose International. Immediately prior to consummation of the formation transactions, the owners of Wabash will contribute all of their ownership interests in Wabash to Windrose for no additional consideration. Consequently, all the Class B limited liability company interests in Brierbrook will be owned indirectly by Windrose International. In addition, we will acquire 90% of the Class A limited liability company interests in Brierbrook in exchange for 102,267 units of partnership interest in our operating partnership (valued at $1,534,005 based on a value per unit equal to the initial public offering price for our common shares) and $221,000 in cash. Our officers and trustees will receive 58,067 units and no cash in exchange for their Class A limited liability company interests in Brierbrook. In addition, we intend to repay in full the outstanding mortgage debt of approximately $9,000,000 on the property and assume a liability having a fair value, as of June 30, 2002, of approximately $300,000 in connection with an interest rate swap agreement related to the property. Physicians who are members of the Urology Center of the South, P.C., will continue to own 10% of the Class A limited liability company interests in Brierbrook.


(4) Represents current annual base rent.

(5) Annualized December 2001 base rent.

(6) Additional consideration for the purchase of the four Sierra properties is the issuance to CB Richard Ellis Corporate Partners LLC, an affiliate of CPSIEM, LLC and CPSIEE, LLC, the unaffiliated third party sellers of these properties, of warrants, exercisable for two years after issuance, to purchase an aggregate of 20,000 common shares at a price per share equal to the price to the public in the offering.

(7) The 2300 W. Charleston Boulevard and 2316 W. Charleston Boulevard properties have a combined purchase price and estimated closing costs of $13,457,000. We have allocated the purchase price between the two properties based on gross square footage. The two properties have separate leases.

(8) These leases are guaranteed by Sierra Health Services, Inc., a New York Stock Exchange listed company and parent of Southwest Medical Associates, Inc.

(9) Includes the issuance of 10,000 units of partnership interest in our operating partnership valued at $150,000 based on the initial public offering price for our common shares.

     Set forth below is additional information about each of our initial properties, as well as information about significant tenants of the initial properties.

  PARK MEDICAL CENTER

     General. This property, a multi-tenant medical office building, is located at 10512 Park Road, Charlotte, North Carolina, in close proximity to Mercy Hospital South. We do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. Park Medical Center is currently owned by Park Medical Associates, LLC. We have entered into an agreement with Park Medical Associates to purchase the facility for $5,650,000 upon completion of the offering. We will assume existing indebtedness on the facility of approximately $3,901,000. We expect to pay additional due diligence and closing costs of approximately $100,000, including a 1% assumption fee to assume the existing indebtedness and related lender counsel's fees. The existing indebtedness is a non-recourse loan with a fixed interest rate of 7.97% per annum. The loan matures on September 1, 2009 and the loan payment of principal and interest is based on a 30-year amortization. The note may be prepaid prior to maturity upon payment of an amount necessary to purchase U.S. government obligations sufficient to fund the remaining payments of principal and interest.

     Leases. The property currently is leased to ten tenants. Mecklenburg Medical Group, the most significant tenant, occupies approximately 10,019 square feet of the facility, or approximately 30% of the rentable space, and nine other tenants occupy the remainder of the facility.

                                            TOTAL RENTABLE                          PERCENTAGE OF GROSS
                           NUMBER OF        SQUARE FEET OF    ANNUAL BASE RENT OF      BASE RENTS ON
YEAR                   EXPIRING LEASES(1)   EXPIRING LEASES   EXPIRING LEASES(2)      EXPIRING LEASES
----                   ------------------   ---------------   -------------------   -------------------
2002.................          1                 2,312             $ 48,552                 6.6%
2003.................          2                 2,163             $ 45,121                 6.2%
2004.................          1                 1,624             $ 33,597                 4.6%
2005.................          3                13,819             $231,825                31.7%
2006.................          0                    --                   --                  --
2007.................          3                13,368             $359,095                49.0%
2008.................          1                   714             $ 14,224                 1.9%

---------------

(1) Lease expirations are based upon lease renewals that are required as a condition to the acquisition of the properties, which condition may be waived by us.

(2) Annualized December 2001 base rent.

     Under the existing leases, which we will assume, all tenants, except one, pay their proportionate share of operational expenses in excess of a base year operating expense specified in the tenant's lease. Base rent under each tenant lease increases annually based upon increases in the consumer price index.

     Tenants. The building is currently 91.5% occupied. Mecklenburg Medical Group is a corporation consisting of approximately 17 physicians in various specialties. The other tenants are local physicians and physician groups or related service providers.

  UROLOGY CENTER OF THE SOUTH

     General. This property, a newly constructed one-story facility, is located at 1325 Wolf Park Drive, Germantown, Tennessee, a suburb of Memphis, near Methodist LeBonheur Healthcare Germantown Hospital. The facility contains approximately 33,777 net rentable square feet, 15,918 rentable square feet of which is an ambulatory surgery center, 12,789 rentable square feet of which is clinic space and 5,070 rentable square feet of which is office space. Construction of the facility was completed in April 2002, and tenants first occupied the clinic and corporate office space in April 2002. The ambulatory surgery center will be first occupied in June 2002. Because the facility is newly constructed, we do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. Brierbrook Partners, LLC, a Tennessee limited liability company, currently owns the facility. Physicians who are members of Urology Center of the South, P.C. (UCS), currently own 20% of the Class A limited liability company interests of Brierbrook, and other investors, including five of our executive officers and trustees, own the remaining 80% of Brierbrook. Med Properties Assets Group, L.L.C., an Indiana limited liability company, is the managing member of Brierbrook and owns Class B managing member limited liability company interests. Med Properties Assets Group, L.L.C. has no other net assets or operating activities. As the managing member, Med Properties Assets Group is entitled to certain distributions of cash flow and proceeds from the sale after a return to the limited investors. Wabash Properties Group, LLC, an Indiana limited liability company that is owned by the members of Windrose International, owns Med Properties Assets Group. Prior to consummation of the formation transactions, the owners of Wabash will contribute the ownership interest of Med Properties Asset Group to Windrose International for no additional consideration and we will acquire the ownership interests of Med Properties Asset Group, and thus, the Class B managing member interests of Brierbrook through our acquisition of assets from Windrose International in the formation transactions.

     We have entered into agreements to acquire 90% of the Class A limited liability company interests in Brierbrook from the individual owners, including certain of the UCS physicians, upon completion of this offering in exchange for an aggregate of 102,267 units of partnership interest in the operating partnership and $221,000 in cash. As described above, in connection with the contribution of assets to our operating partnership by Windrose International, we will acquire all of the managing member's Class B limited liability company interests. After the consummation of these transactions, we will be the sole managing member of Brierbrook and will own all of the Class B limited liability company interests and 90% of the Class A limited liability company interests and certain physicians who are currently members of Brierbrook will continue to hold 10% of the Class A limited liability company interests in Brierbrook.

     The facility is subject to mortgage debt in favor of SouthTrust Bank, N.A. in the principal amount of approximately $9,000,000 at a variable interest rate which we intend to repay in full using proceeds from the offering. We also will assume a liability having a fair value, as of June 30, 2002, of approximately $300,000 in connection with an interest rate swap agreement related to the property.

     Leases. The facility is completely leased under three separate leases. Each lease has an initial 20-year term expiring in 2022, with two consecutive five-year renewal options. The initial aggregate annual base rent from this property is $1,150,271. Each lease provides that the annual base rent will increase on each of the first two anniversary dates by 1% and on each following anniversary date by 3% or the increase in the consumer price index, whichever is greater. Each lease is a net lease with each tenant responsible for the payment of its proportionate share of operational and capital expenses. The leases do not grant the lessees any right to purchase the leased premises. The facility is 100% occupied.

     The 15,918 rentable square foot ambulatory surgical center is leased to Urology Ambulatory Surgery Center, LLC (UASC), owned by Urology Center of the South, P.C., and Ambulatory Operations, Inc., an affiliate of Methodist Health Systems. Initial annual base rent under the ambulatory surgery center lease is $702,302.

     Urology Center of the South, P.C., leases the clinic space and the office space. The clinic lease is for 12,789 rentable square feet. The initial annual base rent under the clinic lease is $346,518. The office lease is for 5,070 rentable square feet. The initial annual base rent under the office lease is $101,451.

     In addition to the leases, Brierbrook is the beneficiary of the following agreements:

     - Urology Ambulatory Surgery Center Subordination, Limited Guaranty and Indemnification Agreement, dated June 26, 2001, by and among UCS, UASC and Brierbrook;

     - Urology Ambulatory Surgery Center Subordination, Non-Compete, Limited Guaranty and Indemnification Agreements, dated June 26, 2001, by and among each of the UCS physicians, UASC, UCS and Brierbrook;

     - Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001, by and among Ambulatory Operations, Inc., UASC and Brierbrook; and

     - Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001, by and among Lebonheur Ambulatory Services, Inc., UASC and Brierbrook.

     Tenants. Urology Center of the South, P.C., is a medical practice group formed in 1996, consisting of approximately ten urologists. For the 12 months ended October 31, 2000, the group performed approximately 2,489 outpatient surgery procedures, 1,632 inpatient procedures and 7,862 clinic office visits.

  PARTELL MEDICAL CENTER

     General. This property, a multi-tenant medical office building, is located at 2870 Maryland Parkway, Las Vegas, Nevada, in close proximity to Columbia Sunrise Hospital and Sunrise Children's Hospital. We do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. Partell Medical Center is currently owned by J&M Quail Meadows, L.L.C. We have entered into an agreement with J&M Quail Meadows to purchase the facility for $7,200,000 upon completion of the offering. We will assume existing indebtedness on the facility of approximately $5,010,000. We expect to pay additional due diligence and closing costs of approximately $118,000, including a 1% assumption fee to assume the existing indebtedness and related lender counsel's fees. The existing indebtedness is a non-recourse loan with a fixed interest rate of 7.62% per annum. The loan matures in June 2011, and the loan payment of principal and interest is based on a 30-year amortization. The note may be prepaid prior to maturity upon payment of an amount necessary to purchase U.S. government obligations sufficient to fund the remaining payments of principal and interest.

     Leases. The property currently is leased to 11 tenants. Jacobs & Modaber M.D.'s, Ltd., the most significant tenant, occupies approximately 13,135 square feet of the facility, or approximately 41% of the rentable space, and ten other tenants occupy the remainder of the facility.

                                                                                     PERCENTAGE OF
                                                 TOTAL            ANNUAL BASE       GROSS BASE RENTS
                              NUMBER OF      SQUARE FEET OF    RENT OF EXPIRING       ON EXPIRING
YEAR                       EXPIRING LEASES   EXPIRING LEASE        LEASES(1)             LEASES
----                       ---------------   --------------   -------------------   ----------------
2002.....................         2               2,198            $ 59,027                7.4%
2003.....................         2               3,885            $102,053               12.7%
2004.....................         4               9,131            $219,973               27.5%
2005.....................         2               2,444            $ 66,873                8.4%
2006.....................         2              14,457            $352,291               44.0%

---------------

(1) Annualized December 2001 base rent.

     Under the existing leases, which we will assume, eight of the 11 tenants pay their proportionate share of operational expenses. Three tenants do not pay any operational expenses but pay higher base rent. Base rent under each tenant lease increases annually by the greater of a specified percentage between 2% and 5% or an amount based upon increases in the consumer price index.

     Tenants. The building is currently 97% occupied. Jacobs & Modaber M.D.'s, Ltd., is a partnership of approximately four physicians that employs two additional staff physicians. The other tenants are local physicians and physician groups or related service providers.

  SIERRA HEALTH SERVICES: 2300 W. CHARLESTON BOULEVARD

     General. This property, a single tenant, two story medical office building with a below ground parking garage, is located at 2300 W. Charleston Boulevard, Las Vegas, Nevada. The building is part of the main medical campus of Sierra Health Services, Inc., which is located west of University Medical Center and Valley Hospital. At its main campus, Sierra provides healthcare services, including general and preventative medicine, from a self-contained urgent care center and an outpatient surgery center. We do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. The 2300 W. Charleston Boulevard property currently is owned by CPSIEM, LLC. We have entered into an agreement to purchase this facility and the facility located at 2316 W. Charleston Boulevard for an aggregate price of $13,300,000 upon completion of the offering. We anticipate that we will pay additional due diligence and transaction costs estimated to be approximately $159,000. The purchase price and transaction costs include the price and transaction costs for the Sierra facility at 2316 W. Charleston Boulevard described below.

     Lease. The property currently is leased to Southwest Medical Associates, Inc., a wholly owned subsidiary of Sierra Health Services, Inc. The 15-year lease, which we will assume, commenced in December 2000 and the initial term will expire in January 2016. Base rent increases 1.5% each lease year. The tenant has five (5) options to renew for five (5) years each. Options to renew require 365 days prior notice. The annual base rent for 2001 for this property was $559,656. Base rent for the first year of a renewal term is the greater of
(a) a 1.5% increase over the preceding year or (b) fair market rent (determined by appraisal process). Base rent for each subsequent year of a renewal term is increased by 1.5% over the prior year's base rent. The lease is a full net lease with the tenant responsible for all costs and expenses associated with the operation, maintenance, repair and replacement of the property.

     Lease Guaranty. The 2300 W. Charleston Boulevard lease is guaranteed by Sierra Health Services, Inc. The guaranty is an unconditional and absolute guaranty of payment and performance.

     Tenants. Established in 1984, Sierra Health Services, Inc. is a publicly held, diversified, managed care holding company based in Las Vegas, NV, with operations primarily in managed care, health insurance, and workers' compensation insurance. Health Plan of Nevada, a wholly owned subsidiary of Sierra, is the largest HMO in Nevada. Traded publicly on the New York Stock Exchange under the symbol SIE, Sierra has a 59% commercial market share in Las Vegas and 47% market share in Nevada. Sierra generated revenues in 2001 of $1.3 billion, with $17.5 million in income from continuing operations, compared to a loss of $38.8 million in the prior year. At March 31, 2002, Sierra had total assets of $1.011 billion, with stockholders' equity of $102.4 million. See "Summary Historical Financial Information" for Sierra Health Services, Inc. on page F-31.

  SIERRA HEALTH SERVICES: 2316 W. CHARLESTON BOULEVARD

     General. This property, a single tenant, two story medical office building with a below ground parking garage, is located at 2316 W. Charleston Boulevard, Las Vegas, Nevada. The building is part of the main medical campus of Sierra Health Services, Inc., which is located west of University Medical Center and Valley Hospital. At its main campus, Sierra provides healthcare services, including general and preventative medicine, from a self-contained urgent care center and an outpatient surgery center. We do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. The 2316 W. Charleston Boulevard property currently is owned by CPSIEM, LLC. The purchase price, additional due diligence cost and transactions costs are combined with 2300 W. Charleston Boulevard property.

     Lease. The property currently is leased to Southwest Medical Associates, Inc., a wholly owned subsidiary of Sierra Health Services, Inc. The 15-year lease, which we will assume, commenced in December 2000 and the initial term will expire in January 2016. Base rent increases 1.5% each lease year. The tenant has five (5) options to renew for five (5) years each. Options to renew require 365 days prior notice. The annual base rent for 2001 for this property was $701,028. Base rent for the first year of a renewal term is the greater of
(a) a 1.5% increase over the preceding year or (b) fair market rent (determined by appraisal process). Base rent for each subsequent year of a renewal term is increased by 1.5% over the prior year's base rent. The lease is a full net lease with the tenant responsible for all costs and expenses associated with the operation, maintenance, repair and replacement of the property.

     Lease Guaranty. The 2316 W. Charleston Boulevard lease is guaranteed by Sierra Health Services, Inc. The guaranty is an unconditional and absolute guaranty of payment and performance.

     Tenants. Information regarding Sierra Health Services, Inc. is set forth above in the description of the 2300 W. Charleston Boulevard property.

  SIERRA HEALTH SERVICES: 888 S. RANCHO DRIVE

     General. This property, a single tenant, two-story medical office building, is located at 888 S. Rancho Drive, Las Vegas, Nevada. The building is part of Sierra Health Services, Inc. main medical campus. The facility contains primary medical care operations in addition to one of Sierra's urgent care centers. An adjunct to the urgent care center is a Close Observation Unit where patients needing closely monitored medical care are treated and reviewed for further care. We do not have any immediate plans to improve or renovate the facility.

     Acquisition and Ownership. The S. Rancho Drive property currently is owned by CPSIEM, LLC. We have entered into an agreement to purchase the facility for $12,250,000 upon completion of the offering. We anticipate that we will pay additional due diligence and transaction costs estimated to be approximately $149,000.

     Lease. The property currently is leased to the same tenant as the W. Charleston Boulevard properties. The terms of the lease, which we will assume, are substantially similar to the lease described above for the W. Charleston properties described above. The annual base rent for 2001 for this property was $1,175,856.

     Lease Guaranty. The lease is guaranteed by Sierra Health Services, Inc. The guaranty is an unconditional and absolute guaranty of payment and performance.

     Tenants. Information regarding Sierra Health Services, Inc. is set forth above in the description of the 2300 W. Charleston Boulevard property.

  SIERRA HEALTH SERVICES: 4475 S. EASTERN AVENUE

     General. This property, is a single tenant, two-story medical office building, is located at 4475 S. Eastern Avenue, Las Vegas, Nevada, in close proximity to Desert Springs Hospital. The building serves as office space for Sierra primary care and specialty physicians, including those in the following practice areas:

- adult               - health education and wellness program;
  medicine;
- OB/GYN;             - laboratory;
- ophthalmology;      - x-ray;
- pediatrics;         - radiology; and
- vision care;        - urgent care.

     Acquisition and Ownership. The property currently is owned by CPSIEE, LLC. We entered into an agreement to purchase the facility upon completion of the offering for $13,100,000 cash and the issuance of 10,000 units of partnership interest in our operating partnership valued at $150,000 based on a value per unit equal to the initial public offering price for our common shares. We anticipate that we will pay additional due diligence and transaction costs estimated to be approximately $158,000.

     Lease. The property currently is leased to Southwest Medical Associates, Inc., a wholly owned subsidiary of Sierra Health Services, Inc. The terms of the lease are substantially similar to the lease described above for the W. Charleston Boulevard properties. The base rent for 2001 for this property was $1,226,556. Base rent increases 1.5% each lease year. The tenant has five (5) options to renew for five (5) years each. Options to renew require 365 days prior notice. Renewal term base rent is the greater of (a) a 1.5% increase over the preceding year or (b) fair market rent (determined by appraisal process). Each subsequent year of a renewal term is increased by 1.5% over the prior year's rent. The lease is a full net lease with the tenant responsible for all costs and expenses associated with the operation, maintenance, repair and replacement of the property.

     Lease Guaranty. The lease is guaranteed by Sierra Health Services, Inc. The guaranty is an unconditional and absolute guaranty of payment and performance.

     Tenants. Information regarding Sierra Health Services, Inc. is set forth above in the description of the 2300 W. Charleston Boulevard property.

DEPRECIATION, REAL ESTATE TAXES AND INSURANCE

     The federal tax basis for six of our seven initial properties used to determine depreciation for federal income tax purposes will be our acquisition costs for such properties. Urology Center of the South was placed in service for federal tax depreciation purposes as of May 2002. We will use carryover basis for this property because we are acquiring our ownership interest in exchange for units of partnership interest in our operating partnership. For federal income tax purposes, depreciation with respect to the real property components of our properties (other than land) generally will be computed using the straight-line method over a useful life of 39 years, for a depreciation rate of 2.6% per year.

     The following table reflects certain real estate tax information for our seven initial properties.

                                                          ESTIMATED
                                                          2002 REAL          ESTIMATED 2002
PROPERTY                                             PROPERTY TAX RATE(1)   REAL ESTATE TAXES
--------                                             --------------------   -----------------
Park Medical Center...............................          1.0497               $35,500
Urology Center of the South.......................          4.09                 $71,300
Partell Medical Center............................          2.8966               $42,500
Sierra Health Services
  (2300 W. Charleston Boulevard)..................          3.2546               $31,300
Sierra Health Services
  (2316 W. Charleston Boulevard)..................          3.2526               $ 3,600
Sierra Health Services
  (888 S. Rancho Drive)...........................          3.2546               $50,200
Sierra Health Services
  (4475 S. Eastern Avenue)........................          2.8990               $89,200

---------------

(1) Per $100 of assessed value.

     Upon our acquisition of the initial properties, we believe the properties will be adequately covered by insurance of the type and amount customary for these types of properties.

OUR LEASES

     At all seven of our initial properties, we will succeed to the existing leases with tenants. We generally will have two types of leases: a master lease and a multi-tenant lease. Under a master lease, one master lessee leases an entire property and may then sublease space within the property to one or more sublessees. Under multi-tenant leases, lessees lease portions of a property directly from the owner.

     Our master leases are commonly referred to as "all net" leases. An all net lease, sometimes referred to as a full net lease, requires the lessee to pay all ongoing operating and maintenance expenses of the property, including property and casualty insurance, utilities and other charges incurred in the operation of the properties, as well as real estate taxes, ground lease rent and the costs of capital repairs and maintenance. Our master leases typically will be all net leases in which the master lessee will be responsible for paying all of these amounts. Our multi-tenant leases generally will be triple net or expense-stop leases. A triple net lease or variations thereof requires the lessee to pay the ongoing operating and maintenance expenses, property and casualty insurance, real estate taxes, but generally requires the landlord to pay the cost of capital repairs and replacements. Under a triple net lease, the lessee generally is responsible for paying its proportionate share of these obligations. An expense-stop lease requires a lessee to pay its proportionate share of the ongoing operating and maintenance expenses, property and casualty insurance, and real estate taxes in excess of a fixed amount per square foot.

     The specific financial terms of the leases for the initial seven properties are set forth above.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of our properties, we or our lessees may be potentially liable for any such costs.

     We will obtain Phase I environmental assessments on all of the initial properties. The Phase I environmental assessments are intended to identify potential environmental contamination for which our properties may be responsible. The Phase I environmental assessments include historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The Phase I environmental assessments do not include invasive procedures, such as soil sampling or ground water analysis. Thus, it is possible that these environmental assessments will not reveal all environmental liabilities and there may be material environmental liabilities of which we are not aware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the properties will not be affected by the condition of the properties in the vicinity of our properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us or our lessees.

     We believe that the initial properties are in compliance in all material respects with all federal, state and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither we nor, to our knowledge, any of the current owners of the initial properties have been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matter in connection with any of the initial properties.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     Upon completion of the offering, our Board of Trustees will consist of seven members. All of the trustees will serve staggered terms of three years and the trustees are divided into three classes. Each Class I trustee will hold office for a term expiring at the 2003 annual meeting of shareholders, each Class II trustee will hold office initially for a term expiring at the 2004 annual meeting of shareholders and each Class III trustee will hold office initially for a term expiring at the 2005 annual meeting of shareholders. Certain information regarding our executive officers and sole trustee, and those persons who have agreed to become trustees upon completion of the offering, is set forth below.

NAME                                  AGE   POSITION
----                                  ---   --------
Fred S. Klipsch.....................  60    Chairman of the Board, Chief Executive
                                              Officer and Trustee (Class III)(1)
Bain J. Farris......................  53    Trustee (Class II)(1)
Bruce M. Jacobson...................  52    Trustee (Class I)(1)
Charles E. Lanham...................  71    Trustee (Class II)(1)
David L. Maraman....................  54    Trustee (Class III)(1)
Randall Tobias......................  60    Trustee (Class II)(1)
Norman Zahler.......................  52    Trustee (Class I)(1)
Frederick L. Farrar.................  46    President, Chief Operating Officer and
                                              Treasurer(2)
O.B. McCoin.........................  58    Executive Vice President(2);
                                            President -- HADC
Robin P. Barksdale..................  57    Executive Vice President(2) Chief
                                            Operating Officer -- HADC
Doug Hanson.........................  47    Vice President and Chief Financial
                                            Officer(2)
R. Walker Batts.....................  57    Vice President -- Finance(2)
David A. Young......................  54    Vice President -- Acquisitions(2)
Daniel R. Loftus....................  51    Secretary and General Counsel(2)

---------------

(1) Mr. Klipsch currently serves as our sole trustee. Upon completion of the offering, Messrs. Farris, Jacobson, Lanham, Maraman, Tobias and Zahler will become trustees.

(2) These individuals have served in the indicated officer capacities since our formation in March 2002.

     Fred S. Klipsch is the Chairman of our Board of Trustees and our Chief Executive Officer. He is a principal in Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Klipsch and Lanham. Since 1990, Mr. Klipsch has served as Chairman of the Board of Directors and Chief Executive Officer of Klipsch Lanham Investments. He is a majority owner and Chairman of the Board of Directors of Windrose International, LLC, the assets of which will be contributed to our operating partnership upon completion of this offering. Mr. Klipsch also served in various capacities with Overhead Door Company of Indianapolis, Inc., and Overhead Door Companies of Greater Cincinnati, Inc., both Klipsch Lanham Investments companies. Until May 2002, he served as Chief Executive Officer of Klipsch Audio, Inc. and currently is Chairman of the Board of Klipsch Audio, Inc. Mr. Klipsch has extensive experience in healthcare-related real estate and operations, having first acquired a chain of nursing homes in Indiana in 1980. From 1983 to 1989, Mr. Klipsch acquired operating experience with acute care hospitals, nursing homes and assisted care facilities and retirement centers as Chief Operating Officer of the Forum Group, a major operator of hospitals and senior living facilities. From 1990 to 1992, Mr. Klipsch served as a member of the board of directors and a member of the executive committee of the National Association of Senior Living Industries. Mr. Klipsch holds a B.S. Degree from Purdue University and an M.B.A. from California State at Long Beach.

     Bain J. Farris has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Farris has been a principal of Health Evolutions, Inc., a healthcare consulting company, since 1999. From 1995 to 1998, Mr. Farris served as Executive Vice President of Anthem, Inc., a diversified health insurance company with multi-state responsibility for Blue Cross/Blue Shield licenses. From 1971 to 1994, Mr. Farris served in a variety of positions, including as President and Chief Executive Officer from 1986 to 1994, at St. Vincent Hospital and Health Care Center, the largest hospital in the Daughters of Charity National Health System comprised of approximately 52 facilities and 5,600 employees. Mr. Farris currently serves on the Board of Trustees of Marian College, the Boards of Directors of CYO and Intus and the State of Indiana Tobacco Executive Board. Mr. Farris holds a B.A. Degree from Marian College and a M.H.A. from Indiana University School of Medicine, as well as honorary Doctorates in Health Administration and Public Service from Vincennes University and Marian College, respectively.

     Bruce M. Jacobson has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Jacobson is a senior partner with Katz, Sapper & Miller, LLP, an accounting and consulting firm based in Indianapolis, Indiana. Mr. Jacobson joined Katz, Sapper & Miller in 1971. Mr. Jacobson is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. Mr. Jacobson currently serves as a member of the Advisory Boards of Vine Street Exchange Fund L.P., an investment management fund, and Financial Stocks Private Equity Fund 1998 L.P., and Financial Stocks Capital Partners, L.P., each of which is a private equity fund. Mr. Jacobson also serves on the Board of Directors of Quality Dining, Inc., an operator of restaurants throughout the United States. Mr. Jacobson holds a B.S. Degree in Business and Accounting from Indiana University.

     Charles E. Lanham has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Lanham is a principal in Klipsch Lanham Investments, a management company for the operating businesses owned by Messrs. Lanham and Klipsch. He has served as Chairman of Overhead Door Company of Indianapolis, Inc. since 1967. Mr. Lanham also has served as Chairman of LK Leasing Company, an equipment leasing company, since 1986. Since 1971, Mr. Lanham has been a director of The Steak n Shake Company, an owner of specialty restaurants and a New York Stock Exchange listed company. Mr. Lanham has served as Director for Indiana University Foundation and Indiana University Dean's Advisory Council. He also has served as Trustee for the Indianapolis Museum of Art, and as Director of St. Vincent Hospital Foundation. Mr. Lanham holds a B.S. Degree from Indiana University.

     David L. Maraman has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Maraman is President and Chief Executive Officer of CIB Bank, Indianapolis, Indiana, which he organized in March 1998. Prior to that, he was Vice President -- Sales and New Business Development for Carmel Financial Corporation from April 1997 to February 1998. Prior to that, he was President and Chief Executive Officer of United Fidelity Bank, fsb, Evansville, Indiana from January 1995 to March 1997. Prior to that he was employed by National City Bank and Merchants National Bank & Trust Company of Indianapolis. From 1972 -- 1987, he served in various capacities with the Comptroller of the Currency. He has also held several not-for-profit community positions, including serving on the Welborn Hospital Foundation Board. He holds a B.S. Degree in Finance from Western Kentucky University and is a graduate of the Stonier Graduate School of Banking, Rutgers, The State University, New Brunswick, New Jersey.

     Randall Tobias has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Tobias served as President, Chief Executive Officer and Chairman of the Board of Directors of Eli Lilly & Company from 1993 to 1998. From 1986 to 1993, Mr. Tobias served as a senior officer and as Vice Chairman of the Board of Directors of AT&T Corp. From 1998 to 2001, Mr. Tobias served as the Poling Professor of Business and Government at Indiana University. Mr. Tobias currently serves on the boards of directors of Kimberly-Clark Corporation, Knight-Ridder, Inc. and Phillips Petroleum Company, and previously served on the boards of directors of Chemical Bank of New York (now J.P. Morgan Chase) and Agilent Technologies. From 1986 to 1999, Mr. Tobias also served on the board of trustees of Duke University. Mr. Tobias holds a B.S. Degree from Indiana University and holds honorary Doctor of

Laws degrees from Indiana University, Wabash College, Butler University, Gallaudet University and Ball State University, as well as an honorary Doctor of Engineering from Rose-Hulman Institute of Technology.

     Norman Zahler has agreed to serve as a trustee beginning immediately upon completion of the offering. Mr. Zahler served as a principal of, and an underwriter for, Pacific Capital Investors from 1998 to 1999 in connection with the acquisition of a $1.7 billion real estate loan portfolio. From 1989 to 1992, Mr. Zahler served as President of Zephyr Capital, LLC, a California real estate development company. From 1983 to 1988, Mr. Zahler founded and served as Chief Executive Officer of American Senior Inns, a developer of congregate care and assisted living facilities in California. Mr. Zahler currently serves on the Board of Directors of Canyon Creek Cabinets and Walz Postal Solutions. Mr. Zahler holds a B.A. Degree in Economics from the University of Oregon and an M.B.A. from the University of California, Los Angeles.

     Frederick L. Farrar has served as our President, Chief Operating Officer and Treasurer since our formation in March 2002. Since 2000, he has served as President of Klipsch Lanham Investments. Since 1990, Mr. Farrar has served as Executive Vice President and Chief Financial Officer of Klipsch Lanham Investments and Executive Vice President and Chief Financial Officer of Klipsch Audio, Inc. Mr. Farrar resigned as Chief Financial Officer of Klipsch Audio in May 2002. Mr. Farrar also has served as Chief Financial Officer of HADC since 1990, and of Windrose International, LLC since its formation. Mr. Farrar also served as Executive Vice President and Chief Financial Officer of National Guest Homes, Inc., an assisted living developer/operator, from 1990 until the sale of the company to Marriott Senior Living Services in 1996. From 1981 until 1990, Mr. Farrar worked as a financial planner and consultant. Mr. Farrar holds a J.D. Degree from Syracuse University College of Law and a B.A. Degree from St. Lawrence University.

     O. B. McCoin has served as our Executive Vice President since our formation in March 2002. Since 1997, Mr. McCoin has served as President and Chief Executive Officer of Windrose International, LLC. Mr. McCoin has served as President and Chief Executive Officer of Med Properties Management Group, L.L.C., a subsidiary of Windrose International, since its formation in January 2000. Mr. McCoin has served as President and Chief Executive Officer of HADC since 1990. Prior to that, Mr. McCoin served as President and Chief Operating Officer of HADC from 1987 until 1990, when HADC was owned by Affiliates Group, Inc. From 1987 to 1990, Mr. McCoin also served as a member of the board of directors and Senior Vice President of Affiliates Group, Inc. From 1981 to 1986, Mr. McCoin served as Senior Vice President -- Business Development, of HADC while HADC was a subsidiary of Hospital Affiliates, Inc. From 1977 to 1981, Mr. McCoin served as the Vice President of Construction Services of HADC. Prior to joining HADC in 1977, Mr. McCoin served as project director within the Tennessee Department of Health, where he was involved in state and federal healthcare facility planning, certification and licensure. Mr. McCoin holds a B.S. Degree in Civil Engineering from the University of Tennessee and an M.P.A. degree from Western Kentucky University.

     Robin P. Barksdale has served as Executive Vice President and Chief Operating Officer of HADC since October 1999. From 1984 to 1999, Mr. Barksdale served as Senior Vice President of HADC, in which capacity he managed the development of HADC healthcare-related projects. From April 1983 to May 1984, Mr. Barksdale served as Operations Division Vice President of HADC, and from March 1978 to May 1983, Mr. Barksdale served as Regional Development Officer/Project Director of HADC. Prior to joining HADC in 1978, Mr. Barksdale worked as Senior Project Manager of a major electrical subcontractor, in which capacity he was responsible for electrical subcontracting on a large number of healthcare-related projects. Mr. Barksdale holds a B.S. Degree in Electrical Engineering from the University of Tennessee.

     Doug Hanson has served as a Vice President and as our Chief Financial Officer since our formation in March 2002. Since 1998, Mr. Hanson has served as Vice President, Finance and Administration, of Windrose International, in which capacity he is the executive business manager and benefits manager of all three operating subsidiaries of Windrose International. Prior to joining Windrose, Mr. Hanson served as

Chief Financial Officer of Central Service Association, a technology company in Tupelo, Mississippi, from 1988 to 1998. Mr. Hanson holds a B.S. Degree in Accounting from Mississippi State University.

     R. Walker Batts has served as our Vice President, Finance, since our formation in March 2002. Since 2000, Mr. Batts has served as Vice President and Treasurer of Med Properties Management Group, L.L.C. Mr. Batts was a healthcare public finance investment banker with J.C. Bradford & Co. from 1983 to 2000 and Senior Investment Banker and Partner in charge of the firm's governmental and private not-for-profit healthcare group from 1993 to 2000. From 1973 to 1977, he served as Director of Corporate Relations of Charter Medical Corporation and from 1978 to 1981, as Vice President, Corporate Communications of Brookwood Health Services. From 1980 to 1981, Mr. Batts served as a member of the Board of Directors and Executive Committee of the Federation of American Hospitals, the organization representing the nation's investor-owned hospitals. Mr. Batts holds a B.A. Degree from Oglethorpe University.

     David A. Young has served as our Vice President, Acquisitions, since our formation in March 2002. Mr. Young has served as Vice President, Acquisitions and Development of Med Properties Management Group, L.L.C., a subsidiary of Windrose International, since its formation in January 2000. From 1990 to 1999, Mr. Young served as the senior corporate officer responsible for business development and acquisitions at Healthcare Property Investors, Inc., a leading real estate investment trust. Prior to August 1990, Mr. Young served as Associate Professor and Assistant Hospital Director of Vanderbilt University Medical Center from 1988 to 1990, served as Vice President -- Marketing of Hospital Corporation of America from 1985 to 1988, and served as Director of Planning and Business Development of American Hospital Supply Corporation from 1981 to 1985. Mr. Young holds a B.S. Degree from the University of Iowa, and an MBA in finance from Suffolk University.

     Daniel R. Loftus has served as our Secretary and General Counsel since our formation in March 2002. Since 2002, Mr. Loftus has been of counsel to Bone McAllister & Norton, PLLC. Prior to joining us in 2002, Mr. Loftus was an attorney with Wyatt, Tarrant & Combs in Nashville, Tennessee, from late 1997 to March 2002. During 2000, Mr. Loftus also served as Chief Manager of Emmaus Ventures, L.L.C., a venture capital firm. From 1994 to 1996, Mr. Loftus served as Executive Vice President and General Counsel for M.T. Communications, Inc., an owner and operator of television stations. From 1985 to 1994, Mr. Loftus was a partner in the law firm of Boult, Cummings, Conners and Berry, where he served on that firm's Recruiting Committee, Ethics Committee and Executive Committee, and also served as Administrative Partner. From 1975 to 1985, Mr. Loftus was an associate and then a partner in the law firm of Watkins, McGugin, McNeilly and Rowan, Nashville, Tennessee. Mr. Loftus holds a B.A. Degree from Wabash College and a J.D. Degree from Vanderbilt University.

AUDIT COMMITTEE

     The Board of Trustees has established an Audit Committee, which will consist of Messrs. Farris (Chairperson), Tobias and Zahler. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

COMPENSATION COMMITTEE

     The Compensation Committee will consist of Messrs. Zahler (Chairperson) and Farris. The Compensation Committee will determine compensation for our executive officers and administer our stock plan.

TRUSTEE COMPENSATION

     Each trustee who is not an employee of our company will be paid a trustee's fee of $12,000 per year and $500 per Board or committee meeting attended. Trustees who are employees will receive no additional compensation as trustees. In addition, we will reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Trustees.

     Each of our trustees who is not an employee will receive options to purchase 2,000 common shares at the price per share to the public in this offering. The options will be granted under our stock plan. The options are immediately exercisable and will remain exercisable for ten years from the date of grant.

     Each trustee who is not an employee of our company will be granted an option to purchase 2,000 common shares on the date of the first meeting of the Board of Trustees following each annual meeting of our shareholders. These options will vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant and will be exercisable for ten years from the date of grant. These options will become fully exercisable if the trustee ceases to serve on our Board of Trustees due to death or disability.

THE STOCK PLAN

     We have established a stock plan for the purpose of attracting and retaining our executive officers, employees, trustees and other persons and entities that provide services to us. The stock plan authorizes the issuance of options to purchase common shares and the grant of stock awards, performance shares, stock appreciation rights and incentive awards.

     Administration of the stock plan is carried out by the Compensation Committee of the Board of Trustees. The Compensation Committee may delegate its authority under the stock plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "administrator" means the Compensation Committee or its delegate.

     Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the stock plan. Our trustees and other persons and entities that provide services to us are also eligible to participate in the stock plan.

     Up to 800,000 common shares are available for issuance under the stock plan. No more than 300,000 common shares may be issued as stock awards or in settlement of performance share grants. These limitations, and the terms of outstanding awards, will be adjusted as the Board of Trustees determines is appropriate in the event of a stock dividend, stock split, reclassification of shares or similar events.

     The stock plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares' fair market value and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant.

     The administrator will select the participants who are granted options and, consistent with the terms of the stock plan, will prescribe the terms of each option. However, the stock plan provides that each trustee who is not our employee will be granted an option for 2,000 common shares at the first meeting of the Board of Trustees following each annual meeting of shareholders. The option price cannot be less than the shares' fair market value on the date the option is granted. The option price may be paid in cash or, with the administrator's consent, by surrendering common shares, a combination of cash and common shares or in installments. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of options to members of the participant's immediate family, a family trust or a family partnership.

     No participant may be granted incentive stock options that are first exercisable in a calendar year for common shares having a total fair market value (determined as of the option grant), exceeding $100,000. In addition, no participant may be granted options in any calendar year for more than 100,000 common shares.

     The administrator also will select the participants who are granted stock awards and, consistent with the terms of the stock plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to our performance or the performance of our affiliates or business units, including funds from operations, funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common shares, appreciation in value of the common shares, peer shareholder returns or other financial measures that the administrator may designate. A stock award that is not immediately vested and transferable will be restricted for a period of at least three years except that the period will be at least one year in the case of a stock award that is subject to requirements based on one or more of the foregoing performance criteria. No participant may be granted stock awards in any calendar year for more than 40,000 common shares.

     The stock plan also authorizes the grant of performance shares, i.e., the right to receive a future payment, based on the value of the common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to our performance or the performance of our affiliates or business units, including funds from operations, funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common shares, appreciation in value of the common shares, peer shareholder returns or other financial measures that the administrator may designate. The period in which a performance share award may be earned will be at least three years except that the period will be at least one year in the case of an award that is subject to requirements based on one or more of the foregoing performance criteria. To the extent that a performance award is earned, it may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant may be granted more than 40,000 performance shares in any calendar year.

     The administrator also will select the participants who receive stock appreciation rights under the stock plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise exceeds the fair market value of a common share on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant may be granted more than 100,000 stock appreciation rights in any calendar year.

     The stock plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and will be stated with reference to performance criteria stated with reference to our performance or the performance of our affiliates or business units, including funds from operations, funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common shares, appreciation in value of the common shares, peer shareholder returns or other financial measures that the administrator may designate. The period in which performance is measured will be at least one year. No participant may be granted incentive awards in any calendar year that exceed the lesser of (i) 200% of the participant's base salary (prior to any salary reduction or deferral election) as of the date of grant or (ii) $750,000.

     The stock plan includes several provisions that apply if there is a change in control of our company (as defined in the stock plan). If there is a change in control, outstanding options and stock appreciation rights will become exercisable, stock awards will become vested and transferable and performance share awards and incentive awards will be earned in full. The stock plan further provides that a participant's benefits will be reduced in order to avoid excise tax liability under Section 4999 of the Code (relating to certain parachute payments) if the reduction will afford the participant greater after-tax benefits than the participant would realize without the reduction. The stock plan's provision for the reduction of parachute payments does not apply to a participant who is entitled to indemnification from our company for any liability that the participant may incur under Section 4999 of the Code.

     No awards may be granted under the stock plan after May 15, 2012. The Board of Trustees may amend or terminate the stock plan at any time, but an amendment will not become effective without the approval of our shareholders if it increases the number of common shares that may be issued under the stock plan (other than changes to reflect certain corporate transactions and changes in capitalization). No amendment or termination of the stock plan will affect a participant's rights under outstanding awards without the participant's consent.

     On the effective date of the offering, options for an aggregate of 126,000 common shares will be granted to our executive officers and trustees. Options for 2,000 common shares will be granted to each of our non-employee trustees on the effective date of the offering (Messrs. Lanham, Jacobson, Maraman, Tobias, Farris and Zahler) and to our executive officers as follows:

                                     INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE
                                  -----------------------                                    VALUE AT ASSUMED
                                  NUMBER OF    % OF TOTAL                                  ANNUAL RATES OF STOCK
                                    COMMON      OPTIONS                                   PRICE APPRECIATION FOR
                                    SHARES      GRANTED     EXERCISE                            OPTION TERM
                                  UNDERLYING       TO       PRICE PER                     -----------------------
NAME                              OPTIONS(1)   EMPLOYEES    SHARE(2)    EXPIRATION DATE      5%           10%
----                              ----------   ----------   ---------   ---------------   ---------   -----------
Fred S. Klipsch.................    50,000       43.10%      $15.00         5/15/12       $471,500    $1,195,000
Frederick L. Farrar.............    28,000       24.14%      $15.00         5/15/12       $264,040    $  669,200
O.B. McCoin.....................     8,000        6.90%      $15.00         5/15/12       $ 75,440    $  191,200
Robin P. Barksdale..............     6,000        5.17%      $15.00         5/15/12       $ 56,580    $  143,400
Doug Hanson.....................     6,000        5.17%      $15.00         5/15/12       $ 56,580    $  143,400
R. Walker Batts.................     6,000        5.17%      $15.00         5/15/12       $ 56,580    $  143,400
David A. Young..................     6,000        5.17%      $15.00         5/15/12       $ 56,580    $  143,400
Daniel R. Loftus................     6,000        5.17%      $15.00         5/15/12       $ 56,580    $  143,400

---------------

(1) All options vest at the rate of 20% per year commencing on the closing of the offering except for options to purchase 42,000 and 20,000 common shares issued to Messrs. Klipsch and Farrar, respectively, which vest at the rate of 50% commencing on the closing of the offering and 50% on the first anniversary of the offering.

(2) The exercise price for each stock option will be the initial public offering price for our common shares.

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

EXECUTIVE COMPENSATION

     Set forth below are the initial annual cash compensation and restricted stock and option grants to be paid to our chief executive officer and our four other most highly compensated executive officers and certain other executive officers:

                                                                                             RESTRICTED
NAME AND POSITION                           SALARY       BONUS(1)      STOCK OPTIONS(2)   COMMON SHARES(3)
-----------------                          ---------     ---------     ----------------   ----------------
Fred S. Klipsch.........................   $ 50,000(4)    $50,000(4)        50,000             4,000
  Chairman and Chief Executive Officer
Frederick L. Farrar.....................   $ 50,000(4)    $50,000(4)        28,000             4,000
  President, Chief Operating Officer and
  Treasurer
O. B. McCoin............................   $185,000       $74,000            8,000             4,000
  Executive Vice President and President
  of HADC
Daniel R. Loftus........................   $175,000       $52,500            6,000             2,500
  Secretary and General Counsel
Robin P. Barksdale......................   $135,000       $40,500            6,000             2,500
  Executive Vice President and Chief
  Operating Officer of HADC
David A. Young..........................   $120,000       $36,000            6,000             2,500
  Vice President-Acquisitions
R. Walker Batts.........................   $120,000       $36,000            6,000             2,500
  Vice President-Finance

---------------

(1) The cash bonus for each officer is payable only if we achieve annualized basic funds from operations of at least $1.50 per share for the last six months of 2003 and other performance criteria for that officer are met based on the number of common shares outstanding upon completion of the offering.

(2) The exercise price for each stock option is the price to the public in the offering. All options vest at the rate of 20% per year commencing on the closing of the offering except for options to purchase 42,000 and 20,000 common shares issued to Messrs. Klipsch and Farrar, respectively, which vest at the rate of 50% commencing on the closing of the offering and 50% on the first anniversary of the offering.

(3) These common shares vest only if we achieve annualized basic funds from operations of at least $1.50 per share for the last six months of 2003 based on the number of common shares outstanding upon completion of the offering.

(4) Initial salary and bonus compensation for Messrs. Klipsch and Farrar is for approximately twelve months following the offering. After this initial period, and depending upon our financial results, we anticipate Messrs. Klipsch and Farrar will be paid annual base salaries of approximately $350,000 and $225,000, respectively, and will be entitled to cash bonuses and other compensation as determined by the Compensation Committee of our Board of Trustees.

SEVERANCE AGREEMENTS

     We have entered into agreements with Messrs. Klipsch and Farrar that provide them severance benefits if their employment ends under certain circumstances. We believe that the agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our company.

     The agreements have an initial term of three years beginning on the effective date of the offering. The term of the agreements will be extended for an additional year, on each anniversary of the effective date of the offering, unless we give prior notice that the term will not be extended.

     Messrs. Klipsch and Farrar will be entitled to receive benefits under the agreements if there is a change in control of our company during the term of the agreements and, within two years after the change in control, we terminate their employment without cause or they resign with good reason. They also will be entitled to benefits under the agreements if we terminate their employment without cause while we are negotiating a transaction that could result in a change in control or if they are terminated without cause and a change in control occurs within nine months of their termination. In that event, Messrs. Klipsch and Farrar are entitled to receive any accrued but unpaid salary and bonuses and a severance benefit. The severance benefit is equal to three times their current salary and three times the highest bonus paid to them during the three prior years. However, because we believe that the initial cash compensation payable to Messrs. Klipsch and Farrar, as described above under "Executive Compensation", is less than compensation paid to similarly situated executives of other companies similar to us, the severance benefit payable to Mr. Klipsch will not be less than $1,050,000 and the severance benefit payable to Mr. Farrar will not be less than $675,000. The agreements also provide that we will indemnify Messrs. Klipsch and Farrar from any excise tax liability that they may incur under Code section 4999 in the event of a change in control.

      INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our Board of Trustees, without a vote of our shareholders. Any change to any of these policies by our Board of Trustees, however, would be made only after a thorough review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, our Board of Trustees believes that it is advisable to do so in our and our shareholders' best interests. We cannot assure you that our investment objectives will be attained.

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE

     Upon completion of the offering and the formation transactions, we will be a self-managed REIT. We plan to invest principally in specialty medical properties.

     We intend to conduct substantially all of our investment activities through our operating partnership, and its subsidiaries. Our policy is to acquire assets primarily for current income generation. In general, our investment objectives are:

     - to increase our value through increases in the cash flows and values of our properties;

     - to achieve long-term capital appreciation, and preserve and protect the value of our interest in our properties; and

     - to provide regular cash distributions to our shareholders, a portion of which may constitute a nontaxable return of capital because it will exceed our current and accumulated earnings and profits, as well as to provide growth in distributions over time.

     There are no limitations on the amount or percentage of our total assets that may be invested in any one property. Additionally, no limits have been set on the concentration of investments in any one location or facility type.

INVESTMENTS IN MORTGAGES

     Although we have no current intention of doing so, we may in the future seek to acquire loans secured by properties.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES AND OTHER ISSUERS

     Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors or with medical services providers. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that we must satisfy to qualify as a REIT. However, we do not anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, we do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company Act, and we intend to divest securities before any registration would be required.

     We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.
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

DISPOSITIONS

     Although we have no current plans to dispose of properties within our portfolio, we will consider doing so, subject to REIT qualification rules, if our management determines that a sale of a property would be in our best interests based on the price being offered for the property, the operating performance of the property, the tax consequences of the sale and other factors and circumstances surrounding the proposed sale.

FINANCING POLICIES

     Our Board of Trustees will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of our properties upon refinancing and the ability of particular properties, and our company as a whole, to generate cash flow to cover expected debt service. Our Board of Trustees has established an initial target debt level in the range of 50-55% of the appraised value of our assets.

     We may incur debt in the form of purchase money obligations to the sellers of properties, or in the form of publicly or privately placed debt instruments, financing from banks, institutional investors, or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in our properties. This indebtedness may be recourse, non-recourse or cross-collateralized and, if recourse, that recourse may include our general assets and, if non-recourse, may be limited to the particular property to which the indebtedness relates. In addition, we may invest in properties subject to existing loans secured by mortgages or similar liens on the properties, or may refinance properties acquired on a leveraged basis. We may use the proceeds from any borrowings for working capital, to purchase additional interests in partnerships or joint ventures in which we participate, to refinance existing indebtedness or to finance acquisitions, expansion, redevelopment of existing properties or development of new properties. We may also incur indebtedness for other purposes when, in the opinion of our Board of Trustees, it is advisable to do so. In addition, we may need to borrow to meet the taxable income distribution requirements under the Internal Revenue Code if we do not have sufficient cash available to meet those distribution requirements.

LENDING POLICIES

     We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We and our operating partnership may make loans to joint ventures in which we may participate in the future. However, we do not intend to engage in significant lending activities.

EQUITY CAPITAL POLICIES

     Subject to applicable law and the requirements for listed companies on the New York Stock Exchange, our Board of Trustees has the authority, without further shareholder approval, to issue additional authorized common shares and preferred shares or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. We may in the future issue common shares in connection with acquisitions. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property.

     Our Board of Trustees may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control in us that might involve a premium price for holders of our common shares or otherwise might be in their best interests. Additionally, preferred shares could have dividend, voting, liquidation and other rights and preferences that are senior to those of our common shares.

     We may, under certain circumstances, purchase common shares in the open market or in private transactions with our shareholders, if those purchases are approved by our Board of Trustees. Our Board of Trustees has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT.

     In the future we may institute a dividend reinvestment plan, or DRIP, which would allow our shareholders to acquire additional common shares by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Shareholders who do not participate in the plan will continue to receive cash dividends as declared.

CONFLICT OF INTEREST POLICY

     We have adopted policies to reduce potential conflicts of interest. However, we cannot assure you that these policies will be successful in eliminating the influence of these conflicts.

     We have adopted a policy that, without the approval of a majority of the disinterested trustees, we will not:

        - acquire from or sell to any of our trustees, officers or employees, or any entity in which any of our trustees, officers or employees has an interest of more than 5%, any assets or other property;

        - make any loan to or borrow from any of our trustees, officers or employees, or any entity in which any of our trustees, officers or employees has an interest of more than 5%; or

        - engage in any other transaction with any of our trustees, officers or employees, or any entity in which any of our trustees, officers or employees has an interest of more than 5%.

     Our Declaration of Trust provides that in defining or interpreting the powers and duties of the trustees, reference may be made by the trustees to the Maryland General Corporate Law, or MGCL. The MGCL provides that a contract or other transaction between a corporation and any of that corporation's directors and any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director's vote was counted in favor of the contract or transaction, if:

        - the fact of the common directorship or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

        - the fact of the common directorship or interest is disclosed to shareholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

        - the contract or transaction is fair and reasonable to the corporation.

REPORTING POLICIES

     Generally speaking, we intend to make available to our shareholders certified annual financial statements and annual reports. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the Securities and Exchange Commission.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

ACQUISITION OF ASSETS FROM WINDROSE INTERNATIONAL, LLC

     Simultaneously with the closing of the offering, Windrose International, LLC will contribute certain of its assets, including all of the capital stock of HADC and the ownership interests in Med Properties Asset Group which owns the managing member Class B limited liability company interest in Brierbrook, together with certain liabilities, to our operating partnership in exchange for an aggregate of 175,000 units of partnership interest in our operating partnership having a value of $2,625,000 based on the initial public offering price for our common shares. The amount of Windrose International liabilities we are assuming exceeds the book value of the assets being contributed by Windrose International by approximately $668,000. Messrs. Klipsch, Farrar, Lanham, McCoin and Barksdale, who are officers and/or trustees of our company, and members of Mr. Klipsch's family, own all of the interests in Windrose International. Our operating partnership will issue 167,000 of the units of partnership interest directly to the members of Windrose International and will issue 8,000 of the units directly to Windrose International which will distribute those units to certain of our executive officers. The terms of purchase of the Windrose International assets were determined by our executive officers, including Messrs. Klipsch, Farrar and McCoin, who are also owners of Windrose International. Our executive officers discussed such terms with the underwriters and also analyzed the historical and projected cash flows of Windrose International's Development and Project Management Businesses in determining the terms of such purchase. However, the terms were not negotiated on an arm's length basis.

     Pursuant to the contribution agreement under which our operating partnership is acquiring the stock of HADC and the assets and liabilities of certain other subsidiaries of Windrose International, our operating partnership has agreed not to assign, distribute, or otherwise dispose of the assets contributed to it pursuant to that agreement in a taxable transaction until the earlier of five years after the contribution or the date on which the contributors no longer own in the aggregate at least 25% of the units of partnership interest issued to them in the contribution. In addition, our operating partnership has agreed to maintain outstanding recourse indebtedness in a principal amount at least equal to the aggregate negative capital account balances of the contributors as of the date of the contribution. This obligation to maintain indebtedness will survive until the earlier of five years following the contribution or the date on which a contributor has redeemed or otherwise disposed of all of its partnership units. Our operating partnership has agreed to indemnify the contributors against any and all federal and state income tax liability incurred by the contributors as a result of its breach of its obligation not to dispose of the contributed assets or to maintain indebtedness. Finally, we have provided to each contributor the opportunity to agree to reimburse our company for a portion of the debt that we are required to maintain outstanding up to its initial negative capital account balance.

OVERHEAD SHARING AGREEMENT WITH KLIPSCH AUDIO, INC.

     Upon closing of the offering, we will enter into an Overhead Sharing Agreement with Klipsch Audio, Inc., pursuant to which Klipsch Audio will provide us office space and certain office support staff services. The term of the agreement is for one year and provides for monthly payments of $17,500 from us to Klipsch Audio. Mr. Klipsch, is a director, executive officer and principal owner of Klipsch Audio, Inc.

PURCHASE OF INTERESTS IN BRIERBROOK PARTNERS, LLC

     Four of our executive officers, Messrs. Klipsch, McCoin, Batts and Hanson and one of our trustees, Mr. Lanham, own 20%, 6.7%, 3.3%, 1.3% and 13.3% of the current issued and outstanding Class A limited liability company interests in Brierbrook Partners, LLC, respectively. In connection with the formation transactions, we will acquire these interests in Brierbrook for an aggregate of 58,067 units of partnership interest in our operating partnership, having a value of $871,005 based on the initial public offering price for our common shares as follows:

Mr. Klipsch   26,000 units valued at $390,000
Mr. McCoin     8,667 units valued at $130,000

Mr. Batts      4,333 units valued at $ 65,000
Mr. Hanson     1,733 units valued at $ 26,000
Mr. Lanham    17,333 units valued at $260,000

     The terms of purchase of the Class A limited liability company interests were determined by our executive officers, including Messrs. Klipsch and McCoin who are also owners of Class A limited liability company interests and Mr. Farrar, who does not own Class A limited liability company interests in Brierbrook. As a result, the terms were not negotiated on an arm's length basis. The valuation was based on capitalization of expected lease revenue from the UCS property and is generally consistent with valuations for the other initial properties acquired from unaffiliated third parties.

REPAYMENT OF LOANS

     In connection with the contribution of assets and liabilities from Windrose International to our operating partnership, our operating partnership will repay non-amortizing demand notes payable as follows:

           $1,250 note payable to Mr. Barksdale
           $5,350 note payable to Mr. Farrar
           $28,530 note payable to Mr. Klipsch
           $125,000 note payable to Mr. Lanham and $28,530 payable to an affiliate of Mr. Lanham

     These notes were incurred to obtain cash for working capital purposes. The notes payable to Messrs. Barksdale, Farrar and Klipsch and the affiliate of Mr. Lanham bear interest at a fixed rate of 9% per annum and the note payable to Mr. Lanham bears interest at variable rates based on the prime rate published in The Wall Street Journal. These notes will be repaid upon completion of the offering with net proceeds of the offering. In addition, we will use a portion of the proceeds from the offering to repay a non-amortizing demand note to Klipsch Audio, Inc., in the principal amount of $300,000 and bearing interest at variable rates based on the prime rate published in The Wall Street Journal. The proceeds of this note were used to pay earnest money deposits on the initial properties. Mr. Klipsch is a director, executive officer and principal owner of Klipsch Audio, Inc.

     We will repay borrowings under a $600,000 line of credit from Mr. Klipsch. The current principal balance under this line of credit is $400,000 and bears interest at variable rates based on the prime rate published in The Wall Street Journal. Borrowings under this line of credit were used to pay expenses incurred in connection with the offering and the formation transactions, including earnest money deposits on the initial properties. The principal balance under this line of credit may increase as additional expenses are incurred.

NOTE RECEIVABLE

     In connection with the contribution of assets by Windrose International to our operating partnership, we will acquire all of the outstanding capital stock of HADC, which will become a wholly-owned subsidiary of our operating partnership. HADC holds a demand note from Alliance Design Group, LLC, an affiliate of Windrose International, in the principal amount of $200,000 and bearing interest at a fixed rate of 9.5% per annum. The note represents working capital advances from HADC to Alliance Design Group.

CERTAIN LEGAL PROCEEDINGS

     Pyle Manufacturing, LLC, a wholly owned subsidiary of Klipsch Audio, Inc. and a manufacturer of car audio loudspeakers, filed a petition under Chapter 7 of the federal bankruptcy laws in October 2000. Mr. Klipsch was the managing member and Mr. Farrar was the Chief Financial Officer -- Executive Vice President of Pyle Manufacturing. A final bankruptcy order has not been entered but the unsecured creditors have claims of approximately $1,800,000 against substantially insufficient assets. Mr. Klipsch had originally personally guaranteed approximately $600,000 of indebtedness of Pyle Manufacturing.

                             PRINCIPAL SHAREHOLDERS

     Mr. Klipsch is our sole shareholder and owns 1,000 common shares, which we will redeem upon completion of the offering at the price Mr. Klipsch paid for the shares. The Company does not currently have any shareholder who upon the completion of the offering will be a beneficial holder of more than five percent of the common shares. The following table sets forth certain information regarding the beneficial ownership of common shares by (i) each of our trustees,
(ii) each of our executive officers and (iii) by all of our trustees and executive officers as a group upon completion of the offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

                                                NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)        PERCENT OF CLASS(1)
------------------------                      ---------------------        -------------------
Fred S. Klipsch.............................         127,477(2)(3)(4)              1.7%
Bain J. Farris..............................           2,000(5)                      *
Bruce M. Jacobson...........................           2,000(5)                      *
Charles E. Lanham...........................          30,868(2)(5)                   *
David L. Maraman............................           2,000(5)                      *
Randall Tobias..............................           2,000(5)                      *
Norman Zahler...............................           2,000(5)                      *
Frederick L. Farrar.........................          17,263(2)(3)(4)                *
O.B. McCoin.................................          53,523(2)(3)(4)                *
Doug Hanson.................................           4,933(2)(3)(4)                *
R. Walker Batts.............................           7,533(2)(3)(4)                *
David A. Young..............................           3,200(2)(3)(4)                *
Daniel R. Loftus............................           3,200(2)(3)(4)                *
Robin P. Barksdale..........................          12,586(2)(3)(4)                *
All executive officers and trustees as a             270,583(2)(3)(4)(5)
  group.....................................                                       3.2%

---------------

 * Represents less than 1% of the number of common shares and operating partnership units upon completion of the offering and formation transactions.

(1) Assumes that all units of partnership interest in our operating partnership held by such person or group of persons are redeemed for common shares but does not include any shares issuable upon exercise of options granted to such person or group of persons. The total number of shares outstanding used in calculating the percentage assumes that none of the units of partnership interest, options or warrants held by other persons are redeemed for common shares or exercised for common shares.

(2) Includes 114,731, 28,868, 5,663, 51,923, 3,733, 6,333, 2,000, 2,000 and
    10,814 units of partnership interest to be owned by Messrs. Klipsch, Lanham, Farrar, McCoin, Hanson, Batts, Young, Loftus and Barksdale, respectively. The units are redeemable, at the option of the holder, beginning one year following the closing of the offering, for cash, or, at our option, on a one-for-one basis, for our common shares.

(3) Includes 22,600, 11,600, 1,600, 1,200, 1,200, 1,200, 1,200 and 1,200 common shares issuable upon exercise of options granted to Messrs. Klipsch, Farrar, McCoin, Hanson, Batts, Young, Loftus and Barksdale, respectively, which will vest on the date of the offering. Does not include 6,400, 4,800, 4,800, 4,800, 4,800 and 4,800 common shares which are issuable upon exercise of options granted to Messrs. McCoin, Hanson, Batts, Young, Loftus and Barksdale, respectively, which vest over four years beginning on the first anniversary of the closing of this offering. Does not include 22,600 and 11,600 common shares which are issuable upon exercise of options granted to Messrs. Klipsch and Farrar, respectively, which vest on the first anniversary of the closing of the offering and 1,600 common shares issuable upon exercise of options granted to each of Mr. Klipsch and Mr. Farrar which vest on each of the second through fourth anniversary of the offering.

(4) Does not include common shares issuable to such person only if we achieve annualized basic funds from operations of at least $1.50 per share for the last six months of 2003 based on the number of common shares outstanding upon completion of the offering.

(5) Includes 2,000 shares issuable upon exercise of options to be granted to each non-employee trustee which will vest on the date of offering.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following summary of the terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to our Declaration of Trust and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

     Our Declaration of Trust provides that we may issue up to 100,000,000 common shares of beneficial interest, $0.01 par value per share, and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share. Upon completion of this offering, 6,700,000 common shares will be issued and outstanding and no preferred shares will be issued and outstanding. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state (the "Maryland REIT Law"), our Declaration of Trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

     Our Declaration of Trust provides that none of our shareholders is personally liable for any of our obligations solely as a result of his status as a shareholder.

VOTING RIGHTS OF COMMON SHARES

     Subject to the provisions of our Declaration of Trust regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election and the holders of the remaining shares are not able to elect any trustees.

DIVIDENDS, LIQUIDATION AND OTHER RIGHTS

     All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares are entitled to receive dividends when authorized by our Board of Trustees out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares.

     Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of shares contained in our Declaration of Trust, all common shares will have equal dividend, liquidation and other rights.

POWER TO RECLASSIFY SHARES

     Our Declaration of Trust authorizes our Board of Trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each class or series, the Board of Trustees is required by the Maryland REIT Law and our Declaration of Trust to set for each such class or series, subject to the provisions of our Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our Board of Trustees could authorize the issuance of preferred shares with priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deterring or preventing a transaction or a change in control of our company that might involve a premium price for holders of common shares or otherwise might be in their best interest. As of the date hereof, no preferred shares are outstanding and we have no present plans to issue any preferred shares.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common shares or otherwise be in their best interest.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For us to qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Because our Board of Trustees believes it is at present essential for us to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (the "Aggregate Share Ownership Limit") in value of our outstanding shares of beneficial interest. In addition, the Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, common shares in excess of 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding common shares (the "Common Share Ownership Limit").

     Our Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an "Excepted Holder"). However, the Board of Trustees may not grant such an exemption to any person if such exemption would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of our company (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our Board of Trustees that it will not violate the two aforementioned restrictions. The person must also agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the Trust (as defined below). Our Board of Trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees, in its sole discretion, in order to determine or ensure our status as a REIT.

     Our Declaration of Trust further prohibits (a) any person from beneficially or constructively owning our shares of beneficial interest that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to the Trust, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Trust shall be issued and outstanding shares of beneficial interest. The Prohibited Owner shall not benefit economically from ownership of any shares of beneficial interest held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of beneficial interest have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of beneficial interest held in the Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.

     Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the Trust, the Trustee shall sell the shares of beneficial interest held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares to be held in the Trust and
(ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and

(ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.

     In addition, shares of beneficial interest held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the Trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     All certificates representing our shares of beneficial interest will bear a legend referring to the restrictions described above.

     Every owner of more than 5% (or such lower percentages as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, including common shares, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of our shareholders.

OTHER MATTERS

     The transfer agent and registrar for our common shares is Continental Stock Transfer and Trust Company, New York, New York.

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           CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION
                              OF TRUST AND BYLAWS

     The following description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws is only a summary. For a complete description, we refer you to Maryland law, our Declaration of Trust and our Bylaws. We have filed our Declaration of Trust and Bylaws as exhibits to the registration statement of which this prospectus is a part.

CLASSIFICATION OF OUR BOARD OF TRUSTEES

     Our Bylaws provide that the number of our trustees may be established by our Board of Trustees. Upon completion of the offering, we will have seven trustees. The Board of Trustees may increase or decrease the number of trustees by a vote a majority of the members of our Board of Trustees, provided that the number of trustees shall never be less than the number required by Maryland law and that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Any vacancy, including a vacancy created by an increase in the number of trustees, will be filled at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, or, if no trustees remain, by our shareholders.

     Pursuant to our Declaration of Trust, our Board of Trustees is divided into three classes of trustees. Trustees of each class are elected for a three-year term, and each year one class of trustees will be elected by the shareholders. The initial terms of the Class I, Class II and Class III trustees will expire in 2003, 2004 and 2005, respectively, and when their respective successors are duly elected and qualify. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our Board of Trustees helps to assure the continuity and stability of our business strategies and policies as determined by our trustees. Holders of common shares have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control in us or another transaction that might involve a premium price for holders of common shares that might be in the best interest of our shareholders.

REMOVAL OF TRUSTEES

     Our Declaration of Trust provides that a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our Bylaws authorizing our Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

     Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger,

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consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

     - any person who beneficially owns 10% or more of the voting power of our shares; or

     - an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting shares.

     A person is not an interested shareholder if our Board of Trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our Board of Trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our Board of Trustees.

     After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our Board of Trustees and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of our then-outstanding shares of beneficial interest; and

     - two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

     These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

     The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

     Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or trustees who are our employees are excluded from shares entitled to vote on the matter. "Control shares" are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy) would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

     - one-tenth or more but less than one-third;

     - one-third or more but less than a majority; or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition may compel our Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the

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satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any shareholders' meeting.

     If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our Declaration of Trust or Bylaws.

     Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

MERGER; AMENDMENT OF DECLARATION OF TRUST

     Under the Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's Declaration of Trust. Our Declaration of Trust provides for approval by the holders of a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of the Declaration of Trust, including the removal of trustees, the approval of which requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by our trustees. As permitted by the Maryland REIT law, our Declaration of Trust contains a provision permitting our trustees, without any action by our shareholders, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our Declaration of Trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

     - actual receipt of an improper benefit or profit in money, property or services; or

     - a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

     Our Declaration of Trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our Bylaws permit us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us.

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     Maryland law permits us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

     - the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

     - was committed in bad faith; or

     - was the result of active and deliberate dishonesty; or

     - in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

     However, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action. Our Bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

     - a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

     - a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

OPERATIONS

     We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

TERM AND TERMINATION

     Our Declaration of Trust provides for us to have a perpetual existence. Pursuant to our Declaration of Trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire Board of Trustees, our shareholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     Our Bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our Board of Trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

     - pursuant to our notice of the meeting;

     - by our Board of Trustees; or

     - by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

     With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our Board of Trustees may be made only:

     - pursuant to our notice of the meeting;

     - by our Board of Trustees; or

     - provided that our Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our Bylaws.

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POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR
DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and, if the applicable provision in our Bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our Declaration of Trust on classification of our Board of Trustees, the removal of trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of our Bylaws could have the effect of delaying, deferring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or otherwise be in their best interest.

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                             PARTNERSHIP AGREEMENT

MANAGEMENT

     Windrose Medical Properties, L.P., our operating partnership, has been organized as a Virginia limited partnership. Pursuant to the partnership agreement, as the sole general partner of the operating partnership, we have, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to cause the partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of lessees and to cause changes in the partnership's line of business and distribution policies. However, any amendment to the partnership agreement that would affect the redemption rights requires the consent of limited partners holding more than 50% of the operating partnership units held by such partners.

     The affirmative vote of at least two-thirds of the partnership units, is required for a sale of all or substantially all of the assets of the partnership, or to approve a merger or consolidation of the partnership. Upon completion of the offering and the formation transactions, we will own a 95.9% interest and our initial limited partners collectively will own a 4.1% interest in the partnership.

TRANSFERABILITY OF INTERESTS

     We may not voluntarily withdraw from the partnership or transfer or assign our interest in the partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless our successor contributes substantially all of its assets to the partnership in return for a general partnership interest in the partnership. With certain limited exceptions, the limited partners may not transfer their interests in the partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion. We may not consent to any transfer that would cause the partnership to be treated as a corporation for federal income tax purposes.

CAPITAL CONTRIBUTION

     We will contribute to the partnership substantially all the net proceeds of the offering as our initial capital contribution in exchange for approximately a 95.9% partnership interest. Some of our trustees, executive officers and their affiliates will contribute properties and assets to the partnership and become limited partners and, together with other limited partners, initially will own the remaining 4.1% partnership interest. The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of shares of beneficial interest as additional capital to the partnership. We are authorized to cause the partnership to issue partnership interests for less than fair market value if we have concluded in good faith that such issuance is in both the partnership's and our best interests. If we contribute additional capital to the partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to the partnership, we will revalue the property of the partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation. The partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could
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have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests we own as general partner.

REDEMPTION RIGHTS

     Pursuant to the partnership agreement, the limited partners will receive redemption rights, which will enable them to cause the partnership to redeem their units of partnership interests in exchange for cash or, at our option, common shares on a one-for-one basis. If we do not exercise our option to redeem such units for common shares, then the limited partner may make a written demand that we redeem such units for common shares. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of common shares to the redeeming limited partner would:

     - result in any person owning, directly or indirectly, common shares in excess of the ownership limitation as per our Declaration of Trust;

     - result in our shares of beneficial interest being owned by fewer than 100 persons (determined without reference to any rules of attribution);

     - result in our being "closely held" within the meaning of Section 856(h) of the Code;

     - cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our or the partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code; or

     - cause the acquisition of common shares by such redeeming limited partner to be "integrated" with any other distribution of common shares for purposes of complying with the Securities Act.

     With respect to the partnership units issuable in connection with the acquisition of our initial properties, the redemption rights may be exercised by the limited partners at any time after one year following the acquisition of these properties. In all cases, however,

     - each limited partner may not exercise the redemption right for fewer than 1,000 partnership units or, if such limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner;

     - each limited partner may not exercise the redemption right for more than the number of partnership units that would, upon redemption, result in such limited partner or any other person owning, directly or indirectly, common shares in excess of the ownership limitation; and

     - each limited partner may not exercise the redemption right more than two times annually.

     Upon completion of the offering and the formation transactions, the aggregate number of common shares issuable upon exercise of the redemption rights will be approximately 287,267. The number of common shares issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

     The partnership agreement requires that the partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a "publicly traded partnership" taxable as a corporation under Section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses and these expenses will be treated as expenses of the partnership. Our expenses generally include:

     - all expenses relating to our continuity of existence;

     - all expenses relating to offerings and registration of securities;

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     - all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

     - all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

     - all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

     The company expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to healthcare properties that are owned by us directly.

DISTRIBUTIONS

     The partnership agreement provides that the partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the partnership's property in connection with the liquidation of the partnership) on a quarterly (or, at our election, more frequent) basis, in amounts determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in the partnership.

     Upon liquidation of the partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances. If we have a negative balance in our capital account following a liquidation of the partnership, we will be obligated to contribute cash to the partnership equal to the negative balance in our capital account.

ALLOCATIONS

     Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the limited partners in accordance with the respective percentage interests in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder. The partnership expects to use the "traditional method" under Code Section 704(c) for allocating items with respect to contributed property acquired in connection with this offering for which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution.

TERM

     The partnership will continue until December 31, 2075, or until sooner dissolved upon:

     - our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

     - the sale or other disposition of all or substantially all the assets of the partnership;

     - the redemption of all partnership units (other than those held by us, if any); or

     - an election by us in our capacity as the general partner.

TAX MATTERS

     Pursuant to the partnership agreement, we are the tax matters partner of the partnership and, as such, have authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of the partnership.

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            FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

     This section summarizes the material federal income tax issues that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. Hunton & Williams has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our common shares. The discussion does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "Taxation of Tax-Exempt Shareholders" beginning on page 91), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in "Taxation of Non-U.S. Shareholders" beginning on page 92).

     The statements in this section and the opinion of Hunton & Williams are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF OWNERSHIP OF OUR COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF OUR COMPANY

     We currently have in effect an election to be taxed as a pass-through entity under subchapter S of the Code, but intend to revoke our S election on the day prior to the closing of this offering. We plan to make an election to be taxed as a REIT under the federal income tax laws effective for our short taxable year beginning on the date of revocation of our S election and ending on December 31, 2002. We believe that, commencing with such short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

     Investors should be aware that Hunton & Williams' opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams' opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton & Williams will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see "-- Failure to Qualify" beginning on page 89.

     In connection with this offering of our common shares, Hunton & Williams is rendering an opinion, which will be filed as an exhibit to the registration statement of which this prospectus is a part, that, commencing with our short taxable year beginning on the day prior to the closing of this offering and ending December 31, 2002, assuming that we complete the elections and other procedural steps described

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in this discussion of "Federal Income Tax Consequences of Our Status as a REIT"
in a timely fashion, we will be organized in conformity with the requirements for qualification as a REIT under the federal income tax laws, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the federal income tax laws.

     If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

     - We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

     - We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to shareholders.

     - We will pay income tax at the highest corporate rate on:

      - net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

      - other non-qualifying income from foreclosure property.

     - We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

     - If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "Requirements for Qualification -- Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

      - the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by

      - a fraction intended to reflect our profitability.

     - If we fail to distribute during a calendar year at least the sum of:

      - 85% of our REIT ordinary income for the year,

      - 95% of our REIT capital gain net income for the year, and

      - any undistributed taxable income from earlier periods, we will pay a 4% excise tax on the excess of the required distribution over the amount we actually distributed.

     - We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

     - We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm's-length basis.

     - If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or

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       disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

      - the amount of gain that we recognize at the time of the sale or disposition, and

      - the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

     Pursuant to recently issued Treasury regulations, an election no longer need be made in order to defer the built-in gain associated with the assets of a C corporation pursuant to the rules described above.

REQUIREMENTS FOR QUALIFICATION

     A REIT is a corporation, trust or association that meets each of the following requirements:

     1. It is managed by one or more trustees or directors;

     2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

     3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

     4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

     5. At least 100 persons are beneficial owners of its shares or ownership certificates;

     6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

     7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status; and

     8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

     We have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our Declaration of Trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of our Declaration of Trust restricting the ownership and transfer of the common shares are described in "Description of Shares of Beneficial Interest -- Restrictions on Ownership and Transfer" beginning on page 68.

     A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT

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subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

     An unincorporated domestic entity, such as a partnership, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

     A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries" or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. For this purpose, a "health care facility" means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have formed a TRS which will continue certain activities of Windrose International. See "Taxable REIT Subsidiaries" beginning on page 97.

INCOME TESTS

     We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

     - rents from real property;

     - interest on debt secured by mortgages on real property, or on interests in real property;

     - dividends or other distributions on, and gain from the sale of, shares in other REITs;

     - gain from the sale of real estate assets; and

     - income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, income from certain hedging instruments or any

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combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

     Rents from Real Property. Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.

     First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

     - are fixed at the time the leases are entered into;

     - are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

     - conform with normal business practice.

     More generally, the rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. Since the rent that we will receive will not be based on the lessees' income or sales, our rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

     Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a "related party tenant") other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any lessee directly. In addition, our Declaration of Trust prohibits transfers of our shares that would cause us to own actually or constructively, 10% or more of the ownership interests in a lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee other than a TRS at some future date.

     As described above, we may own up to 100% of the stock of one or more TRSs. As an exception to the related party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as "rents from real property" as long as (1) the TRS is a qualifying TRS (among other things, it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated), (2) at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and (3) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

     Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the

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"personal property ratio"). With respect to each property, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

     Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We do not perform any services other than customary ones for our lessees, other than services provided trough independent contractors or TRSs. Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not perform noncustomary services for the lessees of the property to the extent that the provision of such services would jeopardize our REIT status.

     If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as "rents from real property." In that case, we might lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

     In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

     Interest. The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision," income attributable to such participation feature will be treated as gain from the sale of the secured property.

     Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our

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business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business."

     Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

     - that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

     - for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

     - for which the REIT makes a proper election to treat the property as foreclosure property.

     Foreclosure property includes any qualified health care property acquired by a REIT as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). A "qualified health care property" means any real property, including interests in real property, and any personal property incident to such real property, which is a health care facility or is necessary or incidental to the use of a health care facility. For this purpose, a health care facility means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease secured by such facility, was operated by a provider of such services which was eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility.

     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or, in the case of a qualified health care property which becomes foreclosure property because it is acquired by a REIT as the result of the termination of a lease of such property, at the end of the second taxable year following the taxable year in which the REIT acquired such property) or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

     - on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

     - on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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     - which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. For this purpose, in the case of a qualified health care property, income derived or received from an independent contractor will be disregarded to the extent such income is attributable to (1) a lease of property in effect on the date the REIT acquired the qualified health care property (without regard to its renewal after such date so long as such renewal is pursuant to the terms of such lease as in effect on such date) or (2) any lease of property entered into after such date if, on such date, a lease of such property from the REIT was in effect and, under the terms of the new lease, the REIT receives a substantially similar or lesser benefit in comparison to the prior lease.

     Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we or our operating partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we or our operating partnership hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

     Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

     - our failure to meet such tests is due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

ASSET TESTS

     To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

     First, at least 75% of the value of our total assets must consist of:

     - cash or cash items, including certain receivables;

     - government securities;

     - interests in real property, including leaseholds and options to acquire real property and leaseholds;

     - interests in mortgages on real property;

     - stock in other REITs; and

     - investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

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     Third, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.

     Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

     Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that certain "straight debt" securities are not treated as "securities" for purposes of the 10% value test (for example, qualifying debt securities of a corporation of which we own no equity interest or of a partnership if we own at least a 20% profits interest in the partnership).

     We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

     - we satisfied the asset tests at the end of the preceding calendar quarter; and

     - the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

DISTRIBUTION REQUIREMENTS

     Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

     - the sum of

      - 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

      - 90% of our after-tax net income, if any, from foreclosure property, minus

     - the sum of certain items of non-cash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

     We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

     - 85% of our REIT ordinary income for such year,

     - 95% of our REIT capital gain income for such year, and

     - any undistributed taxable income from prior periods,

     We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital
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gain we receive in a taxable year. See "Taxation of Taxable U.S. Shareholders."
If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% excise tax.

     It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

RECORDKEEPING REQUIREMENTS

     We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.

FAILURE TO QUALIFY

     If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     As long as we qualify as a REIT, a taxable "U.S. shareholder" must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. The term "U.S. shareholder" means a holder of our common shares that, for United States federal income tax purposes, is:

     - a citizen or resident of the United States;

     - a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

     - an estate whose income is subject to U.S. federal income taxation regardless of its source; or
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     - any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

     A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its common shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

     A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder's common shares. Instead, the distribution will reduce the adjusted basis of such common shares. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder's adjusted basis in his or her common shares as long-term capital gain, or short-term capital gain if the shares of common shares have been held for one year or less, assuming the common shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

     Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

TAXATION OF U.S. SHAREHOLDERS ON THE DISPOSITION OF COMMON SHARES

     In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common shares as long-term capital gain or loss if the U.S. shareholder has held the common shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common shares held by such shareholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the common shares may be disallowed if the U.S. shareholder purchases other common shares within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

     The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived
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from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 38.6% for the period from January 1, 2002 to December 31, 2003, 37.6% for the period from January 1, 2004 to December 31, 2005, and 35% for the period from January 1, 2006 to December 31, 2010. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of up to 30% with respect to distributions unless the holder:

     - is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders. See "Taxation of Non-U.S. Shareholders" beginning on page 92.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of common shares with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or

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profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

     - the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

     - we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust; and

     - either

      - one pension trust owns more than 25% of the value of our shares of beneficial interest; or

      - a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

TAXATION OF NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. WE URGE NON-U.S. SHAREHOLDERS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS ON OWNERSHIP OF THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

     - a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

     - the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

     A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of those common shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a

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dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

     We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

     For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of "U.S. real property interests" under special provisions of the federal income tax laws known as "FIRPTA." The term "U.S. real property interests" includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against our tax liability for the amount we withhold.

     A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares of beneficial interest. We cannot assure you that that test will be met. However, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common shares at all times during a specified testing period will not incur tax under FIRPTA on a disposition of common shares if the shares are "regularly traded" on an established securities market. Because it is expected that our common shares will be regularly traded on an established securities market, a non-U.S. shareholder should not incur tax under FIRPTA with respect to gain on a sale of our common shares unless it owns, actually or constructively, more than 5% of the common shares. If the gain on the sale of the common shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

     - the gain is effectively connected with the non-U.S. shareholder's U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

     - the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

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                             OTHER TAX CONSEQUENCES

TAX ASPECTS OF OUR INVESTMENTS IN OUR OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

     - is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

     - is not a "publicly traded" partnership.

     Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

     A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception").

     Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and
(2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership will qualify for the private placement exclusion.

     We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for
Qualification -- Income Tests" beginning on page 83 and "-- Requirements for Qualification -- Asset Tests" beginning on page 87. In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any
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related cash distribution. See "Federal Income Tax Consequences of Our Status as
a REIT -- Requirements for Qualification -- Distribution Requirements" beginning on page 88. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

     Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

     Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

     Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

     Under our operating partnership's partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

     Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

     - the amount of cash and the basis of any other property contributed by us to the operating partnership;

     - increased by our allocable share of the operating partnership's income and our allocable share of indebtedness of the operating partnership; and

     - reduced, but not below zero, by our allocable share of the operating partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.
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     If the allocation of our distributive share of the operating partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership's distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

     Depreciation Deductions Available to Our Operating Partnership. To the extent that the operating partnership acquires its properties in exchange for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership generally will depreciate such property for federal income tax purposes under the modified accelerated cost recovery system of depreciation ("MACRS"). Under MACRS, the operating partnership generally will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the operating partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, the operating partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention. The operating partnership's initial basis in properties acquired in exchange for units in the operating partnership should be the same as the transferor's basis in such properties on the date of acquisition by the operating partnership. Although the law is not entirely clear, the operating partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

SALE OF A PARTNERSHIP'S PROPERTY

     Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

     Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "Federal Income Tax Consequences of Our Status as a REIT -- Requirements for Qualification -- Income Tests" beginning on page 83. We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

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TAXABLE REIT SUBSIDIARIES

     As described above, we may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A TRS may provide services to our lessees and perform activities unrelated to our lessees, such as third-party management, development, and other independent business activities. However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. For this purpose, a "health care facility" means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility.

     We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

     Rent that we receive from our TRSs will qualify as "rents from real property" as long as at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and us or our tenants that are not conducted on an arm's-length basis.

     We will make a TRS election with respect to HADC which will continue certain activities of Windrose International. We believe that all transactions between us and HADC and any other TRS that we form or acquire will be conducted on an arm's-length basis.

STATE AND LOCAL TAXES

     We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common shares.

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                                  UNDERWRITING

     Subject to the terms and conditions of an underwriting agreement dated
          , 2002, the underwriters named below have severally agreed to purchase from us the number of common shares indicated in the following table. Ferris, Baker Watts, Incorporated, Morgan Keegan & Company, Inc., Stifel, Nicolaus & Company, Incorporated and SWS Group, Inc. are the representatives of the underwriters.

                                                                NUMBER
UNDERWRITERS                                                   OF SHARES
------------                                                   ---------
Ferris, Baker Watts, Incorporated...........................
Morgan Keegan & Company, Inc................................
Stifel, Nicolaus & Company, Incorporated....................
SWS Group, Inc..............................................
                                                               ---------
                                                               6,700,000
                                                               =========

     The underwriters propose to offer our common shares directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriters to securities dealers will be sold at the public
offering price less a selling concession not in excess of $          per share.
The underwriters may allow, and these selected dealers may re-allow, a
concession of not more than $     per share to other brokers and dealers.

     The underwriting agreement provides that the underwriters' obligations to purchase our common shares are subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the common shares that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any common shares.

     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common shares included in this offering in any jurisdiction where action for that purpose is required. The common shares included in this offering may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any common shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of our common shares and the distribution of this prospectus. This prospectus is not an offer to sell nor a solicitation of any offer to buy any common shares included in this offering in any jurisdiction where that would not be permitted or legal.

     The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

UNDERWRITING DISCOUNT AND EXPENSES

     The following table summarizes the underwriting discount to be paid to the underwriters by us.

                                                    PER      TOTAL, WITHOUT    TOTAL, WITH
                                                   SHARE     OVER-ALLOTMENT   OVER-ALLOTMENT
                                                  --------   --------------   --------------
Underwriting discount to be paid to the
  underwriters by us............................

     We will pay all expenses of the offering that we incur. We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately $2,295,000. This estimate includes expenses of the underwriters that we have agreed to reimburse as well as an advisory fee of 1.0% of the gross offering proceeds, which we have agreed to pay Ferris, Baker Watts, Incorporated for advisory services in connection with the offering.

OVER-ALLOTMENT OPTION

     We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 1,005,000 additional common shares at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. To the extent that the underwriters exercise the option, each underwriter will become obligated, as long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional common shares approximately proportionate to that underwriter's initial commitment as indicated in the table above. We will be obligated, pursuant to the option, to sell these additional common shares to the underwriters to the extent the option is exercised. If any additional common shares are purchased pursuant to the option, the underwriters will offer the additional shares on the same terms as those on which the other shares are being offered hereby.

INDEMNIFICATION

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

LOCKUP AGREEMENT

     We have agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition of any of our common shares or other securities convertible into or exchangeable or exercisable for our common shares for a period of 180 days after the date of this prospectus, other than common shares issuable by us upon exercise of options or warrants, common shares issuable in exchange for properties or common shares issuable in connection with a dividend reinvestment plan, without the prior written consent of Ferris, Baker Watts, Incorporated. Each of our executive officers and trustees has agreed not to offer, sell, contract to sell or otherwise dispose of or enter into any transaction that is designed to, or could reasonably be expected to, result in the disposition of our common shares for a period of 180 days after the date of this prospectus, other than as a bona fide gift, without the prior written consent of Ferris, Baker Watts, Incorporated. This consent may be given at anytime without public notice. With the exception of the underwriters' over-allotment option, there are no present agreements between the representatives of the underwriters and us or any of our executive officers or trustees releasing us or them from these lock-up agreements prior to the expiration of the 180-day period.

STABILIZATION, SHORT POSITIONS AND PENALTY BIDS

     The underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common shares:

     - Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option, in whole or in part, or purchasing shares in the open market.

     - Syndicate covering transactions involve purchases of our common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

     Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effort that the transactions described above may have on the price of our common shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

PRICING OF THE OFFERING

     Prior to this offering, there has been no public market for our common shares. Consequently, the initial public offering price for our common shares has been determined by negotiations between us and the representatives of the underwriters. Among the primary factors considered in determining the initial public offering price were:

     - prevailing market conditions;

     - our capital structure;

     - the present stage of our development;

     - the valuation multiples of publicly traded companies that the representatives believe to be comparable to us; and

     - estimates of our business potential and earning prospects.

                                    EXPERTS

     The balance sheet of Windrose Medical Properties Trust as of March 13, 2002 (inception), the consolidated financial statements of Windrose International LLC's Development and Project Management Businesses (the predecessor) as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the Statements of Revenues in Excess of Certain Expenses of Park Medical Center and Partell Medical Center for the year ended December 31, 2001 have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                            REPORTS TO SHAREHOLDERS

     We will furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

                                 LEGAL MATTERS

     The validity of the common shares offered will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. The summary of legal matters contained in the section of this prospectus under the heading "Federal Income Tax Consequences of Our Status as a REIT" is based on the opinion of Hunton & Williams. Certain legal matters in connection with this offering will be passed upon for the underwriters by Bass, Berry & Sims PLC.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits, schedules and amendments filed with this registration statement, under the Securities Act with respect to our common shares to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common shares to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W. Room 1024, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission's Web site www.sec.gov.

     AS A RESULT OF THIS OFFERING, WE WILL BECOME SUBJECT TO THE INFORMATION AND REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND WILL FILE PERIODIC REPORTS AND PROXY STATEMENTS AND WILL MAKE AVAILABLE TO OUR SHAREHOLDERS QUARTERLY REPORTS FOR THE FIRST THREE QUARTERS OF EACH FISCAL YEAR CONTAINING UNAUDITED INTERIM FINANCIAL INFORMATION.

                         INDEX TO FINANCIAL STATEMENTS


                                                               PAGE
                                                               ----
Windrose Medical Properties Trust:
  Pro Forma Condensed Consolidated Financial Statements
     (Unaudited)............................................    F-2
     Pro Forma Condensed Consolidated Balance Sheet as of
      June 30, 2002.........................................    F-3
     Pro Forma Condensed Consolidated Statement of
      Operations for the six months ended June 30, 2002.....    F-4
     Pro Forma Condensed Consolidated Statement of
      Operations for the year ended December 31, 2001.......    F-5
     Notes to Pro Forma Condensed Consolidated Balance
      Sheet.................................................    F-6
  Historical Financial Statement:
     Independent Auditors' Report...........................    F-9
     Balance Sheet as of June 30, 2002 (Unaudited) and March
      13, 2002 (Inception)..................................   F-10
     Notes to Balance Sheet.................................   F-11
Windrose International, LLC's Development and Project
  Management Businesses (Predecessor):
  Independent Auditors' Report..............................   F-12
  Consolidated Balance Sheets as of June 30, 2002
     (Unaudited) and December 31, 2001 and 2000.............   F-13
  Consolidated Statements of Operations and Owners' Equity
     for the six months ended June 30, 2002 and 2001
     (Unaudited) and for the years ended December 31, 2001,
     2000 and 1999..........................................   F-14
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 2002 and 2001 (Unaudited) and for the
     years ended December 31, 2001, 2000 and 1999...........   F-15
  Notes to Consolidated Financial Statements................   F-16
Combining Schedule of Revenue In Excess of Certain Expenses
  of the Initial Properties (Unaudited) for the six months
  ended June 30, 2002 and for the year ended December 31,
  2001......................................................   F-22
Park Medical Center:
  Independent Auditors' Report..............................   F-23
  Statements of Revenue In Excess of Certain Expenses for
     the six months ended June 30, 2002 (Unaudited) and for
     the year ended December 31, 2001.......................   F-24
  Notes to Statements of Revenue In Excess of Certain
     Expenses...............................................   F-25
Partell Medical Center:
  Independent Auditors' Report..............................   F-27
  Statements of Revenue In Excess of Certain Expenses for
     the six months ended June 30, 2002 (Unaudited) and for
     the year ended December 31, 2001.......................   F-28
  Notes to Statements of Revenue In Excess of Certain
     Expenses...............................................   F-29
Sierra Health Services, Inc.:
  Summary Historical Financial Information of Lease
     Guarantor..............................................   F-31

                       WINDROSE MEDICAL PROPERTIES TRUST

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2002 is presented as if the formation transactions (including the acquisition of Park Medical Center, Partell Medical Center, the four Sierra properties and the interests in Brierbrook) and the offering all had occurred on June 30, 2002. The unaudited pro forma condensed statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 are presented as if the formation transactions (including the acquisition of Park Medical Center, Partell Medical Center, the four Sierra properties and the interests in Brierbrook), and the offering all had occurred on January 1, 2001. The unaudited pro forma condensed consolidated statements of operations do not reflect any operations related to Brierbrook as the property was under development during the respective periods.

     The unaudited pro forma condensed consolidated financial statements of Windrose Medical Properties Trust (the Company) should be read in conjunction with the consolidated financial statements of Windrose International LLC's Development and Project Management Businesses (our Predecessor), including the notes thereto, included elsewhere in the prospectus. The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company's financial position as of June 30, 2002, or the results of operations for the six months ended June 30, 2002 or for the year ended December 31, 2001 that would actually have occurred had the formation transactions (including the acquisitions listed above), and the offering all been completed on June 30, 2002 or January 1, 2001 or to project the Company's financial position or results of operations as of any future date or for any future period.

                       WINDROSE MEDICAL PROPERTIES TRUST

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2002


                                                     OUR           PRO FORMA ADJUSTMENTS
                                                 PREDECESSOR    ----------------------------
                                    COMPANY      HISTORICAL        INITIAL          OTHER          COMPANY
                                   HISTORICAL        (A)        PROPERTIES (B)   ADJUSTMENTS      PRO FORMA
                                   ----------   -------------   --------------   -----------      ---------
                                                                 (UNAUDITED)
                                                                (IN THOUSANDS)
                                                  ASSETS
Operating properties, at cost....    $  --             --           52,336                        $ 52,336
Property under development, at
  cost...........................       --             --           11,295                          11,295
Cash and cash equivalents........       --             43          (43,531)        91,170(C)        37,865
                                                                    (9,010)          (807)(D)
Other assets.....................      488          1,289                            (488)(C)        1,289
                                     -----          -----          -------         ------         --------
                                     $ 488          1,332           11,090         89,875         $102,785
                                     =====          =====          =======         ======         ========

                                      LIABILITIES AND OWNERS' EQUITY
Notes payable....................    $  --            309            8,911           (309)(D)     $  8,911
Line of credit...................       --            498                            (498)(D)           --
Accounts payable, accrued
  expenses and other
  liabilities....................      488          1,193              300           (488)(C)        1,493
                                     -----          -----          -------         ------         --------
          Total liabilities......      488          2,000            9,211         (1,295)          10,404
Minority interest................       --             --              195          2,096(E)         3,975
                                                                     1,684
Owners' equity...................       --           (668)                            668(E)            --
Common shares....................       --             --                              67(C)            67
Additional paid-in capital.......       --             --                          91,103(C)        88,339
                                                                                   (2,764)(E)
                                     -----          -----          -------         ------         --------
                                     $ 488          1,332           11,090         89,875         $102,785
                                     =====          =====          =======         ======         ========


See accompanying notes to pro forma condensed consolidated financial statements.

                       WINDROSE MEDICAL PROPERTIES TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002

                                                                         PRO FORMA ADJUSTMENTS
                                                            OUR        --------------------------
                                           COMPANY      PREDECESSOR     INITIAL          OTHER         COMPANY
                                          HISTORICAL   HISTORICAL(A)   PROPERTIES     ADJUSTMENTS     PRO FORMA
                                          ----------   -------------   ----------     -----------     ----------
                                                                       (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Rental................................    $   --            --         $2,604(F)                    $    2,604
  Recoveries from tenants...............        --            --            128(F)                           128
  Development, project management and
     property management income.........        --         2,237                                           2,237
                                            ------         -----         ------          -----        ----------
          Total revenues................                   2,237          2,732             --             4,969
Operating expenses:
  Property operating....................        --            --            164(F)                           164
  Property taxes........................        --            --            111(F)                           111
  Depreciation..........................        --            --            588(G)                           588
  Interest..............................        --            --            156(F)         190(M)            346
  Cost of service operations............        --         1,483                                           1,483
                                            ------         -----         ------          -----        ----------
          Total operating expenses......                   1,483          1,019            190             2,692
          Operating income..............                     754          1,713           (190)            2,277
General and administrative..............        --           896                           234(H)          1,130
Other expenses, net.....................        --           (16)                          (10)(I)           (26)
                                            ------         -----         ------          -----        ----------
          Income before income taxes and
            minority interest...........        --          (126)         1,713           (414)            1,173
Income taxes............................        --           (76)                          126(K)             50
Minority interest.......................        --                                         (50)(J)           (50)
                                            ------         -----         ------          -----        ----------
Net income (loss).......................    $   --          (202)         1,713           (338)       $    1,173
                                            ======         =====         ======          =====        ==========
          Pro forma weighted average
            common shares
            outstanding -- Basic........                                                               6,700,000
                                                                                                      ==========
          Pro forma basic net income per
            share.......................                                                              $     0.18
                                                                                                      ==========
          Pro forma weighted average
            common and dilutive
            potential shares............                                                               6,987,267
                                                                                                      ==========
          Pro forma diluted net income
            per share(L)................                                                              $     0.18
                                                                                                      ==========

See accompanying notes to pro forma condensed consolidated financial statements.

                       WINDROSE MEDICAL PROPERTIES TRUST

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                          PRO FORMA ADJUSTMENTS
                                                            OUR        ---------------------------
                                           COMPANY      PREDECESSOR      INITIAL          OTHER         COMPANY
                                          HISTORICAL   HISTORICAL(A)   PROPERTIES      ADJUSTMENTS     PRO FORMA
                                          ----------   -------------   -----------     -----------     ----------
                                                                        (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Revenues:
  Rental................................    $  --             --         $5,054(F)                     $    5,054
  Recoveries from tenants...............       --             --            371(F)                            371
  Development, project management and
     property management income.........       --          4,568                                            4,568
                                            -----          -----         ------          ------        ----------
          Total revenues................                   4,568          5,425              --             9,993
Operating expenses:
  Property operating....................       --             --            378(F)                            378
  Property taxes........................       --             --            223(F)                            223
  Depreciation..........................       --             --          1,177(G)                          1,177
  Interest..............................       --             --            316(F)          380(M)            696
  Cost of service operations............       --          1,783                                            1,783
                                            -----          -----         ------          ------        ----------
          Total operating expenses......                   1,783          2,094             380             4,257
          Operating income..............                   2,785          3,331            (380)            5,736
General and administrative..............       --          2,476                            936(H)          3,412
Other expenses, net.....................       --             40                            (28)(I)            12
                                            -----          -----         ------          ------        ----------
          Income before income taxes and
            minority interest...........       --            269          3,331          (1,288)            2,312
Income taxes............................       --           (321)                           213(K)           (108)
Minority interest.......................       --             --                            (90)(J)           (90)
                                            -----          -----         ------          ------        ----------
Net Income (loss).......................    $  --            (52)         3,331          (1,165)       $    2,114
                                            =====          =====         ======          ======        ==========
          Pro forma weighted average
            common shares
            outstanding -- Basic........                                                                6,700,000
                                                                                                       ==========
          Pro forma basic net income per
            share.......................                                                               $     0.32
                                                                                                       ==========
          Pro forma weighted average
            common and dilutive
            potential shares............                                                                6,987,267
                                                                                                       ==========
          Pro forma diluted net income
            per share(L)................                                                               $     0.32
                                                                                                       ==========

See accompanying notes to pro forma condensed consolidated financial statements.

                       WINDROSE MEDICAL PROPERTIES TRUST

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

1. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The pro forma adjustments to the Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002 are as follows:

(A)  This column represents the historical consolidated balance sheet or consolidated statement of operations, as
     applicable, of Windrose International, LLC's Development and
     Project Management Businesses (Predecessor) as contained in the historical consolidated financial statements and notes thereto included elsewhere in this prospectus. Upon
     completion of the formation transactions, our operating
     partnership will own 100% of the Predecessor and consolidate it in our financial statements.
(B)  Represents the probable acquisitions of Park Medical Center,
     Partell Medical Center, the Sierra Properties, which
     includes the issuance of 20 warrants, which are assumed to have a fair value of $0, the Class B limited liability
     company interests in Brierbrook, which are assumed to have a fair value of $0 based on the preferences of the Class A
     interests and the acquisition price of Brierbrook and a 90%
     interest of the Class A limited liability company interests in Brierbrook (all recorded at purchase price including
     estimated closing costs):
     Park Medical Center.........................................   $  5,752
     Partell Medical Center......................................      7,318
     The Sierra Properties.......................................     39,266
     Brierbrook (under development) Class A interests............     11,295
     Brierbrook Class B interests................................         --
                                                                    --------
     Total operating properties (including land costs of
     $6,363).....................................................   $ 63,631
                                                                    ========
     Cash paid to property owners................................   $ 43,531
     Repayment of mortgage debt (Brierbrook).....................      9,010
     Assumption of interest rate swap at fair value
     (Brierbrook)................................................        300
     Debt assumed (Park Medical Center)..........................      3,901
     Debt assumed (Partell Medical Center).......................      5,010
     Operating Partnership units issued for the Sierra
     Properties..................................................        150
     Operating Partnership units issued for Brierbrook Class A
     interests...................................................      1,534
     Operating Partnership units issued for Brierbrook Class B
     interests...................................................         --
     Minority Interest in Brierbrook.............................        195
                                                                    --------
                                                                    $ 63,631
                                                                    ========

                       WINDROSE MEDICAL PROPERTIES TRUST

(C)  Represents the sale of 6,700,000 common shares in the
     offering:
     Proceeds from the offering..................................   $100,500
     Estimated costs associated with the offering ($488 of which
     are accrued)................................................     (9,330)
                                                                    --------
     Net proceeds................................................   $ 91,170
                                                                    ========
     Par value of common shares to be issued in the offering.....   $     67
     Additional paid-in capital from the net proceeds of the
     offering....................................................     91,103
                                                                    --------
                                                                    $ 91,170
                                                                    ========
(D)  Represents the repayment of notes payable and line of credit with net proceeds from the offering as follows:
     Our predecessor's notes payable.............................        309
     Our predecessor's line of credit............................        498
(E)  Represents the adjustments that allocate the portion of our operating partnership's equity not owned by Windrose Medical
     Properties Trust to minority interest. All operating
     partnership units will be convertible to common shares on a one for one basis. These adjustments are based on the
     following:
     Total shares issued in the offering.........................      6,700
     Operating partnership units issued in connection with the
     formation transactions......................................        175
     Operating partnership units issued in connection with the
     acquisition of Brierbrook Class A interests.................        102
     Operating partnership units issued in connection with the
     Sierra acquisitions.........................................         10
                                                                    --------
     Total shares and units......................................      6,987
                                                                    ========
     Total units convertible into common shares..................        287
                                                                    ========
     Minority interest percentage of the operating partnership...        4.1%
                                                                    ========
     Pro forma equity of the operating partnership (which
     excludes $195 minority interest in Brierbrook which will be
     consolidated by the operating partnership)..................   $ 92,186
     Minority Interest share of operating partnership............      3,780
     Minority Interest in Brierbrook.............................        195
                                                                    --------
     Total Minority Interest.....................................   $  3,975
                                                                    ========

                       WINDROSE MEDICAL PROPERTIES TRUST

2. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     The pro forma adjustments to the Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2002 and the year ended December 31, 2001 are as follows:

                                                                    SIX MONTHS       YEAR ENDED
                                                                  ENDED JUNE 30,    DECEMBER 31,
                                                                       2002             2001
                                                                  ---------------   ------------
(F)  Acquisition of Park Medical Center, Partell Medical Center
     and the Sierra Properties (refer to p. F-22 for detailed
     information by property):
     Rental revenue............................................       $2,604           $5,054
     Recoveries from tenants...................................       $  128           $  371
     Property taxes............................................       $  111           $  223
     Property operating expenses...............................       $  164           $  378
     Interest expense (Park Medical Center only)...............       $  156           $  316
     These adjustments do not reflect any operations related to the acquisition of Brierbrook as it was still under construction as of June 30, 2002. It has three leases scheduled to commence in the second quarter of 2002 that will generate annual base rental revenues of approximately $1,150 in the initial full year of operations.
(G)  Represents the depreciation expense on that portion of the acquisition price allocated to buildings as follows:
     Park Medical Center.......................................       $   65           $  129
     Partell Medical Center....................................           82              165
     The Sierra Properties.....................................       $  441           $  883
                                                                      ------           ------
                                                                      $  588           $1,177
     Depreciation expense has been calculated on the
     straight-line method assuming a useful life of 40 years.
(H)  Represents the increase in general and administrative
     expenses for the incremental costs of operating as a
     public REIT, including ongoing filing fees, printing
     costs, additional board and legal expenses, and certain
     other administrative costs................................       $  234           $  936
(I)  Represents the decrease in interest expense from the
     assumed pay-off of our predecessor's notes payable and
     line of credit............................................          (10)             (28)
(J)  Represents the allocation of net earnings to minority
     interest based on minority interest percentage of 4.1%....       $  (50)          $  (90)
(K)  Represents the adjustments necessary to reflect the income tax benefits related to previously nontaxable operations
     that would have been realized if the initial public
     offering had occurred on January 1, 2001 since these
     operations would have been part of a taxable entity.......          126              213
(L)  Pro forma diluted net income per share is computed by
     dividing the sum of pro forma net income and minority
     interest by pro form weighted average common and dilutive
     potential shares.
(M)  Represents the adjustment necessary to reflect interest expense for the debt assumed from Partell Medical Center
     of $5,000. The debt bears interest at 7.62% and requires
     payments of principal and interest based upon a 30 year
     amortization..............................................          190              380

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Windrose Medical Properties Trust:

     We have audited the accompanying balance sheet of Windrose Medical Properties Trust as of March 13, 2002 (inception). This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Windrose Medical Properties Trust as of March 13, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Indianapolis, Indiana
May 23, 2002

                       WINDROSE MEDICAL PROPERTIES TRUST

                                 BALANCE SHEET

            JUNE 30, 2002 (UNAUDITED) AND MARCH 13, 2002 (INCEPTION)



                                                              JUNE 30, 2002   MARCH 13, 2002
                                                              -------------   --------------
                                                               (UNAUDITED)
Deferred offering costs.....................................    $488,311         $     --
                                                                --------         --------
          Total assets......................................    $488,311         $     --
                                                                ========         ========
Accrued expenses............................................    $488,311         $     --
                                                                --------         --------
          Total liabilities.................................    $488,311         $     --
Shareholder's equity (Note 4):
  Common shares of beneficial interest, $0.01 par value,
     100,000,000 shares authorized; 1,000 shares issued and
     outstanding............................................    $     10               10
  Additional paid-in capital................................       9,990            9,990
                                                                --------         --------
                                                                  10,000           10,000
  Less subscription receivable..............................     (10,000)         (10,000)
Commitments and contingencies
                                                                --------         --------
Total liabilities and shareholder's equity..................    $488,311         $     --
                                                                ========         ========


                    See accompanying notes to balance sheet.

                       WINDROSE MEDICAL PROPERTIES TRUST

                             NOTES TO BALANCE SHEET
                                 MARCH 13, 2002

(1) FORMATION OF THE COMPANY

     Windrose Medical Properties Trust (the "Company") was incorporated in the state of Maryland on March 13, 2002. The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the "Offering") of common shares. The Company intends to be a vertically integrated, self-managed real estate investment trust ("REIT") formed to acquire, selectively develop, and manage specialty medical properties. Upon completion of certain formation transactions and the Offering, the Company will own or control an initial portfolio primarily made up of specialty medical properties.

(2) INCOME TAXES

     It is the intent of the Company to elect the status of and qualify as a REIT under Section 856 through 860 of the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be permitted to deduct distributions paid to its stockholders, eliminating the federal taxation of income represented by such distributions at the Company level. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

(3) OFFERING COSTS


     In connection with the Offering, affiliates have or will incur legal, accounting and related costs which will be reimbursed by the Company upon the consummation of the Offering. These costs will be deducted from the gross proceeds of the Offering.


(4) STOCK INCENTIVE PLAN AND RESTRICTED STOCK GRANT

     Prior to the consummation of the Offering, the Company intends to adopt a stock incentive plan for the purpose of attracting and retaining executive officers, trustees and employees.

(5) SUBSCRIPTION RECEIVABLE

     The subscription receivable is due from Mr. Fred S. Klipsch, Chairman of the Board and Chief Executive Officer of the Company.

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Windrose Medical Properties Trust:

     We have audited the accompanying consolidated balance sheets of Windrose International, LLC's Development and Project Management Businesses as of December 31, 2001 and 2000, and the related consolidated statements of operations and owners' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Windrose International, LLC's Development and Project Management Businesses as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Indianapolis, Indiana
May 22, 2002

                         WINDROSE INTERNATIONAL, LLC'S
                 DEVELOPMENT AND PROJECT MANAGEMENT BUSINESSES

                          CONSOLIDATED BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                                            -----------------------
                                                           JUNE 30, 2002       2001         2000
                                                           --------------   ----------   ----------
                                                            (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents..............................    $   43,218     $  115,290   $  218,652
  Accounts receivable....................................       463,012        847,829      560,132
  Revenue earned in excess of billings...................       406,549        209,017       67,136
  Deferred tax asset.....................................            --             --      119,000
  Prepaid and other assets...............................        97,292         22,458      119,286
                                                             ----------     ----------   ----------
          Total current assets...........................     1,010,071      1,194,594    1,084,206
                                                             ----------     ----------   ----------
Long-term assets:
  Property and equipment, net............................       105,604        121,675      153,521
  Amount due from affiliate..............................       216,500        219,000      200,000
                                                             ----------     ----------   ----------
          Total long-term assets.........................       322,104        340,675      353,521
                                                             ----------     ----------   ----------
          Total assets...................................    $1,332,175     $1,535,269   $1,437,727
                                                             ==========     ==========   ==========

                                  LIABILITIES AND OWNER'S EQUITY
Current liabilities:
  Notes payable to owners................................       308,660        188,660       63,660
  Line of credit.........................................       498,133        498,133      298,234
  Billings in excess of revenue earned...................       252,323        444,423      751,843
  Accounts payable.......................................       446,018        453,289      169,775
  Federal income tax payable.............................       120,000             --           --
  Deferred tax liability.................................       170,000        213,000           --
  Other liabilities......................................       191,160        103,062      129,543
                                                             ----------     ----------   ----------
          Total current liabilities......................     1,986,904      1,900,567    1,413,055
                                                             ----------     ----------   ----------
Long-term liabilities:
  Deferred tax liability.................................        13,000         14,000       19,000
                                                             ----------     ----------   ----------
          Total long-term liabilities....................        13,000         14,000       19,000
                                                             ----------     ----------   ----------
          Total liabilities..............................     1,999,904      1,914,567    1,432,055
Owners' equity (deficit).................................      (667,729)      (379,298)       5,672
                                                             ----------     ----------   ----------
          Total liabilities and owners' equity...........    $1,332,175     $1,535,269   $1,437,727
                                                             ==========     ==========   ==========

          See accompanying notes to consolidated financial statements.

                         WINDROSE INTERNATIONAL, LLC'S
                 DEVELOPMENT AND PROJECT MANAGEMENT BUSINESSES

            CONSOLIDATED STATEMENTS OF OPERATIONS AND OWNERS' EQUITY

                                   FOR THE SIX MONTHS ENDED
                                           JUNE 30,              FOR THE YEARS ENDED DECEMBER 31,
                                   -------------------------   ------------------------------------
                                      2002          2001          2001         2000         1999
                                   -----------   -----------   ----------   ----------   ----------
                                          (UNAUDITED)
Development and project
  management fees................  $2,237,017    $2,224,898    $4,568,284   $4,458,305   $2,978,555
Cost of sales and project
  costs:.........................   1,153,828     1,131,390     1,782,881    1,858,399    2,452,171
                                   ----------    ----------    ----------   ----------   ----------
          Gross profit...........   1,083,189     1,093,508     2,785,403    2,599,906      526,384
General and administrative
  expenses.......................   1,225,337     1,226,403     2,475,510    2,451,795    1,421,880
                                   ----------    ----------    ----------   ----------   ----------
          Income (loss) from
            operations...........    (142,148)     (132,895)      309,893      148,111     (895,496)
                                   ----------    ----------    ----------   ----------   ----------
Other income (expense):
  Interest income................       4,483        10,175        21,890        3,889        3,876
  Interest expense...............     (17,993)      (30,702)      (44,005)     (33,549)     (40,900)
  Depreciation expense...........     (24,407)      (22,212)      (46,082)     (44,354)     (35,144)
  Other income, net..............      54,137        16,303        27,934       13,840        8,438
                                   ----------    ----------    ----------   ----------   ----------
          Total other income
            (expense)............      16,220       (26,436)      (40,263)     (60,174)     (63,730)
                                   ----------    ----------    ----------   ----------   ----------
          Net income (loss)
            before income
            taxes................    (125,928)     (159,331)      269,630       87,937     (959,226)
Income tax (expense) benefit.....     (76,000)        2,000      (321,000)     (41,000)     377,000
                                   ----------    ----------    ----------   ----------   ----------
          Net income (loss)......    (201,928)     (157,331)      (51,370)      46,937     (582,226)
Owners' equity (deficit) at
  beginning of year..............    (379,298)        5,672         5,672      231,758      564,947
Contributions from owners........          --            --            --           --      294,337
Distributions to owners..........     (86,503)      (65,363)     (333,600)    (273,023)     (45,300)
                                   ----------    ----------    ----------   ----------   ----------
Owners' equity (deficit) at end
  of year........................  $ (667,729)   $ (217,022)   $ (379,298)  $    5,672   $  231,758
                                   ==========    ==========    ==========   ==========   ==========
Supplemental pro forma information (Unaudited) Note 12:
Pro forma income tax expense.....  $  (50,000)                 $  108,000
                                   ==========                  ==========

          See accompanying notes to consolidated financial statements.

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          FOR THE SIX MONTHS ENDED
                                                  JUNE 30,            FOR THE YEARS ENDED DECEMBER 31,
                                          -------------------------   ---------------------------------
                                             2002          2001         2001        2000        1999
                                          -----------   -----------   ---------   ---------   ---------
                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).....................   $(201,928)    $(157,331)   $ (51,370)  $  46,937   $(582,226)
  Adjustments to reconcile net income
    (loss) to net cash used in operating
    activities:
    Depreciation........................      24,407        22,212       46,082      44,354      35,144
    Deferred income taxes...............     (44,000)        3,000      327,000      34,000    (377,000)
    Increase (decrease) in cash due to
       changes in:
       Accounts receivable..............     384,817      (284,141)    (287,697)    359,847    (241,304)
       Revenue earned in excess of
         billings.......................    (197,532)      (38,278)    (141,881)    (60,571)     (6,565)
       Prepaid and other costs..........     (74,834)       71,563       96,828      88,914     (44,415)
       Accounts payable.................      (7,271)      257,349      283,514    (134,441)    126,733
       Due from affiliates..............       2,500       (52,817)     (19,000)    (24,125)    545,601
       Federal income tax payable.......     120,000            --           --          --          --
       Other liabilities................      88,098        56,346      (26,481)     52,177      73,562
       Billings in excess of revenue
         earned.........................    (191,490)     (120,019)    (307,420)      5,684     746,159
                                           ---------     ---------    ---------   ---------   ---------
         Net cash provided by (used in)
           operating activities.........     (97,233)     (242,116)     (80,425)    412,776     275,689
                                           ---------     ---------    ---------   ---------   ---------
Cash flows from investing activities:
  Purchases of equipment................      (8,336)      (13,286)     (14,236)    (31,040)    (84,934)
                                           ---------     ---------    ---------   ---------   ---------
         Net cash used by investing
           activities:..................      (8,336)      (13,286)     (14,236)    (31,040)    (84,934)
                                           ---------     ---------    ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from note payable to owner...     120,000            --      125,000          --          --
  Distributions to owners...............     (86,503)      (65,363)    (333,600)   (273,023)    (45,300)
  Payments on note payable to owners....          --            --           --      (1,250)    (37,500)
  Net proceeds (payments) on line of
    credit..............................          --       200,000      199,899      39,893     (36,659)
                                           ---------     ---------    ---------   ---------   ---------
         Net cash provided by (used in)
           financing activities.........      33,497       134,637       (8,701)   (234,380)   (119,459)
                                           ---------     ---------    ---------   ---------   ---------
         Net (decrease) increase in cash
           and cash equivalents.........     (72,072)     (120,765)    (103,362)    147,356      71,296
Cash and cash equivalents at beginning
  of the year...........................     115,290       218,652      218,652      71,296          --
                                           ---------     ---------    ---------   ---------   ---------
Cash and cash equivalents at end of the
  year..................................   $  43,218     $  97,887    $ 115,290   $ 218,652   $  71,296
                                           =========     =========    =========   =========   =========
Supplemental disclosures of cash flow
  information:
  Cash paid during the year:
    Interest............................      17,993        16,210       35,565   $  33,549   $  40,900
    Income taxes........................       9,228            --        9,810          --      35,000
                                           =========     =========    =========   =========   =========
Supplemental Schedule of noncash
  financing activities:
  Conversion of notes payable to owners'
    equity..............................   $      --     $      --    $      --   $      --   $ 294,337

          See accompanying notes to consolidated financial statements.

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                        DECEMBER 31, 2001, 2000 AND 1999

(1) DESCRIPTION AND PURPOSE OF ORGANIZATION

     The accompanying consolidated financial statements include solely the accounts of Windrose International, LLC (formerly Alliance Holdings, LLC), an Indiana limited liability company, related to facility planning, project management, medical equipment planning and implementation services and property acquisition, development, and management services (the "Company"). All of the accounts of Windrose International, LLC unrelated to these activities have been excluded from these consolidated financial statements.

     These financial statements were prepared solely for the purpose of Windrose Medical Properties Trust, a Maryland real estate investment trust, filing a registration statement with the Securities and Exchange Commission to raise capital through an initial public offering of common shares. The consolidated financial statements include the assets, liabilities and operations of the service businesses that are to be contributed to or merged into the REIT as a taxable REIT subsidiary ("TRS"). All of these net assets are wholly-owned by the Company either directly or indirectly through wholly-owned subsidiaries, the largest of which, Hospital Affiliates Development Corporation (HADC) is a C corporation, and Med Properties Management Group (MPMG), which is a limited liability company.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (A) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company (Note 1). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

 (B) CASH AND CASH EQUIVALENTS

     Highly liquid investments with original maturities of three months or less when purchased are classified as cash equivalents.

 (C) PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated economic useful lives.

 (D) REVENUE AND COST RECOGNITION

     Contract revenues are recognized using the percentage of completion method based on the efforts expended, whereby the percentage complete is based on hours incurred in relation to total estimated hours to be incurred. Costs associated with obtaining contracts are expensed as incurred. The Company does not combine contracts for purposes of recognizing revenue and, generally, does not segment contracts.

     Customers are billed based on the terms included in the contracts, which are generally upon delivery of certain products or information, or achievement of certain milestones defined in the contracts. When billed, such amounts are recorded as accounts receivable. Revenue earned in excess of billings represents revenue related to services completed but not billed, and billings in excess of revenue earned represent billings in advance of services performed.

     Contract costs include labor costs and those indirect costs related to contract performance, such as indirect labor and supplies. Losses on contracts are recognized in the period such losses are determined.

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                DECEMBER 31, 2001, 2000 AND 1999 -- (CONTINUED)

Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Leasing commissions are recorded as income at the time the services are provided unless future contingencies exist, in which case the income is recorded when the contingency is resolved.

 (E) ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company reviews each account receivable for collectibility and provides an allowance for doubtful accounts as specific accounts receivable are deemed uncollectible.

 (F) INCOME TAXES

     Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Certain of the assets, liabilities and operations included in the consolidated financial statements are owned by the Company through a wholly-owned subsidiary that is a limited liability company, MPMG. The income or loss of MPMG is recognized by its members for income tax purposes. Accordingly, no provision for income tax has been provided for the operations of MPMG.

 (G) NET INCOME PER SHARE

     Since these consolidated financial statements report the activities of limited liability companies and wholly-owned corporations, net income per share is not relevant and is therefore not included.

 (H) OPERATING CYCLE

     In accordance with industry practice, the Company includes in current assets and liabilities amounts relating to long-term contracts which may have operating cycles extending beyond one year. Other assets and liabilities are classified as current and non-current on the basis of expected realization within or beyond one year.

 (I) USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

 (J) UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 are unaudited. In the opinion of management, such combined financial statements reflect all

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                DECEMBER 31, 2001, 2000 AND 1999 -- (CONTINUED)

adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.

(3) ACCOUNTS RECEIVABLE, REVENUE EARNED IN EXCESS OF BILLINGS AND BILLINGS IN EXCESS OF REVENUES EARNED

     At December 31, 2001, the estimated period to complete contracts in process ranges from one month to twelve months, and the Company expects to collect substantially all related accounts receivable and revenue earned in excess of billings within one year. The following summarizes contracts in process at:

                                                                      DECEMBER 31,
                                                     JUNE 30,    -----------------------
                                                       2002         2001         2000
                                                    ----------   ----------   ----------
Costs incurred on uncompleted contracts...........  $2,069,765   $2,859,126   $1,650,089
Estimated earnings................................   1,253,373    2,763,032    1,368,347
                                                    ----------   ----------   ----------
                                                     3,323,138    5,622,158    3,018,436
Less billings to date.............................   3,169,522    5,857,564    3,703,143
                                                    ----------   ----------   ----------
                                                    $  153,616   $ (235,406)  $ (684,707)
                                                    ==========   ==========   ==========

     Contracts in progress at December 31, 2001 and 2000 and March 31, 2002 are included in the balance sheets under the following captions:

                                                                      DECEMBER 31,
                                                      JUNE 30,    ---------------------
                                                        2002        2001        2000
                                                     ----------   ---------   ---------
Revenue earned in excess of billings...............  $  406,549   $ 209,017   $  67,136
Billings in excess of revenue earned...............    (252,933)   (444,423)   (751,843)
                                                     ----------   ---------   ---------
                                                     $  153,616   $(235,406)  $(684,707)
                                                     ==========   =========   =========

(4) LINE OF CREDIT

     At December 31, 2001 and 2000, there were short-term borrowings of $498,133 and $298,234, respectively, under an available line of credit of $500,000. Interest accrues at a rate of prime plus 1%, (5.75% and 10.5% at December 31, 2001 and 2000 respectively) and is payable monthly. The line of credit is secured by a security interest in all of the borrower's rights, title, and interest in all monies, instruments, savings, checking and other deposit accounts that are in the lenders control. It is further secured by the receivables of the Company. The line of credit matures on October 31, 2002.

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                DECEMBER 31, 2001, 2000 AND 1999 -- (CONTINUED)

(5) PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at:

                                                                        DECEMBER 31,
                                                         JUNE 30,   ---------------------
                                          USEFUL LIVES     2002       2001        2000
                                          ------------   --------   ---------   ---------
Furniture and fixtures..................    7 years      $191,485   $ 190,880   $ 181,653
Computer equipment/hardware.............    5 years       165,147     159,953     154,945
                                                                    ---------   ---------
                                                          356,632     350,833     336,598
Less accumulated depreciation...........                 (251,028)   (229,158)   (183,077)
                                                                    ---------   ---------
     Net property.......................                 $105,604   $ 121,675   $ 153,521
                                                         ========   =========   =========

(6) OPERATING LEASES

     The Company leases office and various equipment under operating leases which expire through 2005. Future minimum lease payments under noncancelable operating leases at December 31, 2001, are as follows:

2002........................................................   $293,744
2003........................................................    281,967
2004........................................................    103,733
2005........................................................     10,770
                                                               --------
                                                               $690,214
                                                               ========

     Total lease rental expense of the Company for the years ended December 31, 2001, 2000, and 1999 amounted to $322,746, $320,789, and $265,229 respectively.

(7) CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company grants unsecured credit for its services to its customers, many of whom are in the planning stages for the financing and construction of a medical facility.

     At December 31, 2001, the Company had multiple contracts with three clients that represented 63% (27%, 18% and 18%, respectively) of the total balance of net accounts receivable and revenue earned in excess of billings. At December 31, 2000, the Company had multiple contracts with one client that represented 23% of the total balance of net accounts receivable and revenue earned in excess of billings.

     The Company maintains at various times cash balances in excess of $100,000 in high credit quality banks which are insured by the Federal Deposit Insurance Corporation up to $100,000.

(8) INCOME TAXES

     As stated in Note 2, income taxes are provided for the tax effects of transactions reported by the Company's wholly-owned C corporation subsidiary, HADC, for the years ended December 31, 2001 and 2000. The temporary differences between recognition of income in the financial statements and tax returns relate to differences in depreciation methods for book and tax purposes and using the accrual method of

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                DECEMBER 31, 2001, 2000 AND 1999 -- (CONTINUED)

accounting for book purposes versus the cash basis of accounting for the federal and state tax return purposes.

     The components of the provision for income taxes are as follows for the years ended December 31, 2001, 2000 and 1999, and the six months ended June 30, 2002 and 2001:

                                        JUNE 30,                  DECEMBER 31,
                                   -------------------   ------------------------------
                                     2002       2001       2001      2000       1999
                                   --------   --------   --------   -------   ---------
Current:
  Federal.......................   $105,000   $ (6,125)  $ (5,250)  $ 6,125   $      --
  State.........................     15,000       (875)      (750)      875          --
                                   --------   --------   --------   -------   ---------
                                    120,000     (7,000)    (6,000)    7,000          --
                                   --------   --------   --------   -------   ---------
Deferred:
  Federal.......................    (38,500)     4,375    286,125    29,750    (329,875)
  State.........................     (5,500)       625     40,875     4,250     (47,125)
                                   --------   --------   --------   -------   ---------
                                    (44,000)     5,000    327,000    34,000    (377,000)
                                   --------   --------   --------   -------   ---------
          Net tax expense
            (credit)............   $ 76,000   $ (2,000)  $321,000   $41,000   $(377,000)
                                   ========   ========   ========   =======   =========

     The net deferred tax liability at December 31, 2001 and 2000, and June 30, 2002 consists of the following components:

                                                                      DECEMBER 31,
                                                      JUNE 30,    --------------------
                                                        2002        2001        2000
                                                      ---------   ---------   --------
Deferred tax asset -- current......................   $      --   $      --   $119,000
Deferred tax liability -- current..................    (170,000)   (213,000)        --
                                                      ---------   ---------   --------
Net deferred tax asset (liability) -- current......   $(170,000)  $(213,000)  $119,000
                                                      =========   =========   ========
Deferred tax asset -- non-current..................   $      --   $      --   $     --
Deferred tax liability -- non-current..............     (13,000)    (14,000)   (19,000)
                                                      ---------   ---------   --------
Net deferred tax liability -- non-current..........   $ (13,000)  $ (14,000)  $(19,000)
                                                      =========   =========   ========

     Differences in income taxes at the statutory rate and the Company's actual provision relate primarily to the Company's wholly-owned limited liability subsidiary, MPMG, which is not subject to tax.

(9) RETIREMENT PLAN

     The Company has a 40l(k) retirement plan. The Plan was started January 1, 1994. All employees were given credit for prior years service to be immediately eligible for semiannual enrollment. New employees must be employed for six consecutive months before becoming eligible for semiannual enrollment. The Company contributes a matching contribution equal to 20% of contributions up to 10% of the employee's salary. The total of these contributions recorded for the year ended December 31, 2001, 2000, and 1999 were $26,927, $20,129, and $8,806 respectively.

                 WINDROSE INTERNATIONAL, LLC'S DEVELOPMENT AND
                         PROJECT MANAGEMENT BUSINESSES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                      (UNAUDITED) AND FOR THE YEARS ENDED
                DECEMBER 31, 2001, 2000 AND 1999 -- (CONTINUED)

(10) NOTES PAYABLE TO OWNERS

     Notes payable to owners of $63,660 at December 31, 2001 and 2000 is evidenced by individual promissory notes with interest accruing at a rate of 9% per annum with interest due quarterly and the principal balance payable on demand.

     An additional note payable to owner issued in 2001 of $125,000, bears interest at the bank's prime rate (4.75% at December 31, 2001) and is payable monthly. The principal balance is due upon demand.

(11) RELATED PARTY TRANSACTIONS

     The Company pays a management fee to an affiliated company in which certain executive officers of the Company have an ownership interest. This management fee of $17,500 a month is to cover fixed overhead costs such as rent, certain executives salaries, and other fixed expenses, as well as direct expense reimbursements as incurred. Total fees amounted to $450,937, $374,204, and $533,783 in 2001, 2000, and 1999 respectively. Amounts included in accounts payable at December 31, 2001 and 2000 due to this affiliate were $276,948 and $30,760 respectively.

     Amounts due from affiliates of $219,000 and $200,000 at December 31, 2001 and 2000, respectively, represents a receivable due from an affiliated company of $200,000 and the accrued interest related to that receivable. Interest accrues at a rate of 9.5% per annum and both principal and interest are payable upon demand.

     The Company performed development and project management services for an affiliated company in 2001, 2000, and 1999 and recognized revenue related to these services of $181,785, $118,283, and $6,170 respectively. Included in accounts receivable at December 31, 2001 and 2000 were amounts due from this affiliate for the services performed of $19,469 and $132,923, respectively.

(12) SUPPLEMENTAL PRO FORMA INFORMATION (UNAUDITED)

     The supplemental pro forma income tax expense presented in the consolidated statements of operations and owners' equity is shown solely to provide additional information which reflects the result of the change in tax status of MPMG that will result following the initial public offering described in Note 1. As described in Note 2, the historical financial statements do not include a provision for income taxes related to MPMG since it is a limited liability company. This pro forma information includes the adjustments necessary to reflect the income tax benefits related to MPMG's operations that would have been realized if the initial public offering had occurred on January 1, 2001 since these operations would have been part of a taxable entity.

                          WINDROSE MEDICAL PROPERTIES

          COMBINING SCHEDULE OF REVENUE IN EXCESS OF CERTAIN EXPENSES
                           OF THE INITIAL PROPERTIES
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                        SIERRA HEALTH   SIERRA HEALTH   SIERRA HEALTH
                                                          SERVICES:       SERVICES:       SERVICES:      SIERRA HEALTH
                       PARK MEDICAL   PARTELL MEDICAL     2300 WEST       2316 WEST        888 S.          SERVICES:
                          CENTER          CENTER         CHARLESTON      CHARLESTON        RANCHO       4475 S. EASTERN   COMBINED
                       ------------   ---------------   -------------   -------------   -------------   ---------------   --------
Revenue:
  Rent...............      $364            $386             $284            $356            $594             $620          $2,604
  Recoveries from
    tenants..........         0              56               16              22              34                0             128
                           ----            ----             ----            ----            ----             ----          ------
                            364             442              300             378             628              620           2,732
                           ----            ----             ----            ----            ----             ----          ------
Certain expenses:
  Property taxes.....        18              21               16              22              34                0             111
  Property
    operating........       114              50                0               0               0                0             164
  Interest expense...       156               0                0               0               0                0             156
                           ----            ----             ----            ----            ----             ----          ------
                            288              71               16              22              34               --             431
                           ----            ----             ----            ----            ----             ----          ------
Revenue in excess of
  certain expenses...        76             371             $284            $356            $594             $620          $2,301
                           ====            ====             ====            ====            ====             ====          ======

          COMBINING SCHEDULE OF REVENUE IN EXCESS OF CERTAIN EXPENSES
                           OF THE INITIAL PROPERTIES
                      FOR THE YEAR ENDED DECEMBER 31, 2001
     (UNAUDITED, EXCEPT FOR PARK MEDICAL CENTER AND PARTELL MEDICAL CENTER)
                                 (IN THOUSANDS)

                                                        SIERRA HEALTH   SIERRA HEALTH   SIERRA HEALTH
                                                          SERVICES:       SERVICES:       SERVICES:      SIERRA HEALTH
                       PARK MEDICAL   PARTELL MEDICAL     2300 WEST       2316 WEST        888 S.          SERVICES:
                          CENTER          CENTER         CHARLESTON      CHARLESTON        RANCHO       4475 S. EASTERN   COMBINED
                       ------------   ---------------   -------------   -------------   -------------   ---------------   --------
Revenue:
  Rent...............      $724            $669             $560            $701           $1,174           $1,226         $5,054
  Recoveries from
    tenants..........        74             151               34              43               69                0            371
                           ----            ----             ----            ----           ------           ------         ------
                            798             820              594             744            1,243            1,226          5,425
                           ----            ----             ----            ----           ------           ------         ------
Certain expenses:
  Property taxes.....        36              41               34              43               69                0            223
  Property
    operating........       186             192                0               0                0                0            378
  Interest expense...       316               0                0               0                0                0            316
                           ----            ----             ----            ----           ------           ------         ------
                            538             233               34              43               69               --            917
                           ----            ----             ----            ----           ------           ------         ------
Revenue in excess of
  certain expenses...      $260            $587             $560            $701           $1,174           $1,226         $4,508
                           ====            ====             ====            ====           ======           ======         ======

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Windrose Medical Properties Trust:

     We have audited the accompanying statement of revenue in excess of certain expenses of Park Medical Center for the year ended December 31, 2001. This statement is the responsibility of Windrose Medical Properties Trust's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue in excess of certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue in excess of certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of Windrose Medical Properties Trust, as described in
Note 1 to the statement of revenue in excess of certain expenses. It is not intended to be a complete presentation of Park Medical Center's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses, as described in
Note 1, of Park Medical Center for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Indianapolis, Indiana
May 22, 2002

                              PARK MEDICAL CENTER

              STATEMENTS OF REVENUE IN EXCESS OF CERTAIN EXPENSES

                                                              FOR THE SIX MONTHS    FOR THE YEAR ENDED
                                                             ENDED JUNE 30, 2002    DECEMBER 31, 2001
                                                             --------------------   ------------------
                                                                 (UNAUDITED)
Revenue:
  Rent (Notes 3 and 4).....................................        $364,239              $723,878
  Recoveries from tenants..................................              --                73,631
                                                                   --------              --------
                                                                    364,239               797,509
                                                                   --------              --------
Certain expenses:
  Property taxes...........................................          17,664                35,571
  Property operating.......................................         114,128               186,412
  Interest expense.........................................         155,905               315,755
                                                                   --------              --------
                                                                    287,697               537,738
                                                                   --------              --------
     Revenue in excess of certain expenses.................        $ 76,542              $259,771
                                                                   ========              ========

 See accompanying notes to statements of revenue in excess of certain expenses.

                              PARK MEDICAL CENTER

          NOTES TO STATEMENTS OF REVENUE IN EXCESS OF CERTAIN EXPENSES
             FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 2001

(1) BASIS OF PRESENTATION

     The accompanying statements of revenue in excess of certain expenses relates to the operations of Park Medical Center (the "Property"), a 34,000 square-foot medical office building located in Charlotte, North Carolina.

     The accompanying statements of revenue in excess of certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and accordingly, is not representative of the actual results of operations of Park Medical Center for the year ended December 31, 2001 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

        - Depreciation and amortization

        - Management fees

        - Other costs not directly related to the proposed future operations of the Property

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) REVENUE RECOGNITION

     Rent revenue is recognized as earned based on the terms of the individual leases. These leases generally provide for annual rent increases based upon a Consumer Price Index (CPI) factor.

  (B) USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statements of revenue in excess of certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (C) UNAUDITED INTERIM STATEMENT

     The statement of revenue in excess of certain expenses for the six months ended June 30, 2002 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3) RENT REVENUE

     Space is leased to tenants under various operating leases with terms ranging from three to ten years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses.

                              PARK MEDICAL CENTER

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 2001 are as follows:

2002........................................................   $  678,000
2003........................................................      548,000
2004........................................................      283,000
2005........................................................      221,000
2006........................................................       31,000
                                                               ----------
                                                               $1,761,000
                                                               ==========

(4) CONCENTRATION OF CREDIT RISK

     At December 31, 2001, one tenant individually accounted for approximately 34% of total revenue.

(5) MORTGAGE LOAN PAYABLE

     The mortgage loan in the amount of $3,931,940 at December 31, 2001 requires monthly payments of principal and interest based on a thirty-year amortization. The mortgage loan bears interest at 7.97% and matures on September 1, 2009. Windrose Medical Properties Trust intends to assume the loan as part of its acquisition of Park Medical Center.

                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Windrose Medical Properties Trust:

     We have audited the accompanying statement of revenue in excess of certain expenses of Partell Medical Center for the year ended December 31, 2001. This statement is the responsibility of Windrose Medical Properties Trust's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue in excess of certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue in excess of certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the registration statement on Form S-11 of Windrose Medical Properties Trust, as described in
Note 1 to the statement of revenue in excess of certain expenses. It is not intended to be a complete presentation of Partell Medical Center's revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue in excess of certain expenses, as described in
Note 1, of Partell Medical Center for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
Indianapolis, Indiana
July 19, 2002

                             PARTELL MEDICAL CENTER

              STATEMENTS OF REVENUE IN EXCESS OF CERTAIN EXPENSES

                                                              FOR THE SIX    FOR THE YEAR
                                                              MONTHS ENDED      ENDED
                                                                JUNE 30,     DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
                                                              (UNAUDITED)
Revenue:
  Rent (note 3).............................................    $385,860       668,656
  Recoveries from tenants...................................      56,032       151,186
                                                                --------       -------
                                                                 441,892       819,842
                                                                --------       -------
Certain expenses:
  Property taxes............................................      20,928        41,349
  Property operating........................................      49,567       191,723
                                                                --------       -------
                                                                  70,495       233,072
                                                                --------       -------
     Revenue in excess of certain expenses..................    $371,397       586,770
                                                                ========       =======

 See accompanying notes to statements of revenue in excess of certain expenses.

                             PARTELL MEDICAL CENTER

          NOTES TO STATEMENTS OF REVENUE IN EXCESS OF CERTAIN EXPENSES
             FOR THE SIX MONTHS ENDED JUNE 30, 2002 (UNAUDITED) AND
                        THE YEAR ENDED DECEMBER 31, 2001

(1) BASIS OF PRESENTATION

     The accompanying statement of revenue in excess of certain expenses relates to the operations of Partell Medical Center (the "Property"), a 32,118 square-foot medical office building located in Las Vegas, Nevada.

     The accompanying statement of revenue in excess of certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and accordingly, is not representative of the actual results of operations of Partell Medical Center for the year ended December 31, 2001 or the three months ended March 31, 2002 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

        -- Depreciation and amortization

        -- Management fees

        -- Interest expense

        -- Other costs and income not directly related to the proposed future operations of the Property

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) REVENUE RECOGNITION

     Rental income from leases with scheduled rental increases during their terms is recognized on a straight-line basis.

  (B) USE OF ESTIMATES

     Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement of revenue in excess of certain expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (C) UNAUDITED INTERIM STATEMENT

     The statement of revenue in excess of certain expenses for the six months ended June 30, 2002 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(3) RENT REVENUE

     Space is leased to tenants under various operating leases with terms ranging from one to five years. The leases generally provide for minimum rent and reimbursement of real estate taxes, common area maintenance and certain other operating expenses.

     A former owner of the Property occupied 13,135 square feet of space and did not pay rent during the period of time it owned the Property from January 1, 2001 through May 11, 2001.

     Upon selling the Property, this former owner signed a lease and began paying rent. Rental revenue for the year ended December 31, 2001 includes $105,080 of rent from this tenant. At December 31, 2001, this tenant individually accounted for approximately 40% of total revenue.

                             PARTELL MEDICAL CENTER

     Future minimum rentals to be received under noncancelable operating leases in effect at December 31, 2001 are as follows:

2002........................................................   $  755,489
2003........................................................      661,476
2004........................................................      570,793
2005........................................................      407,136
2006........................................................      121,403
                                                               ----------
                                                               $2,516,297
                                                               ==========

(4) MORTGAGE LOAN PAYABLE

     A loan in the amount of $5,050,000 was obtained by the current owners of the Property on May 11, 2001. Windrose Medical Properties Trust intends to assume the loan as part of its acquisition of the Property. The loan bears interest at an annual rate of 7.62%, with principal and interest payments of $35,726 due monthly through maturity on June 1, 2011. The principal balance of the loan at December 31, 2001 was $5,030,953.

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

          SUMMARY HISTORICAL FINANCIAL INFORMATION OF LEASE GUARANTOR
               AS OF DECEMBER 31, 2001 AND 2000 AND JUNE 30, 2002

                                 BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                           JUNE 30,     DECEMBER 31,   DECEMBER 31,
                                                            2002(B)       2001(A)        2000(A)
                                                          -----------   ------------   ------------
                                                          (UNAUDITED)
                                              ASSETS
Cash and investments....................................  $              $  376,516     $  364,499
Accounts receivable, net................................                     66,169         98,051
Property and equipment, net of accumulated
  depreciation..........................................                    141,451        171,032
Other assets............................................                    485,826        531,518
                                                          ----------     ----------     ----------

Total assets............................................  $              $1,069,962     $1,165,100
                                                          ==========     ==========     ==========
                                      LIABILITIES AND EQUITY
Medical claims and reserve for loss adjustments.........  $              $  544,628     $  533,817
Long-term debt..........................................                    181,759        224,970
Other liabilities.......................................                    247,056        315,840
                                                          ----------     ----------     ----------
          Total liabilities.............................                    973,443      1,074,627
                                                          ----------     ----------     ----------
          Shareholders' equity..........................                     96,519         90,473
                                                          ----------     ----------     ----------
Total liabilities and shareholders' equity..............  $              $1,069,962     $1,165,100
                                                          ==========     ==========     ==========

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                       FOR THE SIX MONTHS                FOR THE YEAR
                                         ENDED JUNE 30,               ENDED DECEMBER 31,
                                      --------------------   ------------------------------------
                                      2002(B)     2001(B)     2001(A)      2000(A)      1999(A)
                                      --------   ---------   ----------   ----------   ----------
                                          (UNAUDITED)
Operating Revenue...................                         $1,291,501   $1,159,580   $1,039,065
Operating Expenses..................                          1,246,669    1,191,886    1,009,822
                                      --------   --------    ----------   ----------   ----------
  Operating income (loss) from
     continuing operations..........                             44,832      (32,306)      29,243
  Interest expense and other, net...                            (18,563)     (19,362)     (16,511)
                                      --------   --------    ----------   ----------   ----------
     Income (loss) from continuing
       operations before income
       taxes........................                             26,269      (51,668)      12,732
(Provision) benefit for income
  taxes.............................                             (8,803)      12,875       (2,209)
                                      --------   --------    ----------   ----------   ----------
     Net income (loss) from
       continuing operations........                             17,466      (38,793)      10,523
  Loss from discontinued
     operations.....................                            (13,980)    (161,122)     (15,154)
                                      --------   --------    ----------   ----------   ----------
          Net income (loss).........                         $    3,486   $ (199,915)  $   (4,631)
                                      ========   ========    ==========   ==========   ==========

---------------

Note: Sierra Health Services, Inc. is the guarantor of the long-term net lease agreements expected to be assumed in connection with the acquisition of the Sierra Properties. The tenants of the Sierra Properties are all wholly-owned subsidiaries of Sierra Health Services, Inc. The financial information of Sierra Health Services, Inc. has been included because of the significant credit concentration resulting from this acquisition and thus is considered to be more relevant than the financial statements of the properties or of the tenants.

(A) Financial information as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 has been summarized from the audited financial statements of Sierra Health Services, Inc. and subsidiaries as filed with the Securities and Exchange Commission on Form 10-K.

(B) Financial information as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 has been summarized from the unaudited financial statements of Sierra Health Services, Inc. and subsidiaries as filed with the Securities and Exchange Commission on Form 10-Q.

             ------------------------------------------------------
             ------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
Prospectus Summary...........................     1
Risk Factors.................................    11
Cautionary Note Regarding Forward-Looking
  Statements.................................    24
Our Company..................................    25
Use of Proceeds..............................    28
Distribution Policy..........................    28
Capitalization...............................    29
Pro Forma Condensed Consolidated Financial
  Statements.................................    30
Dilution.....................................    32
Selected Consolidated Financial Data.........    33
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.................................    34
The Market for Specialty Medical
  Properties.................................    40
Our Opportunity..............................    42
Properties...................................    45
Management...................................    53
Investment Policies and Policies with Respect
  to Certain Activities......................    62
Certain Relationships and Transactions.......    65
Principal Shareholders.......................    67
Description of Shares of Beneficial
  Interest...................................    68
Certain Provisions of Maryland Law and of Our
  Declaration of Trust and Bylaws............    72
Partnership Agreement........................    77
Federal Income Tax Consequences of Our Status
  as a REIT..................................    80
Other Tax Consequences.......................    94
Underwriting.................................    98
Experts......................................   100
Reports to Shareholders......................   100
Legal Matters................................   101
Where You Can Find More Information..........   101
Index to Financial Statements................   F-1

    UNTIL         , 2002 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                (WINDROSE LOGO)

                                   6,700,000
                                 COMMON SHARES
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                              FERRIS, BAKER WATTS
                                  Incorporated

                         MORGAN KEEGAN & COMPANY, INC.

                           STIFEL, NICOLAUS & COMPANY
                                  Incorporated

                                 SWS SECURITIES
                                          , 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common shares being registered. All amounts are estimates.

                                                               AMOUNT TO
                                                                BE PAID
                                                               ----------
SEC registration fee........................................   $   10,633
Legal fees and expenses.....................................   $  550,000
Accounting fees and expenses................................   $  150,000
New York Stock Exchange listing fee.........................   $  150,000
Financial advisory fee......................................   $1,005,000
Printing expenses...........................................   $  200,000
Miscellaneous...............................................   $  229,367
                                                               ----------
          Total.............................................   $2,295,000
                                                               ==========

ITEM 32.  SALES TO SPECIAL PARTIES

     There are none, except to the extent that shares may be acquired pursuant to the exercise of options.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     Except for (i) the sale of 1,000 common shares to Fred S. Klipsch, our chairman and chief executive officer, at a price of $10 per share in connection with our formation and, (ii) the agreement to issue warrants to acquire 20,000 common shares upon completion of the acquisition of the Sierra properties, there have been no sales of unregistered securities by the registrant in the past three years. The 1,000 common shares issued to Mr. Klipsch will be redeemed at a price of $10 per share upon completion of the offering. These issuances were made in reliance upon the exemption provided by Section 4(2) under the Securities Act of 1933. Each recipient of these securities represented to the Company that it was an accredited investor as defined in Rule 501 under the Securities Act of 1933.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND TRUSTEES

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     Our Declaration of Trust obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of our company. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or
officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our Declaration of Trust and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Our Bylaws require us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the "MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, our Bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification as authorized by our Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

ITEM 35.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

     Not applicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements included in the prospectus.

     (b) Exhibits

  1.1*     Form of Underwriting Agreement
  3.1*     Form of Amended and Restated Declaration of Trust of the
           Registrant
  3.2*     Form of Bylaws of the Registrant
  4.1*     Form of Common Share Certificate
  5.1*     Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1*     Opinion of Hunton & Williams with respect to tax matters
 10.1*     Form of Amended and Restated Agreement of Limited
           Partnership of Windrose Medical Properties, L.P.
 10.2*     Windrose Medical Properties Trust 2002 Stock Incentive Plan
 10.3*     Overhead Sharing Agreement between Windrose Medical
           Properties, L.P. and Klipsch Audio, Inc.
 10.4*     Contract of Acquisition between Windrose Medical Properties
           Trust and Park Medical Associates, LLC, dated May 7, 2002

 10.4.1*   Amended and Restated Contract of Acquisition, dated July 8,
           2002, by and between Windrose Medical Properties, L.P. and
           Park Medical Associates, LLC
 10.5* Form of Purchase and Sale Agreement for Class A limited liability interests in Brierbrook Partners, LLC
 10.5.1* Form of Purchase and Sale Agreement for Class A limited liability interests in Brierbrook Partners, LLC
 10.5.2* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of John R. Adams, M.D.
 10.5.3* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of R. Walker Batts
 10.5.4* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Lynn W. Conrad, M.D.
 10.5.5* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of John Cooke
 10.5.6* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Doug Hanson
 10.5.7* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Richard H. Kisber, M.D.
 10.5.8* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Fred Klipsch
 10.5.9* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of O.B. McCoin
10.5.10* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of H. Michael McSwain, M.D.
10.5.11* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Kimball Morris
10.5.12* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Richard M. Pearson, M.D.
10.5.13* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Dawn M. Petriko, LLC
10.5.14* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of James W. Ramsey
10.5.15* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Gary Ruben
10.5.16* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Michael Simmons
10.5.17* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Kenneth R. Thurmond
10.5.18* Schedule 1 to Schedule 1 to Consent to Transaction, Election and Power of Attorney of Charles Lanham
 10.6*     Contribution Agreement dated May 23, 2002 among Windrose
           International, LLC, Med Properties Management Group, LLC,
           Hospital Affiliates Development Corporation, Med Proper-ties Asset Group LLC, Fred S. Klipsch, O.B. McCoin, Robin
           Barksdale, Charles Lanham, Frederick L. Farrar, Mike
           Klipsch, Steve Klipsch, Windrose Medical Properties, L.P.
           and Windrose Medical Properties Trust
 10.7*     Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC.
 10.7.1*   Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.8*     First Amendment to Purchase and Sale Agreement dated May 23,
           2002 among Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE, LLC.
 10.8.1* First Amendment to Purchase and Sale dated May 23, 2002 among Windrose Medical Properties Trust, CPSIEM, LLC and
           CPSIEE, LLC

 10.9*     Urology Center of the South Ambulatory Surgery Center
           Amended and Restated Lease Agreement dated June 26, 2001 between Brierbrook Partners, LLC and Urology Ambulatory
           Surgery Center, L.L.C.
 10.10*    Urology Center of the South Office Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.11*    Urology Center of the South Clinic Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.12* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2300 W. Charleston)
 10.13* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2316 W. Charleston
           Blvd)
 10.14* Lease Agreement dated December 28, 2000 between CPSIEE, LLC and Southwest Medical Associates (4475 S. Eastern Avenue)
 10.15* Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (8880 S. Rancho
           Drive)
 10.16* Office Lease and Guaranty Agreement dated May 16, 1988 by and between Park 51 Associates and Meclenberg Medical Group,
           P.A., as amended
 10.17*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2300 W. Charleston)
 10.18*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2316 W. Charleston)
 10.19*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEE, LLC (4425 S. Eastern
           Avenue)
 10.20*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC
 10.21*    Promissory Note dated August 2, 1999 from Park Medical
           Associates General Partnership to General Electric Capital
           Corporation
 10.22*    Loan Agreement dated August 2, 1999 between General Electric
           Capital Corporation and Park Medical Associates General
           Partnership
 10.23*    Deed of Trust, Assignment of Leases and Rents, Security
           Agreement and Fixture Filing from Park Medical Associates
           General Partnership to Charles T. Marshall (Trustee) for the benefit of General Electric Capital Corporation
 10.24*    Urology Ambulatory Surgery Center Subordination, Limited
           Guaranty and Indemnification Agreement, dated June 26, 2001, by and among Urology Center of the South, P.C. (UCS), Urology Ambulatory Surgery Center, LLC (UASC), and
           Brierbrook
 10.25*    Form of Urology Ambulatory Surgery Center Subordination,
           Non-Compete, Limited Guaranty and Indemnification
           Agreements, dated June 26, 2001, by and among each of the UCS physicians, UASC, UCS and Brierbrook
 10.26* Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001 by and among Ambulatory Operations,
           Inc., UASC and Brierbrook
 10.27* Urology Ambulatory Surgery Center Subordination Agreement, dated June 26, 2001, by and among LeBonheur Ambulatory
           Services, Inc., UASC and Brierbrook
 10.28* Hazardous Materials Indemnity Agreement dated August 2, 1999 by Park Medical Associates General Partnership and Diane B.
           Ruers for the Benefit of General Electric Capital
           Corporation
 10.29*    Assignment of Leases and Rents dated August 2, 1999 by Park
           Medical Associates General Partnership to General Electric
           Capital Corporation
 10.30*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Fred S. Klipsch
 10.31*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Frederick L. Farrar
 10.32*    Contract of Acquisition By and Between Windrose Medical
           Properties, L.P. and J&M Quail Meadows, L.L.C. dated as of
           July 15, 2002

 10.33*    Subordinated Promissory Note dated September 28, 2001 from
           Windrose International L.L.C. to Fred Klipsch
 10.34*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International, L.L.C. to Klipsch Audio, Inc.
 10.35*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Robin P. Barksdale
 10.36*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Frederick L. Farrar
 10.37*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Fred S. Klipsch
 10.38*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Athena Development
 10.39*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International L.L.C. to Charles Lanham
 10.40*    Promissory Note payable by Alliance Design Group to Hospital
           Affiliates Development Corporation
 10.41*    Commitment Letter, dated July 19, 2002, from the Huntington
           National Bank to Windrose Medical Properties, L.P.
 10.42*    Master Agreement, dated as of October 1, 2001 between
           Brierbrook Partners, LLC and SouthTrust Bank
 10.43*    Confirmation, dated October 10, 2001, from SouthTrust Bank to Brierbrook Partners, LLC
 23.1**    Consent of KPMG LLP
 23.2*     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
 23.3*     Consent of Hunton & Williams (included in Exhibit 8.1)
 24*       Power of Attorney (included on signature page of the
           Registration Statement)
 99.1*     Consent of Bain J. Farris to being named a trustee
 99.2*     Consent of Bruce M. Jacobson to being named a trustee
 99.3*     Consent of Charles E. Lanham to being named a trustee
 99.4*     Consent of David L. Maraman to being named a trustee
 99.5*     Consent of Randall Tobias to being named a trustee
 99.6*     Consent of Norman Zahler to being named a trustee


---------------

*  Previously filed.

** Filed herewith.


ITEM 37.  UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 12, 2002.


                                          WINDROSE MEDICAL PROPERTIES TRUST
                                          (Registrant)

                                          By:    /s/ FREDERICK L. FARRAR
                                            ------------------------------------
                                              Name: Frederick L. Farrar
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on August 12, 2002.


                    SIGNATURE                                              TITLE
                    ---------                                              -----
               /s/ FRED S. KLIPSCH                     Chairman and Chief Executive Officer and Sole
 ------------------------------------------------                         Trustee
                 Fred S. Klipsch                               (Principal Executive Officer)


                 /s/ DOUG HANSON                                     Vice President and
 ------------------------------------------------                 Chief Financial Officer
                   Doug Hanson                          (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
  1.1*     Form of Underwriting Agreement
  3.1*     Form of Amended and Restated Declaration of Trust of the
           Registrant
  3.2*     Form of Bylaws of the Registrant
  4.1*     Form of Common Share Certificate
  5.1*     Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  8.1*     Opinion of Hunton & Williams with respect to tax matters
 10.1*     Form of Amended and Restated Agreement of Limited
           Partnership of Windrose Medical Properties, L.P.
 10.2*     Windrose Medical Properties Trust 2002 Stock Incentive Plan
 10.3*     Overhead Sharing Agreement between Windrose Medical
           Properties, L.P. and Klipsch Audio, Inc.
 10.4*     Contract of Acquisition between Windrose Medical Properties
           Trust and Park Medical Associates, LLC, dated May 7, 2002
 10.4.1*   Amended and Restated Contract of Acquisition, dated July 8,
           2002, by and between Windrose Medical Properties, L.P. and
           Park Medical Associates, LLC
 10.5*     Form of Purchase and Sale Agreement for Class A limited
           liability interests in Brierbrook Partners, LLC
 10.5.1*   Form of Purchase and Sale Agreement for Class A limited
           liability interests in Brierbrook Partners, LLC
 10.5.2*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of John R. Adams, M.D.
 10.5.3*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of R. Walker Batts
 10.5.4*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Lynn W. Conrad, M.D.
 10.5.5*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of John Cooke
 10.5.6*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Doug Hanson
 10.5.7*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Richard H. Kisber, M.D.
 10.5.8*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Fred Klipsch
 10.5.9*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of O.B. McCoin
10.5.10*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of H. Michael McSwain, M.D.
10.5.11*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Kimball Morris
10.5.12*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Richard M. Pearson, M.D.
10.5.13*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Dawn M. Petriko, LLC
10.5.14*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of James W. Ramsey

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
10.5.15*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Gary Ruben
10.5.16*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Michael Simmons
10.5.17*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Kenneth R. Thurmond
10.5.18*   Schedule 1 to Schedule 1 to Consent to Transaction, Election
           and Power of Attorney of Charles Lanham
 10.6*     Contribution Agreement dated May 23, 2002 among Windrose
           International, LLC, Med Properties Management Group, LLC,
           Hospital Affiliates Development Corporation, Med Proper-
           ties Asset Group LLC, Fred S. Klipsch, O.B. McCoin, Robin
           Barksdale, Charles Lanham, Frederick L. Farrar, Mike
           Klipsch, Steve Klipsch, Windrose Medical Properties, L.P.
           and Windrose Medical Properties Trust
 10.7*     Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.7.1*   Purchase and Sale Agreement dated May 10, 2002 among
           Windrose Medical Properties Trust, CPSIEM, LLC and CPSIEE,
           LLC
 10.8*     First Amendment to Purchase and Sale Agreement dated May 23,
           2002 among Windrose Medical Properties Trust, CPSIEM, LLC
           and CPSIEE, LLC
 10.8.1*   First Amendment to Purchase and Sale dated May 23, 2002
           among Windrose Medical Properties Trust, CPSIEM, LLC and
           CPSIEE, LLC
 10.9*     Urology Center of the South Ambulatory Surgery Center
           Amended and Restated Lease Agreement dated June 26, 2001
           between Brierbrook Partners, LLC and Urology Ambulatory
           Surgery Center, L.L.C.
 10.10*    Urology Center of the South Office Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.11*    Urology Center of the South Clinic Lease Agreement dated
           June 26, 2001 between Brierbrook Partners, LLC and Urology
           Center of the South, P.C.
 10.12*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2300 W. Charleston)
 10.13*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (2316 W. Charleston
           Blvd)
 10.14*    Lease Agreement dated December 28, 2000 between CPSIEE, LLC and Southwest Medical Associates (4475 S. Eastern Avenue)
 10.15*    Lease Agreement dated December 28, 2000 between CPSIEM, LLC and Southwest Medical Associates, Inc. (8880 S. Rancho
           Drive)
 10.16*    Office Lease and Guaranty Agreement dated May 16, 1988 by
           and between Park 51 Associates and Meclenberg Medical Group,
           P.A., as amended
 10.17*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2300 W. Charleston)
 10.18*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC (2316 W. Charleston)
 10.19*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEE, LLC (4425 S. Eastern
           Avenue)
 10.20*    Lease Guaranty dated December 28, 2000 by Sierra Health
           Services, Inc. in favor of CPSIEM, LLC
 10.21*    Promissory Note dated August 2, 1999 from Park Medical
           Associates General Partnership to General Electric Capital
           Corporation

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
 10.22*    Loan Agreement dated August 2, 1999 between General Electric
           Capital Corporation and Park Medical Associates General
           Partnership
 10.23*    Deed of Trust, Assignment of Leases and Rents, Security
           Agreement and Fixture Filing from Park Medical Associates
           General Partnership to Charles T. Marshall (Trustee) for the
           benefit of General Electric Capital Corporation
 10.24*    Urology Ambulatory Surgery Center Subordination, Limited
           Guaranty and Indemnification Agreement, dated June 26, 2001, by and among Urology Center of the South, P.C. (UCS),
           Urology Ambulatory Surgery Center, LLC (UASC), and
           Brierbrook
 10.25*    Form of Urology Ambulatory Surgery Center Subordination,
           Non-Compete, Limited Guaranty and Indemnification
           Agreements, dated June 26, 2001, by and among each of the
           UCS physicians, UASC, UCS and Brierbrook
 10.26*    Urology Ambulatory Surgery Center Subordination Agreement,
           dated June 26, 2001 by and among Ambulatory Operations,
           Inc., UASC and Brierbrook
 10.27*    Urology Ambulatory Surgery Center Subordination Agreement,
           dated June 26, 2001, by and among LeBonheur Ambulatory
           Services, Inc., UASC and Brierbrook
 10.28*    Hazardous Materials Indemnity Agreement dated August 2, 1999 by Park Medical Associates General Partnership and Diane B.
           Ruers for the Benefit of General Electric Capital
           Corporation
 10.29*    Assignment of Leases and Rents dated August 2, 1999 by Park
           Medical Associates General Partnership to General Electric
           Capital Corporation
 10.30*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Fred S. Klipsch
 10.31*    Form of Change in Control Severance Agreement between
           Windrose Medical Properties, L.P. and Frederick L. Farrar
 10.32*    Contract of Acquisition by and between Windrose Medical
           Properties, L.P. and J&M Quail Meadows, L.L.C. dated as of
           July 15, 2002
 10.33*    Subordinated Promissory Note dated September 28, 2001 from
           Windrose International L.L.C. to Fred Klipsch
 10.34*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International, L.L.C. to Klipsch Audio, Inc.
 10.35*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Robin P. Barksdale
 10.36*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Frederick L. Farrar
 10.37*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Fred S. Klipsch
 10.38*    Promissory Note dated May 1, 1999 from Hospital Affiliates
           Development Corporation to Athena Development
 10.39*    Subordinated Promissory Note dated May 11, 2002 from
           Windrose International L.L.C. to Charles Lanham
 10.40*    Promissory Note payable by Alliance Design Group to Hospital
           Affiliates Development Corporation
 10.41*    Commitment Letter, dated July 18, 2002, from the Huntington
           National Bank to Windrose Medical Properties, L.P.
 10.42*    Master Agreement dated as of October 1, 2001 between
           Brierbrook Partners, LLC and SouthTrust Bank.
 10.43*    Confirmation, dated October 10, 2001, from SouthTrust Bank to Brierbrook Partners, LLC
 23.1**    Consent of KPMG LLP
 23.2*     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
 23.3*     Consent of Hunton & Williams (included in Exhibit 8.1)

EXHIBIT
 NUMBER    EXHIBIT TITLE
-------    -------------
 24*       Power of Attorney (included on signature page of the
           Registration Statement)
 99.1*     Consent of Bain J. Farris to being named a trustee
 99.2*     Consent of Bruce M. Jacobson to being named a trustee
 99.3*     Consent of Charles E. Lanham to being named a trustee
 99.4*     Consent of David L. Maraman to being named a trustee
 99.5*     Consent of Randall Tobias to being named a trustee
 99.6*     Consent of Norman Zahler to being named a trustee

---------------

 *  Previously filed.


**  Filed herewith.